Rule 424(b)(3)
                                                 Registration Number 333-63239


AMENDED PROSPECTUS
------------------

                        FIRST COMMUNITY BANCSHARES, INC.
                                     [LOGO]
                                   $1,000,000
                              7% CONVERTIBLE NOTES

         First Community Bancshares, Inc. is selling up to $1,000,000 in notes. The Notes will bear interest at the rate of 7% per annum. The interest payments will be made on the last day of March, June, September and December of each year. No payments of principal are required until the maturity date of December 31, 2008. However, we may, at our election, prepay the Notes at any time after December 30, 2003 without any premium or penalty.

         The Notes may only be purchased in denominations of $10,000. You may convert the Notes into our common stock at the rate of $12.10 per share at any time before we pay off the Notes.

         Neither the Notes nor the common stock into which the Notes may be converted are listed or traded on any national securities exchange or the Nasdaq Stock Market. It is unlikely any active trading market for the Notes will develop.


         SEE "RISK FACTORS" ON PAGE 7 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES.

                                   ----------

     THE NOTES ARE NOT SAVINGS ACCOUNTS, TIME DEPOSITS OR OTHER OBLIGATIONS
         OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                 CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THESE NOTES OR PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                                                PER
                                                NOTE               TOTAL
                                              -------           ----------
Public offering price                         $10,000           $1,000,000
Underwriting discount or commission                 0                    0
Proceeds before expenses, to us               $10,000           $1,000,000


         The Notes will be sold on a best efforts basis by certain officers and full-time employees of the Company who will not be separately compensated for such sales. There is no requirement that any minimum number or amount of Notes be sold.

                              --------------------

            The Date of this Amended Prospectus is December 4, 1998.

                             ---------------------

                               -----------------
                               TABLE OF CONTENTS
                               -----------------

                             ---------------------

                                                                            PAGE
                                                                            ----

Prospectus Summary.......................................................     3
Summary Consolidated Financial Data......................................     5
Simultaneous Offering....................................................     6
Risk Factors.............................................................     7
Use of Proceeds..........................................................    10
Market for Common Stock and Related Shareholder Matters..................    10
Capitalization...........................................................    11
Management's Discussion and Analysis of Financial Condition and
  Results of Operations..................................................    12
Business.................................................................    23
Management...............................................................    34
Security Ownership of Certain Beneficial Owners and Management...........    37
Certain Transactions.....................................................    38
Plan of Distribution.....................................................    38
Description of Securities................................................    38
Legal Matters............................................................    40
Experts..................................................................    40
Index to Financial Statements............................................    41

                             ---------------------

                               PROSPECTUS SUMMARY

         The following summary highlights the more detailed information appearing in this prospectus. Prospective investors should carefully consider the information set forth under the heading "Risk Factors." In this prospectus, "Company," "we," "us" and "our" refer to First Community Bancshares, Inc. and its consolidated subsidiaries, First Community Bank and Trust and First Community Real Estate Management, Inc. "First Community" or "Bank" refer to First Community Bank and Trust.

                                  THE COMPANY

         We are primarily a one bank holding company. Through our subsidiary, First Community we operate 8 offices in three central and southern Indiana counties. We are also the sole shareholder of First Community Real Estate Management, Inc. ("FCREM"), which owns and leases two branch offices to First Community. Our principal executive offices are located at 210 East Harriman, Bargersville, Indiana 46106 and our telephone number is (317) 442-5171.

         We operate in predominantly rural and suburban markets and embraces a community banking philosophy that emphasizes personal service and convenience, community involvement, local decision making authority, quick responses to loan requests, and customized services.

         We endeavor to provide our branch managers, lending officers, tellers, and deposit service personnel with the authority to act promptly in servicing our customers within the scope of Company policies. We enhance this highly responsive service attitude with an efficient corporate support staff as well as investing in technology.

         We believe our operating philosophy has contributed to our success along with operating efficiencies, sound internal controls, and high credit underwriting standards.


                                  THE OFFERING

Issue..............................   $1,000,000 of 7% Convertible Notes Due
                                      December 31, 2008 (the "Notes").

Payment of interest................   On the last day of March, June, September
                                      and December of each year, commencing
                                      December 31, 1998.

Interest rate......................   7% per annum.

Denominations .....................   The Notes will be issued in denominations
                                      of $10,000 and even multiples thereof.

Redemption at the Company's option.   Redeemable at any time on or after
                                      December 31, 2003 at our option or in the event of certain transactions, at par.

Sinking fund.......................   No sinking fund payments.

Ranking............................   The Notes are general obligations of the
                                      Company and are not secured by any of our specific assets. As of September 30, 1998, we had approximately $3,633,000 of secured indebtedness. We may incur additional secured or unsecured debt in an unlimited amount. See "Description of Securities -
                                      Notes."

Use of proceeds....................   To provide capital to FCREM to acquire and
                                      lease branch facilities to First Community and to provide additional capital to First
                                      Community to support asset growth.  See
                                      "Use of Proceeds."

No trust indenture.................   The Notes will not be issued pursuant to
                                      an indenture of trust.  You will be
                                      responsible for monitoring and enforcing the terms of the Notes. See "Description of Securities - Notes."

Convertibility.....................   At the option of the holder the Notes may
                                      be converted in to our common stock at any time prior to redemption or maturity at a conversion rate of $12.10 per share, subject to adjustment.

Risk Factors.......................   An investment in the Notes involves a
                                      significant degree of risk. The Notes are unsecured general obligations of the
                                      Company, may effectively be deemed
                                      subordinated to secured indebtedness to
                                      the extent of the value of the collateral pledged to secure such indebtedness, and do not contain provisions for any required principal payments before maturity. See
                                      "Risk Factors" for a discussion of factors that should be considered in connection with an investment in the Notes.

                       SUMMARY CONSOLIDATED FINANCIAL DATA


         The Consolidated Financial Data below summarizes our historical consolidated financial information for the periods indicated and should be read in conjunction with our financial statements and other information included elsewhere in this prospectus and in our annual report on Form 10-K for the year ended December 31, 1997. The Unaudited Consolidated Financial Data below for the interim periods indicated has been derived from our quarterly report on Form 10-Q for the nine-month period ended September 30, 1998, and should be read in conjunction with the Unaudited Financial Statements and other information for such interim periods included elsewhere in this prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Index to Consolidated Financial Statements." All adjustments considered necessary for a fair presentation have, in the opinion of management, been included in the unaudited interim data. Interim results for the nine months ended September 30, 1998, are not necessarily indicative of results that may be expected for future periods including the year ending December 31, 1998.

                                   NINE MONTHS ENDED                         YEARS ENDED
                                     SEPTEMBER 30,                           DECEMBER 31,
                                   -----------------     -----------------------------------------------
                                    1998       1997       1997       1996       1995      1994       1993
                                    ----       ----       ----       ----       ----      ----       ----
                                        (DOLLARS IN 000'S EXCEPT SELECTED RATIOS AND PER SHARE DATA)
Selected Results of Operations:
     Interest income............  $6,247     $5,397     $7,361     $6,158     $5,074     $3,255     $2,583
     Interest expense...........   3,367      2,780      3,807      3,166      2,953      1,699      1,308
                                   -----      -----      -----      -----      -----      -----      -----
     Net interest income........   2,880      2,617      3,554      2,992      2,121      1,556      1,275
     Provision for loan losses..     204        180        255        219        208        418         92
                                   -----      -----      -----      -----      -----      -----      -----
     Net interest income after..
       provision for loan losses   2,676      2,437      3,299      2,773      1,913      1,138      1,183
     Non-interest income........     282        228        305        249        237        127         96
     Non-interest expense.......   2,126      1,871      2,490      2,565      1,863      1,723      1,085
                                   -----      -----      -----      -----      -----      -----      -----
     Income (loss) before income
        tax expense.............     832        794      1,114        457        287       (458)       194
     Income tax expense (benefit)    264        266        376        116         11       (281)        30
                                   -----      -----      -----      -----      -----      -----      -----
     Net income (loss)..........    $568       $528       $738       $341       $276      $(177)      $164
                                   =====      =====      =====      =====      =====      =====      =====

Selected Ratios and Per Share Data*:
     Basic earnings per share...   $0.57      $0.53      $0.75      $0.35      $0.29     $(0.26)     $0.25
     Diluted earnings per share.   $0.57      $0.53      $0.74      $0.34      $0.28     $(0.26)     $0.24
     Dividends per share........              $0.10      $0.10
     Return on average assets...     .74%       .82%       .85%       .46%       .44%      (.38%)      .46%
     Return on average equity...    9.61       9.95      10.02       5.04       4.54      (4.48)      4.35
     Average equity to average..
        assets..................    7.68       8.29       8.45       9.14       9.64       8.57      10.53
     Dividend payout ratio......              18.87      13.33

                               SEPTEMBER 30,                                 DECEMBER 31,
                               -------------             ------------------------------------------------
                                   1998                  1997       1996       1995       1994       1993
                                   ----                  ----       ----       ----       ----       ----
                                                              (DOLLARS IN 000'S)
Selected Balance Sheet Data:.
     Assets.................... $105,864               $98,740    $80,079    $71,393    $57,857    $43,617
     Loans.....................   88,206                80,001     65,108     54,636     39,508     27,041
     Allowance for loan losses       983                   848        644        518        362        161
     Deposits..................   93,496                87,695     70,552     59,163     46,184     36,616
     Federal Home Loan Bank
        advances...............    2,834                 2,930      2,379      4,603      5,314      2,507
     Other borrowings                799                                         908                   450
     Total shareholders' equity    8,238                 7,550      6,886      6,442      6,145      3,818



* Per share data has been restated to reflect the 1994 stock dividend, the 1995 stock split and the stock dividend declared in 1997.

                          RIGHTS AND WARRANT OFFERING

         On October 30, 1998, we issued to our shareholders the right to purchase up to 131,000 shares of our common stock (the "Rights") and warrants to purchase up to 131,000 shares of our common stock (the "Warrants"), in each case with an exercise price of $11.00 per share. The Rights will expire at 5:00 p.m. on January 29, 1999. Proceeds from the exercise of the Rights, if any, will be used for additional capital for our Bank and for general corporate purposes. The Warrants will be exercisable for a 90 day period commencing on September 15, 1999 and ending at 5:00 p.m. on December 13, 1999.

                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

         If any of the following risks actually occur, our business, financial condition or results of operations could be materially affected. This could include an impairment of our ability to repay the Notes and you could lose all or part of your investment.

         This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.


NOTES ARE NOT INSURED

         The Notes are not deposits or other obligations of a bank nor are they insured by the Federal Deposit Insurance Corporation (the "FDIC") or by any other governmental agency. You must look solely to the Company for the payment of interest and repayment of the Notes.

NO TRUST INDENTURE

         The Notes are not being issued pursuant to a trust indenture and consequently each holder will be responsible for individually giving and receiving notices pursuant to the Notes and taking action if an Event of Default occurs. You will not have the same protections you would have if the Notes were being issued pursuant to a trust indenture qualified under the Trust Indenture Act. See "Description of Securities - Notes."

STATUS OF THE COMPANY AS A BANK HOLDING COMPANY

         The Company is a legal entity separate and distinct from our bank subsidiary. However, our principal source of revenue is derived from our Bank. Our ability to pay interest on and principal of the Notes will be dependent upon the ability of our Bank to pay dividends to us and our ability to realize a return on our investments in amounts sufficient to service our debt obligations. Payment of dividends by the Bank is restricted by various legal and regulatory limitations. See "Market for Common Stock and Related Shareholder Matters" and "Description of Securities - Common Stock."

         Our right to participate in the assets of any subsidiary upon the latter's liquidation, reorganization, or otherwise (and thus the ability of the holders of the Notes to benefit indirectly from any such distribution) will be subject to the claims of the subsidiary's creditors, which will have priority except to the extent that the Company may itself be a creditor with a recognized claim.

         The Bank is subject to restrictions under federal law that limit the transfer of funds by it to us whether in the form of loans, extensions of credit, investments, asset purchases, or otherwise. Such transfers by the Bank to us or any non-bank subsidiary of the Company is limited in amount to ten percent (10%) of the Bank's capital and surplus and with respect to the aggregate transfers to the Company and our non-bank subsidiary, to an aggregate of twenty percent (20%) of the Bank's capital and surplus. Furthermore, any such loans and extensions of credit are required to be secured in specified amounts. Federal law also prohibits the Bank from purchasing "low quality" assets from affiliates.

ADEQUACY OF ALLOWANCE FOR LOAN LOSSES

         Our risk of loan losses varies with, among other things, general economic conditions, the type of loan being made, the credit worthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the value of the collateral for the loan. We maintain an allowance for loan losses based upon, among other things, historical experience, an evaluation of economic conditions, and regular review of delinquencies and loan portfolio quality. Based upon such factors, we make various assumptions and judgments about the ultimate collectability of the loan portfolio. We then provide an allowance for loan losses based upon a percentage of the aggregate balance of outstanding loans and specific loans for which ultimate collectability is considered questionable. If our assumptions and judgment prove to be incorrect and the allowance for loan losses is inadequate to absorb future credit losses, or if the bank regulatory authorities require First Community to increase the allowance for loan losses, First Community's earnings (and consequently our earnings) may be significantly and adversely affected. Because certain lending activities involve greater risk, the percentage applied to specific loan types may vary.

         First Community actively manages its non-performing loans in an effort to minimize credit losses and monitors its asset quality in an attempt to maintain an adequate allowance for loan losses. Although we believe that our allowance for loan losses is adequate, there can be no assurances that the allowance will prove sufficient to cover future credit losses. Further, although management uses the best information available to make determinations with respect to the allowance for losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used or if adverse developments arise with respect to First Community's non-performing or performing loans. Material additions to First Community's allowance for loan losses would result in a decrease in First Community's net income, possibly its capital, and could result in the inability to pay dividends to us among other adverse consequences. See "Business - Nonperforming Assets and Allowance for Loan Losses" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

EFFECT OF INTEREST RATE FLUCTUATIONS AND ECONOMIC CONDITIONS

         Our consolidated results of operations depend to a large extent on the level of our net interest income. This is the difference between interest income from interest earning assets (such as loans and investments) and interest expense on interest bearing liabilities (such as deposits and borrowings). If interest rate fluctuations cause our cost of deposits and borrowings to increase faster than the yield on our interest earning assets, then net interest income will be reduced. We measure our interest rate risk monthly using static gap analysis. The difference between our interest rate sensitive assets and our interest rate sensitive liabilities at a point in time is our gap position. A negative gap indicates that the cumulative interest rate sensitive liabilities exceed cumulative interest rate sensitive assets for that period. A positive gap indicates that cumulative interest rate sensitive assets exceed interest rate sensitive liabilities for that period.

         We cannot predict or control fluctuations in interest rates. We endeavor to structure our asset and liability strategies to mitigate the impact of changes in market interest rates on net interest income. However, there can be no assurances that we will be able to manage interest rate risk so as to avoid significant adverse effects in net interest income. At September 30,1998, we had a one-year cumulative interest-rate gap of a negative 24.05 percent. At December 31, 1997, we had a one-year cumulative interest-rate gap of 24.26 percent. This negative interest-rate gap may have a negative impact on earnings in a rising interest rate environment. While we use various monitors of interest rate risk, we are unable to predict future fluctuations in interest rates or the specific impact thereof. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

OUR COMPETITION

         We operate in a highly competitive environment. We compete with other banks and thrift holding companies, commercial banks, credit unions, savings institutions, finance companies, mortgage companies, mutual funds, and other financial institutions. Many of these companies have substantially greater financial resources and name recognition than we have. Some competitors offer products and services that are not offered by us. Some competitors are not subject to the same extensive laws and regulations as we are. Federal and state legislation and regulations also affect our competitiveness in the financial services business. It is impossible to predict the competitive impact on us of certain federal and state legislation and/or regulations relating to the banking industry and interstate banking.

ECONOMIC CONDITIONS AND MONETARY POLICY

         Our operating results depend to a great extent upon the rate differentials that result from the difference from the income we receive from our loans, securities, and other interest earning assets and the interest expense we pay on our deposits and other interest bearing liabilities. These rate differentials are highly sensitive to many factors beyond our control. These factors include general economic conditions and the policies of various governmental and regulatory authorities, in particular the Federal Reserve.

         Like other depository institutions, we are affected by the monetary policies implemented by the Federal Reserve. The primary instrument of monetary policy employed by the Federal Reserve is the restriction of the expansion of the money supply through open market operations, including the purchase and sale of government securities and the adjustment of reserve requirements. These actions may at times result in significant fluctuations in interest rates, which could have adverse effects on our operations. This could adversely affect our ability to make loans and attract deposits, as well as public demand for loans.

LOCAL ECONOMIC CONDITIONS

         Our success is affected by the general economic conditions in the geographical markets that we serve. We expect that economic conditions will continue to be favorable in these markets. However, favorable economic conditions may not continue to prevail. Adverse changes in economic conditions in the geographic markets that we serve could result in lower lending activity, impair our ability to collect existing loans, or otherwise impair our operating results and financial condition.

RISKS OF GROWTH

         We have experienced steady growth over the past five years in assets, loans and deposits. This growth places a strain on our management to recruit, train and retain employees, maintain prescribed loan underwriting practices and generate or obtain adequate capital. We plan to open one additional office during the first quarter of 1999 and another one during the first half of 1999. Our inability to effectively manage such growth could have a negative impact upon our financial results and condition.

GOVERNMENT REGULATION

         We are subject to extensive state and federal governmental supervision, regulation, and control. Future legislation and government policy could adversely affect the banking industry and our operations. See "Business Regulation and Supervision of the Company" and "- Regulation and Supervision of First Community."

MARKET FOR NOTES

         The notes will not be listed or quoted on any stock exchange or the NASDAQ Stock Market. It is unlikely that a public market for the notes will develop. There can be no assurance as to whether or how quickly a note may be resold or the price for which you may resell a note.

LIMITED MARKET FOR SHARES

         The shares of common stock issuable upon conversion of the notes are not listed for trading on any stock exchange or the NASDAQ Stock Market. There is only a limited market for the common stock. There can be no assurance that any significant market will develop in the future. There is one market maker for our shares and you may experience difficulty in reselling significant numbers of shares if you need to liquidate your holdings.

YEAR 2000 COMPLIANCE

        The Company's lending and deposit activities, like those of most financial institutions, depend significantly upon computer systems. The Company is addressing the potential problems associated with the possibility that the computers which control its systems, facilities and infrastructure may not be programmed to read four-digit date codes. This could cause some computer applications to be unable to recognize the change from the year 1999 to the year 2000, which could cause computer systems to generate erroneous data or to fail.

        In addition to possible expenses related to the Company's own systems and those of its service providers, the Company could be affected by the Year 2000 problems affecting any of its depositors or borrowers. Such problems could include delayed loan payments due to Year 2000 problems affecting the borrower.

        At this time, it is estimated that costs associated with Year 2000 issues will be approximately $25,000 to $60,000 from 1998 through 1999. Although management believes it is taking the necessary steps to address the Year 2000 compliance issue, no assurances can be given that some problems will not occur or that the Company will not incur significant additional expenses in the future periods. In the event that the Company is ultimately required to purchase replacement computer systems, program and equipment, or to incur substantial expenses to make its current systems, programs and equipment Year 2000 compliant, its financial position and results of operation could be adversely impacted.

                                USE OF PROCEEDS

         The Company intends to use the proceeds of the Offering as follows, assuming the sale of all of the Notes, and in the following order if less than all of the Notes are sold (the Offering is not conditioned upon the sale of any minimum amount of Notes and no proceeds will be held in escrow):

         Gross Proceeds                                     $1,000,000
         Offering Expenses                                      36,750
                                                            ----------
         Net Proceeds                                       $  963,250
                                                            ==========

         Use of Net Proceeds:
         Acquisition of Branch Locations by FCREM           $  100,000
         Capital for First Community                           863,250
                                                            ----------
                                                            $  963,250
                                                            ===========

         Pending such uses, the Company may invest the net proceeds temporarily in short and medium term securities eligible for investment by financial institutions.


            MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

         The following table sets forth the high and low bid prices for the Company's Common Stock for the periods indicated, based upon information obtained by management of the Company from the only broker known by the Company to make a market in the Company's Common Stock, and on other price information made available to management of the Company. Management of the Company has not verified the accuracy of the following information. There is no established public trading market for the Company's Common Stock. The common stock is traded on a limited basis and many trades have involved privately negotiated transactions. As a result, the Company is not always aware of the price at which trades occur. The referenced prices may not reflect an actual trading range and may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                                 BID PRICE PER SHARE

                                     1998                 1997                 1996
                              -------------------  -------------------  --------------------
         QUARTER               HIGH       LOW       HIGH       LOW       HIGH       LOW
         -------               ----       ---       ----       ---       ----       ---
         First Quarter         $10.50     $10.00    $11.43     $10.48    $10.48      $9.52

         Second Quarter        $11.00     $10.50    $11.43     $10.48    $10.48      $9.52

         Third Quarter         $11.00     $10.50    $11.43     $10.48    $11.43      $9.52

         Fourth Quarter*       $11.00     $10.50    $11.43     $10.48    $11.43     $10.48

* Through November 13, 1998.

         The Company paid its first cash dividend of $.10 per share on March 15, 1997 to shareholders of record on January 1, 1997. On November 19, 1997, the Board of Directors declared a 5% stock dividend payable on February 1, 1998. Any future dividend payments by the Company will be dependent upon dividends paid by First Community and subject to regulatory limitations. The price per share in the above table has been restated to reflect the 1997 stock dividend.

         The ability of the Company to pay dividends to shareholders is dependent on dividends received from First Community. Without prior approval, current regulations allow First Community to pay dividends to the Company up to the amount of net profits (as defined) for the current year plus retained net profits for the previous two years. First Community is also restricted by the office of Thrift Supervision for the amount of the liquidation account established at the time of its stock conversion First Community normally restricts dividends to a lesser amount because of the need to maintain an adequate capital structure. At September 30, 1998, the shareholder's equity of First Community was $8,238,000, of which a minimum of $1,553,000 was available for dividends.

         The number of record holders of the Company's Common Stock as of November 13, 1998 was 282.


                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company at September 30, 1998, both actual and as adjusted to reflect (i) the sale of all of the Notes offered hereby and (ii) the sale of all shares in the Rights Offering (and before deducting estimated offering expenses). The "as adjusted" information does not reflect the sale of any shares of Common Stock pursuant to the exercise of the Warrants or conversion of the Notes. The Notes are being offered on a best-efforts basis and there can be no assurance as to how many, if any, will be sold. The information set forth below should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this Prospectus.

                                                      ACTUAL       AS ADJUSTED
                                                    ----------     -----------
Secured obligations..............................   $3,632,579      $3,632,579
Notes............................................          -0-       1,000,000
                                                    ----------      ----------
Total borrowings.................................    3,632,579       4,632,579
                                                    ----------      ----------
Stockholders' Equity
  Preferred Stock, no par value:
     1,000,000 shares authorized, none issued....          -0-             -0-
  Common stock, no par value:
     4,000,000 shares authorized,
     1,005,268 shares issued (actual),
     and 1,136,268 shares (as adjusted)..........    6,841,027       8,282,027
  Retained earnings and contributed capital          1,362,991       1,362,991
  Accumulated other comprehensive income ........       33,900          33,900
                                                    ----------      ----------
     Stockholders' Equity........................    8,237,918       9,678,918
                                                    ----------      ----------
Total Borrowings and Stockholders' Equity          $11,870,497     $14,311,497
                                                   ===========     ===========



                                       11

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

GENERAL

         First Community is a subsidiary of the Company and operates as an Indiana commercial bank. As a bank holding Company, the Company depends upon the operations of its subsidiaries for substantially all revenue and reports its results of operations on a consolidated basis with its subsidiaries

         First Community's profitability depends primarily upon the difference between income on its loans and investments and the cost of its deposits and borrowings. This difference is referred to as the spread or net interest margin. The difference between the amount of interest earned on loans and investments and the interest incurred on deposits and borrowings is referred to as net interest income. Interest income from loans and investments is a function of the amount of loans and investments outstanding during the period and the interest rates earned. Interest expense related to deposits and borrowings is a function of the amount of deposits and borrowings outstanding during the period and the interest rates paid.

         On May 26, 1998, the Company formed a new subsidiary, First Community
Real Estate Management, Inc. whose purpose is to purchase and lease back to First Community properties currently owned by First Community thereby allowing
First Community to redeploy its capital to other uses. To that end, on July 15, 1998, FCREM borrowed $800,000 at a rate of 1.125% under prime, adjustable every 5 years for a term of 30 years, from another financial institution in order to purchase the land and building of First Community's Bargersville branch office at 210 E. Harriman Ave. in Bargersville, Indiana and the land and building of its Banta Street office at 597 Banta Street in Franklin, Indiana. First
Community will make monthly lease payments to FCREM as lessee of these locations. These lease payments will be sufficient to service the debt.


                                       12

RESULTS OF OPERATIONS


Three and Nine Months Ended September 30, 1998 and 1997
-------------------------------------------------------

         Net income increased from $528,000 to $568,000 for the nine months, and decreased from $205,000 to $181,000 for the three months ending September 30, 1997 and 1998, respectively. Basic earnings per share increased from $.53 to $.57 for the nine month period, and decreased from $.21 to $.18 for the three month period ended September 30, 1997 and 1998, respectively. Net interest income increased from $2.6 million to $2.9 million for the nine months, and from $936,000 to $1.0 million for the three months, ended September 30, 1997 and 1998, respectively.

         The increase in net income for the nine month period was primarily due to the increase in net interest income offset by general increases in other expense. The decrease in net income for the three month period was primarily due to increases in personnel and other expenses as a result of the opening of an additional branch in North Vernon, Indiana. The increase in net interest income for both periods was primarily due to increases in income on loans and short-term interest-bearing time deposits offset by an increase in interest expense on deposits. These increases in interest income and expense resulted primarily from increases in the volume of these interest-earning assets and interest-bearing liabilities. Income from service charges on deposit accounts increased from $169,000 to $226,000 for the nine months, and from $57,000 to $77,000 for the three months, ended September 30, 1997 and 1998, respectively.
This increase was primarily due to an increase in the number of deposit accounts. The increases in other expenses were a direct result of the overall growth of First Community. Income taxes decreased $3,000 for the nine months ended September 30, 1998, when compared to the same period in 1997, because of an increase in the Company's tax exempt securities portfolio.


Year Ended December 31, 1997, 1996 and 1995
-------------------------------------------

         Net income for the year ended December 31, 1997 was $738,000 compared to $341,000 and $276,000 for the years ended December 31, 1996 and 1995, respectively. Earnings increased from 1995 to 1997 primarily as a result of growth in First Community's loans and certain other items discussed more fully below.

         The increase in net interest income of $562,000 in 1997 resulted primarily from an increase in lending and the income derived therefrom. Net loans outstanding increased $14,688,000 in 1997, with the most significant areas of growth being in mortgage and construction loans. The increase in provision for loan losses from $219,000 to $255,000 is a reflection of an increase in the loan portfolio and not a deterioration of the same. The increase in income from service fees of $69,000 resulted from a significant increase in the number of deposit accounts and fees associated with the same.
The decrease in deposit insurance expense of $408,000 was due to the FDIC special assessment for all institutions with SAIF insured deposits which the Bank incurred in 1996 only. The assessment amounted to additional expense in 1996 of $344,000. Income taxes increased $260,000 because of an increase in First Community's overall taxable income.

         The increase in net interest income of $871,000 in 1996 resulted primarily from an increase in lending and the income derived therefrom. Net loans outstanding increased $10,346,000 in 1996, with growth in the majority of the lending areas. The increase in provision for loan losses from $208,000 to $219,000 is a reflection of an increase in the loan portfolio and not a deterioration of the same. The increase in income from service fees of $51,000 resulted from a significant increase in the number of deposit accounts and fees associated with the same. The increase in other expenses is primarily attributable to the signing of the omnibus appropriations bill on September 30, 1996, which imposed a FDIC special assessment for all institutions with SAIF insured deposits. This assessment amounted to $344,000 and is included in deposit insurance expense for the year ending December 31, 1996. Other expenses also increased due to overall growth. Income taxes increased $105,000 in 1996 due to an increase in First Community's overall taxable income.

         Net interest income increased $565,000 in 1995 due primarily to an increase in loans. The increase in net interest income resulted primarily from an increase in lending and the income derived therefrom. Net loans outstanding increased $14,971,000 in 1995, with the most significant areas of growth being in commercial and installment lending. The decrease in provision for loan loss from $418,000 to $208,000 is a reflection of the increase in the quality of the loan portfolio and a

                                       13

decrease in loan chargeoffs. The increase in income from other service fees of $55,000 resulted from a significant increase in the number of deposit accounts and fees associated with the same. In addition, other income increased $43,000 due to the settlement of a suit with a former provider of services. First
Community owned a parcel of land in Trafalgar, Indiana and sold this for a gain of $22,000 in March of 1995. The increases in other expenses are a direct result of the overall growth of First Community. Legal and professional fees decreased
$124,000 due to a decrease in the number and scope of legal matters in 1995.
Income taxes increased $292,000 in 1995 because of an increase in First
Community's overall taxable income.

         The following table sets forth the average balance sheet amounts, the related interest income or expense and average rates earned or paid for the years ended December 31, 1997 and 1996.


                                                        1997                                       1996
                                        --------------------------------------    ------------------------------------
                                                      INTEREST/                                 INTEREST/
                                          AVERAGE       INCOME       AVERAGE       AVERAGE       INCOME       AVERAGE
                                          BALANCE      EXPENSE         RATE        BALANCE       EXPENSE       RATE
                                        ---------     ---------      -------       -------      ---------     -------
                                                       (DOLLARS IN 000'S ON FULLY TAXABLE EQUIVALENT BASIS)
Assets:
Interest-bearing deposits               $    5,848   $        230       3.9%     $     5,287   $      208        3.9%
Investment securities: (1)
   Taxable                                   2,604            245       9.4            2,972          259        8.7
   Tax-exempt                                2,505            143       5.7            2,959          168        5.7
                                        ----------   ------------                -----------   ----------
Total investment securities                  5,109            388       7.6            5,931          427        7.2
                                        ----------   ------------                -----------   ----------
Loans: (2)
   Commercial....................           25,794          2,589      10.0           20,989        2,112       10.1
   Real estate mortgage..........           21,043          1,887       9.0           17,807        1,592        8.9
   Installment...................           23,825          2,161       9.1           19,052        1,748        9.2
   Tax-exempt loans and leases...            2,386            192       8.0            2,013          151        7.5
                                        ----------   ------------                -----------   ----------
Total loans......................           73,048          6,829       9.3           59,861        5,603        9.4
                                        ----------   ------------                -----------   ----------
Total earning assets.............           84,005          7,447       8.9           71,079        6,238        8.8
                                                     ------------                              ----------
Allowance for loan losses........             (720)                                     (569)
Cash and due from banks..........              985                                       838
Premises and equipment...........            1,876                                     1,458
Other assets.....................              980                                     1,192
                                        ----------                               -----------
Total assets.....................       $   87,126                               $    73,998
                                        ==========                               ===========

Liabilities:
Interest-bearing deposits:
NOW accounts.....................       $    9,281   $        243       2.6      $     7,719   $      202        2.6
Savings..........................           15,655            694       4.4           14,322          638        4.5
Certificates of deposit and
   other time deposits...........           46,958          2,758       5.9           36,480        2,106        5.8
                                        ----------   ------------                -----------   ----------
Total interest-bearing deposits..           71,894          3,695       5.1           58,521        2,946        5.0
FHLB advances....................            1,830            112       6.1            3,503          220        6.3
                                        ----------   ------------                -----------   ----------
Total interest-bearing liabilities          73,724          3,807       5.2           62,024        3,166        5.1
                                                     ------------                              ----------
Noninterest-bearing demand
   deposits......................            5,587                                     4,875
Other liabilities................              451                                       337
                                        ----------                               -----------
Total liabilities................           79,762                                    67,236
Stockholders' equity.............            7,364                                     6,762
                                        ----------                               -----------
Total liabilities and stockholders'
   equity........................       $   87,126                               $    73,998
                                        ==========                               ===========

Net interest income..............                    $      3,640       4.3%(3)                $    3,072        4.3%(3)
                                                     ============                              ==========

Adjustments to convert tax-exempt
investment securities to fully
taxable equivalent basis, using
marginal rate of 34% after
adjustment for effect of
non-deductible interest expense
attributed to such assets........                    $         86                $         80
                                                     ============                ============

-------------------
(1) The average balances of investment securities, including available for sale securities, are computed on historical cost and do not include any fair value adjustments.
(2)  Nonaccruing loans have been included in the average balances.
(3)  Net interest income divided by total earning assets.

         CHANGES IN INTEREST INCOME AND EXPENSE COMPARING DECEMBER 31, 1997 AND 1996 AND DECEMBER 31, 1996 AND 1995. The following tables analyze the changes in interest income and interest expense comparing the years ended December 31, 1997 and 1996 and December 31, 1996 and 1995. It distinguishes between the changes due to differences in volume (outstanding balances), the changes due to changes in interest rates, and changes attributable to both rate and volume, which cannot be separately identified and have been allocated proportionately to the change due to volume and the change due to rate.

                                                    INCREASE (DECREASE) IN NET INTEREST INCOME
                                             ---------------------------------------------------------
YEAR ENDED DECEMBER 31, 1997
COMPARED TO YEAR                                     NET                DUE TO            DUE TO
ENDED DECEMBER 31, 1996                            CHANGE                RATE             VOLUME
                                                   ------                ----             ------
                                                                  (DOLLARS IN 000'S)
Interest-earning assets:
Loans......................................          $1,226             $   (7)         $1,233
Investment securities......................             (39)                23             (62)
Interest-bearing deposits..................              22                                 22
                                                     ------             ------          ------
    Total..................................           1,209                 16           1,193
                                                     ------             ------          ------

Interest-bearing liabilities:
Savings....................................              56                 (3)             59
Interest-bearing checking..................              41                                 41
Certificates of deposit....................             652                 37             615
FHLB advances..............................            (108)                (5)           (103)
                                                     ------             ------          ------
   Total...................................             641                 29             612
                                                     ------             ------          ------

Net change in net interest income..........          $  568             $  (13)         $  581
                                                     ------             ------          ------


                                                    INCREASE (DECREASE) IN NET INTEREST INCOME
                                             ---------------------------------------------------------
YEAR ENDED DECEMBER 31, 1996
COMPARED TO YEAR                                     NET                DUE TO            DUE TO
ENDED DECEMBER 31, 1995                            CHANGE                RATE             VOLUME
                                                   ------                ----             ------
                                                                  (DOLLARS IN 000'S)
Interest-earning assets:
Loans......................................          $1,131             $  (94)         $1,225
Investment securities......................            (145)                93            (238)
Interest-bearing deposits..................              38                  0              38
                                                     ------             ------          ------
   Total...................................           1,024                 (1)          1,025
                                                     ------             ------          ------

Interest-bearing liabilities:
Savings....................................             152                (28)            180
Interest-bearing checking..................              46                 (5)             51
Certificates of deposit....................              (8)              (105)             97
FHLB advances..............................              22                (24)             46
                                                     ------             ------          ------
   Total...................................             212               (162)            374
                                                     ------             ------          ------

Net change in net interest income..........          $  812             $  161          $  651
                                                     ======             ======          ======

FINANCIAL CONDITION

         ASSET/DEPOSIT BASE. First Community has experienced significant growth in assets and deposits. Management believes this growth can be attributed to several factors, none of which can be singled out as the predominant reason for the growth, but each of which is believed to have contributed to the increase in assets from $43,617,000 at December 31, 1993 to $98,740,000 at December 31, 1997
to $105,864,258 at September 30, 1998 and deposits from $36,616,000 at December 31, 1993 to $87,695,000 at December 31, 1997 to $93,496,163 at September 30,
1998. These factors include: (i) increased population in the geographic area serviced; (ii) increased per-household disposable income in the geographic area serviced; (iii) movement of the home office of one of the locally owned banks away from the city in which the Company is located; (iv) the acquisition of certain local financial institutions by larger metropolitan area banks and the preference of certain individuals in the service area for dealing with a locally owned institution; and (v) the expansion into new communities with the opening of the Franklin, Indianapolis and Trafalgar branches in 1992 and the opening of the North Vernon branch in 1993. First Community also opened a second branch in Franklin, Indiana on October 31, 1996.

         First Community currently classifies loans as substandard, doubtful and loss to assist management in addressing collection risks and pursuant to regulatory requirements which are not necessarily consistent with generally accepted accounting principles. Substandard loans represent credits characterized by the distinct possibility that some loss will be sustained if deficiencies are not corrected. Doubtful loans possess the characteristics of substandard loans, but collection or liquidation in full is doubtful based upon existing facts, conditions and values. A loan classified as a loss is considered uncollectible. As of September 30, 1998, First Community had $1.5 million of loans classified as substandard, none as doubtful and none as loss. At December 31, 1997, First Community had $388,752 of loans classified as substandard, none as doubtful and none as loss. The allowance for loan losses was $982,834 or 1.1% of net loans receivable at September 30, 1998 compared to $848,085 or 1.1% of net loans receivable at December 31, 1997. A portion of classified loans are non-accrual loans. First Community had non-accrual loans totaling $145,000 at September 30, 1998 compared to $204,070 at December 31, 1997.

         ASSET/LIABILITY MANAGEMENT. One of the actions undertaken by First Community's management has been to adopt asset/liability management policies in an attempt to reduce the susceptibility of First Community's net interest spread to the adverse impact of volatile interest by attempting to match maturities (or time-to-repricing) of assets with maturities or repricing of liabilities and then actively managing any mismatch. Accomplishing this objective requires attention to both the asset and liability sides of the balance sheet. The difference between maturity of assets and maturity of liabilities is measured by the interest-rate gap.

         First Community's one-year cumulative interest-rate gap as a percent of total assets was a negative 24.05% and 24.26% at September 30, 1998 and December 31, 1997, respectively. This interest-rate gap represents substantial risk for First Community in an environment of rising interest rates. A negative interest-rate gap means First Community's earnings are vulnerable to periods of rising interest rates because during such periods the interest expense paid on liabilities will generally increase more rapidly than the interest income earned on assets. Conversely, in a falling interest-rate environment, the total expense paid on liabilities will generally decrease more rapidly than the interest income earned on assets. A positive interest-rate gap would have the opposite effect.

         Asset management goals have been directed toward obtaining a suitable balance of asset quality, liquidity and diversification in order to stabilize and improve earnings. The asset management strategy has concentrated on shortening the maturity of its loan portfolio by increasing adjustable-rate loans and short-term installment and commercial loans. At December 31, 1997, First Community had $40,779,000 or 51.04% of its total loan portfolio invested in installment and commercial loans as compared to $36,485,000 or 56.10% of total loans invested in installment and commercial loans at December 31, 1996. Increasing short-term installment and commercial loans increases the overall risk of the loan portfolio. Such risk relates primarily to collection and to the loans that often are secured by rapidly depreciating assets. First Community's ratio of non-performing assets to total assets was 1.2% at September 30, 1998 and .42% at December 31, 1997.

         The primary goal in the management of liabilities has been to increase core deposit relationships and therefore improve the stability of deposit accounts. Management has attempted to combine a policy for controlled growth with a strong, loyal customer base to control interest expense.

         The following tables illustrate the interest-rate sensitivity of interest-earning assets and interest-bearing liabilities at June 30, 1998 and December 31, 1997. Mortgages which have adjustable or renegotiable interest rates are shown as subject to change every one to three years based upon the contracted-for adjustment period. This schedule does not reflect the effects of possible prepayments on enforcement of due-on-sale clauses.

                                                       AT SEPTEMBER 30, 1998 MATURING OR REPRICING
                                                       -------------------------------------------
                                          ONE YEAR         1 - 3           3 - 5          OVER 5
                                           OR LESS         YEARS           YEARS           YEARS          TOTAL
                                          --------         -----           -----          ------          -----
                                                                     (DOLLARS IN 000'S)
Interest-bearing assets:
  Adjustable rate mortgages........     $   13,375     $     4,194     $     4,466     $       -0-    $     22,395
  Fixed rate mortgages.............          4,807           2,184           2,178          11,366          20,535
  Commercial loans.................         12,185           1,741           1,201             241          15,368
  Consumer loans...................         10,640          10,939           4,264             570          26,413
  Tax-exempt loans and leases......            -0-              17             -0-           3,478           3,495
  Investments......................          1,422           1,597           1,412           2,192           6,623
  FHLB stock.......................            778             -0-             -0-             -0-             778
  Interest-bearing deposits........          5,517             -0-             -0-             -0-           5,517
                                        ----------     -----------     -----------     -----------    ------------
    Total interest-earning assets..         49,084          20,672          13,521          17,847         101,124
                                        ----------     -----------     -----------     -----------    ------------

Interest-bearing liabilities:
  Fixed maturity deposits..........         43,319           9,040           2,855              27          55,241
  Other deposits...................         31,048             -0-             -0-             -0-          31,048
  FHLB advances....................            166             776           1,892             754           2,834
  Other borrowings.................              8              17              20                             799
                                        ----------     -----------     -----------     -----------    ------------
    Total interest-bearing liabilities      74,541           9,833           4,767             781          89,922
                                        ----------     -----------     -----------     -----------    ------------

Excess (deficiency) of
interest-earning assets over
interest-bearing liabilities.......     $  (25,457)    $    10,839     $     8,754     $    17,066    $     11,202
                                        ==========     ===========     ===========     ===========    ============
Cumulative excess (deficiency)
of interest-earning assets over
interest-bearing liabilities            $  (25,457)    $   (14,618)    $    (5,864)    $    11,202
Cumulative ratio at September 30,
1998 as a percent of total assets..         (24.05)%        (13.81)%         (5.54)%         10.58%

                                                               AT DECEMBER 31, 1997 MATURING OR REPRICING

                                          ONE YEAR         1 - 3            3 - 5           OVER 5
                                           OR LESS         YEARS            YEARS            YEARS          TOTAL
                                          --------         -----            -----           ------          -----
                                                                     (DOLLARS IN 000'S)
Interest-bearing assets:
  Adjustable rate mortgages........     $    13,323     $     4,316      $      4,615     $      -0-     $     22,254
  Fixed rate mortgages.............           3,992           1,971             1,901     $    7,222           15,086
  Commercial loans.................          11,622           1,309               687            639           14,257
  Consumer loans...................           9,383          10,813             4,023            707           24,926
  Tax-exempt loans and leases......              24             -0-               -0-          3,353            3,377
  Investments......................           1,295           1,893               238          1,054            4,480
  FHLB stock.......................             778             -0-               -0-            -0-              778
  Interest-bearing deposits........          10,298             -0-               -0-            -0-           10,298
                                        -----------     -----------      ------------     ----------     ------------
    Total interest-earning assets..          50,715          20,302            11,464         12,975           95,456
                                        -----------     -----------      ------------     -----------    ------------

Interest-bearing liabilities:
  Fixed maturity deposits..........          38,544          11,283             1,919             -0-          51,746
  Other deposits...................          25,949             -0-               -0-             -0-          35,949
  FHLB advances....................             177             794             1,725             234           2,930
                                        -----------     -----------      ------------     -----------    ------------
    Total interest-bearing liabilities       74,670          12,077             3,644             234          90,625
                                        -----------     -----------      ------------     -----------    ------------

Excess (deficiency) of
interest-earning assets over
interest-bearing liabilities.......     $   (23,955)    $     8,225      $      7,820     $    12,741    $      4,831
                                        ===========     ===========      ============     ===========    ============
Cumulative excess (deficiency)
of interest-earning assets over
interest-bearing liabilities            $   (23,955)   $    (15,730)     $     (7,910)    $     4,831
Cumulative ratio at December 31,
1997 as a percent of total assets..          (24.26)%        (15.93)%           (8.01)%          4.89%

         The following tables provide information about the Company's significant financial instruments at September 30, 1998 and December 31, 1997 that are sensitive to changes in interest rates. The table presents principal cash flows and related weighted average interest rates (on a tax equivalent basis) by expected maturity dates.

                                                              MATURING IN YEARS ENDING SEPTEMBER 30,
                                    ------------------------------------------------------------------------------------------
                                                                                                                      FAIR
                                       1999       2000        2001       2002       2003     THEREAFTER    TOTAL      VALUE
                                       ----       ----        ----       ----       ----     ----------    -----      -----
                                                                       (DOLLARS IN 000'S)
ASSETS
Investment securities
  available for sale
  Fixed rate                        $    966    $    574   $    738    $    814   $    598   $  1,900    $  5,590   $  5,590
    Average interest rate              10.24%       8.63%      5.60%       6.05%      6.73%     7.36%        7.51%

Investment securities held
  to maturity
  Fixed rate                        $    456    $    180   $    105                          $    292    $  1,033   $  1,060
    Average interest rate               5.57%       6.72%      6.87%                             7.18%       6.36%
Loans
  Fixed rate                        $ 16,008    $  8,012   $  6,552    $  4,653   $  2,515   $ 15,653    $ 53,393   $ 54,173
    Average interest rate               9.48%       9.21%      8.97%       8.74%      8.47%      7.87%       8.79%

  Variable rate                     $ 10,110    $  2,225   $  2,657    $  1,015   $  1,048   $ 17,758    $ 34,813   $ 35,140
    Average interest rate               9.96%       9.76%      9.73%       9.43%      9.39%      8.75%       9.28%

Liabilities
  Deposits
    NOW, Money Market and
    Savings Deposits
      Variable rate                 $ 31,048                                                             $ 31,048   $ 31,048
      Average interest rate             3.82%                                                                3.82%
    Certificates of Deposit
      Fixed rate                    $ 43,319    $  6,274   $  1,957    $    540   $  3,314   $     27    $ 55,241   $ 55,408
      Average interest rate             5.69%       5.96%      5.94%       6.15%      5.97%      6.10%       5.75%

FHLB Advances
  Fixed rate                        $    166    $    147   $    629    $    114   $  1,778               $  2,834   $  2,878
    Average interest rate               6.02%       6.02%      6.05%       6.02%      5.78%                  5.88%

Other Borrowings
  Variable rate                     $      8    $      8   $      9    $     10   $     10   $    754    $    799   $    799
    Average interest rate               7.38%       7.38%      7.38%       7.38%      7.38%      7.38%       7.38%

                                                              MATURING IN YEARS ENDING DECEMBER 31,
                                    ------------------------------------------------------------------------------------------
                                                                                                                       FAIR
                                       1998       1999        2000       2001       2002     THEREAFTER    TOTAL       VALUE
                                       ----       ----        ----       ----       ----     ----------    -----       -----
                                                                       (DOLLARS IN 000'S)
ASSETS
Investment securities
  available for sale
  Fixed rate                        $    620    $  1,043   $    113    $    109   $    125   $    761    $  2,771   $  2,771
    Average interest rate                8.8%       10.3%       8.7%        9.6%       9.5%      10.3%        9.8%

Investment securities held
  to maturity
  Fixed rate                        $    675    $    632   $    105    $      5              $    292    $  1,709   $  1,734
    Average interest rate                5.4%        5.9%       6.9%        7.1%                  7.2%        6.0%
Loans
  Fixed rate                        $ 14,389    $  7,760   $  6,324    $  4,135   $  2,365   $ 11,921    $ 46,894   $ 47,800
    Average interest rate                9.7%        9.4%       9.1%        8.9%       8.7%       8.0%        9.0%
  Variable rate                     $  8,676    $  2,275   $    923    $  1,771   $    927   $ 18,434    $ 33,006   $ 33,350
    Average interest rate               10.3%       10.2%       9.6%       10.0%       9.6%       9.0%        9.5%

Liabilities
  Deposits
    NOW, Money Market and
    Savings Deposits
      Variable rate                 $ 28,325                                                             $ 28,325   $ 28,325
      Average interest rate              3.6%                                                                 3.6%
    Certificates of Deposit
      Fixed rate                    $ 38,544    $  8,711   $  2,572    $  1,120   $    799               $ 51,746   $ 52,997
      Average interest rate              5.9%        6.0%       6.1%        5.9%       6.2%                   6.0%


FHLB Advances
  Fixed rate                        $    177    $    156   $    638    $    122   $  1,603   $    234    $  2,930   $  2,908
    Average interest rate                6.0%        6.0%       6.1%        6.0%       5.8%       5.9%        5.9%

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity refers to the ability of a financial institution to generate sufficient cash to fund current loan demand, meet savings deposit withdrawals and pay operating expenses. The primary sources of liquidity are cash, interest-bearing deposits in other financial institutions, marketable securities, loan repayments, increased deposits and total institutional borrowing capacity.

         Management believes that it has adequate liquidity for the Company's short- and long-term needs. Short-term liquidity needs resulting from normal deposit/withdrawal functions are provided by the Company retaining a portion of cash generated from operations in a Federal Home Loan Bank ("FHLB") daily investment account. This account acts as a short-term liquidity source while providing interest income to the Company. Long-term liquidity and other liquidity needs are provided by the ability of the Company to borrow from the FHLB. The balance of its FHLB advances was $2,833,613 and $2,929,789 at September 30, 1998 and December 31, 1997, respectively.

         Cash and interest-bearing deposits, when combined with investments, have decreased as a percentage of total assets primarily due to a shift to higher yielding loans to improve margins. Management's goal is to maintain cash, interest-bearing deposits and investments at a level sufficient to satisfy needs for liquidity and other short-term obligations.

         Liquidity, represented by cash and cash equivalents, is a result of its operating, investing and financing activities. These activities are discussed below for the years ended December 31, 1997 and December 31, 1996.

         During 1997 and 1996, cash and cash equivalents which are defined as cash and due from banks and interest-bearing time deposits increased $4,196,000 and $1,384,000, respectively. Cash was provided primarily from a net increase in deposit accounts of $17,143,000 in 1997 and $11,389,000 in 1996. Cash was used primarily to fund a net increase in loans of $15,062,000 in 1997 and $10,587,000 in 1996.

         At December 31, 1997 and 1996, commitments to fund loan originations were approximately $5,606,000 and $9,022,000, respectively. In the opinion of management, First Community has sufficient cash flow and borrowing capacity to meet funding commitments and to maintain proper liquidity levels based upon First Community's favorable liquidity ratio and the ability to borrow from the FHLB.

         At September 30, 1998, the Company had a capital to asset ratio of 7.8%. At September 30, 1998, First Community had core capital of approximately 7.8% and had risk-based capital in excess of 8.0%. The regulatory core and risk-based capital requirements for First Community are 4.0% and 8.0% respectively.

         On October 30, 1998, the Company issued rights and warrants to shareholders to purchase one share of common stock of the Company for every ten shares owned as of October 29, 1998, subject to a minimum offer and purchase of 100 shares. The rights are exercisable until January 29, 1999 and the warrants will not become exercisable until September 15, 1999. The net proceeds to the Company from the sale of the stock, after deducting the expenses, is expected to be $1.4 million if all of the rights are exercised. The purpose of the rights offering is to raise additional capital of $1.2 million for the Bank to support additional growth and $200,000 for general corporate purposes.

         In addition, on October 30, 1998, the Company commenced the offer and sale up to $1 million in unsecured convertible notes. The notes will be due December 31, 2008, bear interest at the rate of 7% per annum and, at the option of the holder, are convertible to common stock of the Company at the conversion price of $12.10 per share. The net proceeds of this offering will be used to provide capital to FCREM to acquire and lease branch facilities to the Bank and to provide additional capital to the Bank to support asset growth.


ACCOUNTING MATTERS

         During 1997, The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income, establishing standards for the reporting of comprehensive income and its components in financial statements. SFAS No. 130 is applicable to all entities that provide a full set of financial statements. Enterprises that have no items of other comprehensive income in any period presented are excluded from the scope of this Statement.

         SFAS No. 130 is effective for interim and annual periods beginning after December 15, 1997. Earlier application is permitted. The Company adopted SFAS No. 130 during the first quarter of 1998.

         Also in 1997, the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. It establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources an in assessing performance.

         This standard is effective for financial statement periods beginning after December 15, 1997, and requires comparative information for earlier years to be restated. Due to recent issuance of this standard, management has been unable to fully evaluate the impact, if any, it may have on the Company's future financial statement disclosures.

IMPACT OF INFLATION AND CHANGING PRICES

         The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         The primary assets and liabilities of the Company are monetary in nature. Consequently, interest rates generally have a more significant impact on performance than the effects of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services. In a period of rapidly rising interest rates, the liquidity and the maturity structure of the Company's assets and liabilities are critical to the maintenance of acceptable performance levels.

YEAR 2000 COMPLIANCE

         The Company's lending and deposit activities, like those of most financial institutions, depend significantly upon computer systems. The Company is addressing the potential problems associated with the possibility that the computers which control its systems, facilities and infrastructure may not be programmed to read four-digit date codes. This could cause some computer applications to be unable to recognize the change from the year 1999 to the year 2000, which could cause computer systems to generate erroneous data or to fail.

         Management recognizes the possibility of certain risks associated with Year 2000 and is continuing to evaluate appropriate courses of corrective action. As of September 30, 1998, the Company has completed an inventory of all hardware and software systems and has made all mission critical classifications. The Company has implemented both an employee awareness program and a customer awareness program aimed at educating people about the efforts being made by the Company as well as bank regulators regarding the Year 2000 issue.

         The Company's data processing is performed primarily by a third party servicer. The Company has been informed that its primary service provider anticipates that all reprogramming efforts will be completed by December 31, 1998, allowing the Company adequate time for testing. The Company expects to complete testing by March 31, 1999.

         The Company also uses software and hardware which are covered under maintenance agreements with third party vendors. Consequently the Company is dependent on these vendors to conduct its business. The Company has contacted each vendor to request time tables for Year 2000 compliance and the expected costs, if any, to be passed along to the Company. Most of the Company's vendors have provided responses as to where they stand regarding Year 2000 readiness. Those who have not responded to the Company's status requests are being contacted again. Depending on the responses received from the third party vendors, the Company will make decisions as to whether to continue those relationships or to search for new providers of those services.

         In addition to possible expenses related to the Company's own systems and those of its service providers, the Company could be affected by the Year 2000 problems affecting any of its depositors or borrowers. Such problems could include delayed loan payments due to Year 2000 problems affecting the borrower. The Company has also begun to require all significant commercial borrowers to certify their own year 2000 compliance status. The Company is still in the process of collecting that information.

         At this time, it is estimated that costs associated with Year 2000 issues will be approximately $25,000 to $60,000 from 1998 through 1999. Although management believes it is taking the necessary steps to address the Year 2000 compliance issue, no assurances can be given that some problems will not occur or that the Company will not incur significant additional expenses in the future periods. In the event that the Company is ultimately required to purchase replacement computer systems, program and equipment, or to incur substantial expenses to make its current systems, programs and equipment Year 2000 compliant, its financial position and results of operation could be adversely impacted. Amounts expensed in fiscal 1997 were immaterial.

                                    BUSINESS

GENERAL

         The Company is primarily a one-bank holding company incorporated in August 1991. The Company's primary asset is its wholly-owned banking subsidiary, First Community, an Indiana-chartered commercial bank formerly known as Bargersville Federal Savings Bank. The Company recently formed FCREM as a wholly-owned subsidiary to own and lease banking facilities to First Community.

         At September 30, 1998, the Company had approximately $105.9 million of assets, deposits of approximately $93.5 million and shareholders' equity of approximately $8.2 million. First Community's primary business consists of attracting deposits from the general public and originating real estate, commercial and consumer loans and purchasing investments through its offices located in Bargersville, Greenwood, Franklin (2), Indianapolis, Trafalgar, and North Vernon (2), Indiana. As of September 30, 1998, First Community had 67 employees of which 52 were full-time. The Company and FCREM have no employees.

         First Community's deposits are insured to the maximum extent permitted by law by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). First Community is a member of the Federal Home Loan Bank ("FHLB") of Indianapolis. First Community is subject to comprehensive regulation, examination and supervision by the Indiana Department of Financial Institutions ("DFI") and the FDIC. The Company is subject to regulation by the Federal Reserve Board. The Federal Reserve Board, as a condition of the acquisition of First Community, required the Company to make a commitment not to incur debt in excess of a 30% debt-to-equity ratio on an unconsolidated basis.

         The business of First Community consists primarily of attracting deposits from the general public, originating residential real estate, commercial and consumer loans and purchasing other types of investments. In addition, First Community originates first mortgage income-producing property real estate loans, second mortgage one-to-four family home loans, secured home improvement loans, and savings deposit secured loans. Consumer loans include, among others, new and used automobile and other secured and unsecured personal loans. First Community offers small commercial loans to area businesses in addition to new home construction loans and business lines of credit. First Community also invests in various US Treasury, federal agency, state, municipal and other investment securities permitted by applicable laws and regulations. The principal sources of funds for First Community's lending activities include deposits received from the general public, amortization and repayment of loans, maturity of investment securities and FHLB advances.

         First Community's primary sources of income are interest on loans, investment securities and interest-bearing deposits in other financial institutions and service charges on deposit accounts. Its principal expenses are interest paid on deposit accounts and borrowings, salaries and employee benefits, premises and equipment expenses and other overhead expenses incurred in the operation of First Community.

LENDING ACTIVITIES

         The following table sets forth information concerning the composition of First Community's loan portfolio in dollar amounts and percentages.

                                                                AT DECEMBER 31,
                                                         1997                       1996
                                               ------------------------    ------------------------
                                                            PERCENT OF                  PERCENT OF
                                                AMOUNT        TOTAL         AMOUNT        TOTAL
                                                ------      ----------      ------      ----------
TYPE OF LOAN                                                   (DOLLARS IN 000'S)
Real estate loans
     Residential mortgages
     (1-4 single family homes)                 $28,971         36.60%      $22,675         35.17%
     Multi-family residential mortgages                                        335           .52
Construction and land development                6,773          8.55         3,621          5.62
Commercial loans                                17,883         22.59        17,401         26.99
Installment loans                               22,896         28.93        19,084         29.60
Tax-exempt loans and leases                      3,377          4.27         1,922          2.99
                                               -------        ------       -------        ------

Loans                                           79,900        100.94        65,038        100.89
Allowance for losses                              (848)        (1.07)         (644)        (1.00)
Deferred loan origination costs                    100           .13            70           .11
                                               -------        ------       -------        ------

Loans, net                                     $79,152        100.00%      $64,464        100.00%
                                               =======        ======       =======        ======

         The following table sets forth certain information at December 31, 1997, regarding the dollar amount of loans maturing in First Community's loan portfolio based on contractual maturities. Demand loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. This schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses. Management expects prepayments will cause actual maturities to be shorter. Certain mortgage loans such as construction loans and second mortgage loans are included in the commercial and installment loan totals below. In addition, commercial real estate loans are included in real estate loans below.

                                                               REMAINING MATURITIES
                                       --------------------------------------------------------------------
                                           BALANCE
                                        OUTSTANDING AT
                                         DECEMBER 31,       ONE YEAR       OVER ONE YEAR
                                             1997            OR LESS       TO FIVE YEARS    OVER FIVE YEARS
                                       --------------------------------------------------------------------
                                                                (DOLLARS IN 000'S)
Real estate loans                          $37,340          $  7,719          $  8,151         $ 21,470
Commercial loans                            14,257             7,902             3,307            3,048
Installment loans                           24,926             7,420            15,022            2,484
Tax-exempt loans and leases                  3,377                24                 0            3,353
                                           -------          --------          --------         --------
Total                                      $79,900          $ 23,065          $ 26,480         $ 30,355
                                           =======          ========          ========         ========

         The following table sets forth, as of December 31, 1997, the dollar amount of all loans maturing after December 31, 1998 showing those having a fixed interest rate and floating or adjustable interest rates.


                                                            FLOATING OR
                                             FIXED RATE   ADJUSTABLE RATE
                                             ----------   ---------------
TYPE OF LOAN                                      (DOLLARS IN 000'S)

Real estate loans                             $15,086          $22,254
Commercial loans                                5,616            8,641
Installment loans                              22,815            2,111
Tax-exempt loans and leases                     3,377                0
                                              -------          -------
                                               46,894           33,006
Less amount due within one year                14,389            8,676
                                              -------          -------

Loans due after one year                      $32,505          $24,330
                                              =======          =======

         The original contractual loan payment period for adjustable interest rate residential loans originated by First Community normally ranges from 15 to 20 years. Current fixed rate mortgage originations may not exceed a 20-year term. Because borrowers may refinance or prepay their loans, however, such loans normally remain outstanding for a substantially shorter period of time.

         Origination, Purchase and Sale of Loans. Interest rates charged by First Community on its loans are affected primarily by loan demand and the supply of funds available for lending. These factors are in turn affected by general economic conditions and monetary policies of the federal government, including the Federal Reserve Board, the general supply of money in the economy, legislative tax policies and governmental budgetary matters.

         Loan originations are derived from a number of sources. Residential loan originations are attributable primarily to solicitation by First Community's staff, referrals from real estate brokers, builders and walk-in customers. Multifamily and other commercial real estate loan originations are obtained from previous borrowers and direct contact with First Community. All property securing real estate loans made by First Community is appraised in accordance with applicable regulations of the FDIC and includes an actual inspection of such property by designated fee appraisers. To supplement loan demand, First Community has also purchased participations in tax-exempt leases.

         First Community typically has not sold loans or loan participations in the secondary market and services substantially, all loans which it originates and retains.

         All mortgage loans in excess of $300,000 are approved by the full Board of Directors or the loan committee of the Board. Loan limits are reviewed and changed from time to time to reflect current market conditions. Fire and casualty insurance is required on all mortgage loans as well as abstracts of title or title insurance.

         Residential Mortgage Loans. Residential mortgage loans have been predominantly secured by single-family homes. To reduce its exposure to changes in interest rates, First Community currently originates adjustable rate mortgages ("ARMs") along with long term, fixed-rate mortgages.

         First Community offers residential construction mortgage loans with maturities of six months or less at interest rates which vary with current market rates. The application process includes the same items which are required for other residential mortgage loans and include a submission of accurate plans, specifications and costs of the property to be constructed. These items are used as a basis to determine the appraised value of the subject property. Appraisal reports are completed by designated fee appraisers, and loans are based on the current appraised value. Loans of up to 80% of such amount may be offered for a maximum period of six months for the construction of the properties securing the loans. Extensions are permitted, when circumstances warrant, if construction has continued satisfactorily and the loan is current.

         Installment and Commercial Lending. First Community makes various types of installment loans including loans to depositors secured by pledges of their deposit accounts, new and used automobile loans, both direct and indirect, and secured and unsecured personal loans. Although installment and commercial loans are considered by management to involve more risk than residential mortgage loans, such loans have shorter maturities and typically have higher yields than mortgage loans.

         Commercial loans include loans secured by commercial real estate or deposits, single-payment loans, construction loans and loans for business purchases, operations, inventory and lines of credit. All non-residential mortgage loans are at a greater interest rate than single-family residential loans.

         All installment and commercial loans in excess of $300,000 are approved by the full Board of Directors or the loan committee of First Community. A loan officer's approval is required for installment or commercial loans up to certain amounts. First Community has established policies regarding financial statement requirements, credit verifications procedures and other matters intended to minimize underwriting risk.

         The most recent loan approval limits were adopted by the Board of Directors in 1997. The limits vary from officer to officer with a range of $2,500 to $70,000 for unsecured loans, and a range of $7,500 to $200,000 for secured loans. Loans in excess of the above-mentioned limits must be approved by a committee of loan officers or the board of directors loan committee.

         Installment Loan Underwriting. First Community has adopted underwriting guidelines that apply to all loans made by First Community. However, the underwriting policies and practices are particularly important in the installment lending area. Installment loans present risks beyond those presented by other types of loans because the collateral is usually movable and subject to rapid depreciation. Such factors increase the importance of properly documenting such loans and assessing the risks associated with each loan based upon such documentation.

         The documentation required by First Community's underwriting guidelines include an application, employment income verified by pay stubs, direct verification with employers when deemed necessary, and may include tax returns or audited financial statements and evidence of security. The application must include the minimum loan amount requested, the term requested, monthly payment, purpose of loan, job history, income, financial statement, and security offered if applicable. The application must be signed by all borrowers obligated for the loan. First Community also requires current credit reports from credit bureaus as part of the underwriting procedure for all loans including indirect automobile lending. First Community also reviews the applicant's ability to maintain a stable monthly income and other required monthly payments.

NONPERFORMING ASSETS AND ALLOWANCE FOR LOAN LOSSES

         Nonperforming assets consist of nonaccrual loans, restructured loans, past-due loans, real estate owned (acquired in foreclosure), and other repossessed assets. Nonaccrual loans are loans on which interest recognition has been suspended because they are 90 days past due as to interest or principal or because there is a question about First Community's ability to collect all principal and interest. Restructured loans are loans where the terms have been modified to provide a reduction or deferral of interest or principal because of deterioration in the borrower's financial position. Past-due loans are accruing loans that are contractually past due 90 days or more as to interest or principal payments, and the amount of the loan is no greater than 80% of the fair market value of the collateral securing the loan or First Community has a reasonable expectation of collecting all past-due interest and principal.

         The following table summarizes nonperforming assets as of the dates indicated.

                                               AT DECEMBER 31,
                                             ------------------
                                              1997        1996
                                             ------      ------
                                             (DOLLARS IN 000'S)

Nonaccrual loans                              $204        $ 99
Restructured loans
Past-due loans 90 days
or more (interest accruing)                    120
                                              ----        ----

Total non-performing assets                    324          99
Real estate owned                               79         140
Other repossessed assets                         9          14
                                              ====        ====
Total non-performing assets                   $412        $253
                                              ====        ====

Ratio of non-performing assets to total
assets                                         .42%        .32%
Interest on non-performing loans that
would have been included in income            $ 19        $ 24
                                              ====        ====
Interest on non-performing loans that was
included in income                            $  0        $  0
                                              ====        ====

         At December 31, 1997, no loans were identified as impaired by management. Loans are considered to be impaired when it becomes probable that First Community will be unable to collect all amounts due according to the contractual terms of the loan agreement.

         In banking, loan losses are one of the costs of doing business. Although First Community's management emphasizes the early detection and chargeoff of loan losses, it is inevitable that at any time certain losses exist in the portfolio which have not been specifically identified. Accordingly, the provision for loan losses is charged to earnings on an anticipatory basis, and recognized loan losses are deducted from the allowance so established. Over time, all net loan losses must be charged to earnings. During the year, an estimate of the loss experience for the year serves as a starting point in determining the appropriate level for the provision. However, the amount actually provided in any period may be greater or less than net loan chargeoffs, based on management's judgment as to the appropriate level of the allowance for loan losses. The determination of the adequacy of the allowance for loan loss is based on management's continuing review and evaluation of the loan portfolio, and its judgment as to the impact of current economic conditions on the portfolio. The evaluation by management includes consideration of past loan loss experience, changes in the composition of the loan portfolio and the current condition and amount of loans outstanding.

         The allowance for loan losses increased during the year ended December 31, 1997 compared to the year ended December 31, 1996 primarily because of the growth in loans and a change in the composition of the loan portfolio. During 1997, First Community made a $255,000 provision for loan losses due primarily to growth in loans and a change in the mix of the loan portfolio.

Allocation of the Allowance for Loan Losses:

                                                                  AT DECEMBER 31,
                                        -------------------------------------------------------------------
                                                     1997                                1996
                                        --------------------------------   --------------------------------
                                                           PERCENTAGE                          PERCENTAGE
                                                           OF LOANS TO                         OF LOANS TO
                                                              TOTAL                               TOTAL
                                           AMOUNT             LOANS            AMOUNT             LOANS
                                        -------------     -------------    --------------    --------------
                                                                (DOLLARS IN 000'S)
Real estate mortgage loans                   $162             36.3%              $139             35.4%
Construction and land development              68              8.5                 32              5.6
Commercial loans                              196             22.4                171             26.7
Installment loans                             418             28.6                300             29.3
Tax-exempt loans and leases                     4              4.2                  2              3.0
                                        ---------         --------          ---------         --------

                                             $848            100.0%              $644            100.0%
                                        =========         ========          =========         ========

Summary of Loan Loss Experience:

                                          YEAR ENDED DECEMBER 31,
                                        --------------------------
                                          1997              1996
                                        --------          --------
                                              (DOLLARS IN 000'S)

Balance at January 1                    $    644          $    518

Chargeoffs:
Real estate mortgage loans                   (16)               (2)
Commercial loans                             (20)              (30)
Installment loans                            (44)              (79)
                                        --------          --------

Total Chargeoffs                             (80)             (111)

Recoveries:
Commercial                                    17                 8
Installment                                   12                10
                                        --------          --------

Total Recoveries                              29                18
                                        --------          --------

Net Chargeoffs                               (51)              (93)
                                        --------          --------

Provision for loan losses                    255               219
                                        --------          --------

Balance at December 31                  $    848          $    644
                                        ========          ========

Average loans during the year           $ 73,048          $ 59,861

Ratio of net chargeoffs to total
average loans outstanding during
the year                                     .07%              .16%

INVESTMENT ACTIVITIES

         The following table sets forth the carrying value of First Community's investment portfolio and FHLB stock as of the dates indicated:

                                          YEAR ENDED DECEMBER 31,
                                        --------------------------
                                          1997              1996
                                        --------          --------
                                              (DOLLARS IN 000'S)
Available for sale at fair value:
     State and municipal obligations      $1,371            $1,756
     Corporate obligations                 1,400               630
                                        --------          --------
                                           2,771             2,386
                                        --------          --------

Held to maturity at amortized cost:
     Federal agency mortgage pools                             174
     State and municipal obligations       1,709             2,367
                                        --------          --------

                                           1,709             2,541
FHLB stock                                   778               778
                                        --------          --------

Total                                     $5,258            $5,705
                                        ========          ========

         At December 31, 1997, the amortized cost of securities available for sale was $2,716,000 and the related gross unrealized gains were $55,000. At December 31, 1997, the fair value of securities held to maturity was $1,734,000 and the related gross unrealized gains were $25,000. There were no unrealized losses on securities at December 31, 1997.

         As of December 31, 1997, there were no state and municipal obligations representing more than 10% of shareholders' equity included in securities.

         The following table sets forth the maturities of investment securities at December 31, 1997 and the weighted-average yield (on a tax equivalent basis) on such securities.

                                                                  AT DECEMBER 31,
                                        --------------------------------------------------------------------
                                                   CORPORATE                      STATE AND MUNICIPAL
                                                  OBLIGATIONS                         OBLIGATIONS
                                        --------------------------------    --------------------------------
                                           AMOUNT             YIELD            AMOUNT             YIELD
                                        -------------     --------------    --------------    --------------
                                                                (DOLLARS IN 000'S)
Available for Sale: (1)
     Maturities:
     One year or less                   $       450           10.00%        $        170             5.63%
     Over 1 year to 5 years                     950           10.32                  425             9.33
     Over 5 years to 10 years                                                        180            10.63
     Over 10 years                                                                   541            10.25

                                        -------------                       --------------
     Total available for sale                 1,400           10.21                1,316             9.41
                                                                            --------------

Held to Maturity:
     Maturities:
     One year or less                                                                675             5.44
     Over 1 year to 5 years                                                          742             6.04
     Over 5 years to 10 years                                                        292             7.18
     Over 10 years

                                                                            --------------
     Total held to maturity                                                        1,709             6.00
                                                                            --------------

     Total securities                   $     1,400           10.21%        $      3,025             7.48%
                                        =============                       ==============

----------

(1) Available for sale amounts shown in the maturity distribution table are at amortized cost for computation of yields.

SOURCES OF FUNDS

         Deposits are the primary source of First Community's funds for use in lending and for other general business purposes. In addition to deposits, FHLB advances represent a significant source of funds to First Community, as well as funds derived from loan repayments. Loan repayments are a relatively stable source of funds, while savings inflows and outflows are significantly influenced by general interest rates and money market conditions.

         Deposit Activities. First Community offers several types of deposit programs designed to attract both short-term and long-term savings by providing a wide assortment of accounts and rates. See the average balance sheet included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a breakdown of the average amount and average rate paid on First Community's deposit categories. First Community does not rely on brokered deposits as funding sources.

         The following table indicates the amount of certificates of deposit of $100,000 or more by time remaining until maturity at December 31, 1997 (in 000's).

MATURITY PERIOD

Three months or less                                         $ 1,808
Greater than three months through six months                   1,524
Greater than six months through twelve months                  5,273
Over twelve months                                             1,914
                                                             -------
      Total                                                  $10,519
                                                             =======

         Interest earned on statement savings accounts is paid from the date of deposit to the date of withdrawal, compounded and credited monthly. Interest earned on money market demand deposit accounts is compounded and credited monthly. The interest rate on these accounts is established by First Community.

         In recent years, many deposits in long-term fixed-rate accounts have been withdrawn prior to maturity or such certificates have not been renewed at maturity due to the more attractive rates offered on various money market accounts. Early withdrawal penalties are 30 days' interest on accounts maturing in one year or less and 90 days interest on accounts maturing in greater than one year.

         Borrowings. The FHLB of Indianapolis functions as a central credit facility providing credit for member financial institutions. As a member, First Community is required to own capital stock in the FHLB and is authorized to apply for advances on the security of such stock and certain of its home mortgages and other assets (principally, securities which are obligations of, or guaranteed by, the United States) provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. The FHLB prescribes the acceptable uses to which the advances pursuant to each program may be made as well as limitations on the amounts of advances. Acceptable uses prescribed by the FHLB have included expansion of residential mortgage lending and meeting short-term liquidity needs. Depending on the program, limitation on the amounts of advances are based either on a fixed percentage of a member's net worth or on the FHLB's assessment of the member's creditworthiness. The FHLB is required to review its credit limitations and standards at least once every six months. First Community had outstanding borrowings of $2,833,613 from the FHLB as of September 30, 1998 and $2,929,789 as of December 31, 1997.

SERVICE AREA

         First Community's primary service areas are Johnson County and Jennings County, Indiana. These areas are among the most affluent and rapidly growing areas of Indiana. The major portion of First Community's customers reside in Johnson County, particularly in the Bargersville, Franklin and Greenwood areas, which account for about one-half of the county's population, according to the 1990 U.S. Census. First Community has branches in Bargersville, Trafalgar, Franklin (2), and Greenwood, Indiana in Johnson County, a branch at a retirement center in Indianapolis, Indiana, and two branches in North Vernon, Indiana in Jennings County. First Community anticipates opening a branch in Whiteland (Johnson County) and Taylorsville (Bartholomew County) within the next 12 months.

DESCRIPTION OF PROPERTY

         First Community currently leases its home office in Bargersville, Indiana and one of its branches in Franklin, Indiana from FCREM, leases branches in Indianapolis, Trafalgar and Franklin from third parties, and owns branch offices in Greenwood and North Vernon, Indiana. The leases with third-parties expire between 1999 and 2003. The Company plans for FCREM to eventually own substantially all of the branch properties and lease them to First Community.

COMPETITION

         The banking business is highly competitive in Johnson County, which is First Community's primary market, where it competes with 14 commercial banks, 3 savings banks, and 2 credit unions. In Jennings County, First Community competes with 5 commercial banks, one savings bank and 2 credit unions. To a lesser extent, First Community competes with mortgage banking companies, consumer finance companies, and certain governmental agencies.

REGULATION AND SUPERVISION OF THE COMPANY

         The Company is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended ("BHCA"), and is registered as such with the Board of Governors of the Federal Reserve System ("Federal Reserve"). The Company is examined, regulated and supervised by the Federal Reserve and is required to file annual reports and other information regarding its business and operations and the business and operations of its subsidiaries with the Federal Reserve. The Federal Reserve has the authority to issue cease and desist orders against a bank holding company if it determines that activities represent an unsafe and unsound practice or a violation of law.

         Under the BHCA, a bank holding company is, with limited exceptions, prohibited from acquiring direct or indirect ownership or control of voting stock of any company which is not a bank and from engaging in any activity other than managing or controlling banks. A bank holding company may, however, own shares of a Company engaged in activities which the Federal Reserve has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         Acquisitions by the Company of banks and savings associations are also subject to regulation. Any acquisition by the Company of more than five percent of the voting stock of any bank requires prior approval of the Federal Reserve. Acquisitions of savings associations are also subject to the approval of the Office of Thrift Supervision ("OTS"). Indiana law permits the Company to be acquired by bank holding companies, located in any state in the United States provided that the Company's subsidiary bank has been in existence and continuously operated for five (5) or more years.

         A bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with the extension of credit or the provision of any property or service. With certain exceptions, a bank holding company, a bank, and a subsidiary or affiliate thereof, may not extend credit, lease or sell property or furnish any services or fix or vary the consideration for the foregoing on the condition that (i) the customer must obtain or provide some additional credit, property or services from, or to, any of them, or (ii) the customer may not obtain some other credit, property or service from a competitor, except to the extent reasonable conditions are imposed to assure the soundness of credit extended.

         Under the BHCA, bank holding companies may acquire savings associations without geographic restrictions. However, under the Homeowner's Loan Act ("HOLA"), the OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, unless approval is for interstate supervisory acquisitions by savings and loan holding companies, and the acquisition of a savings institution in another state is under laws of the state of the target savings institutions specifically permitting such acquisition. Although the conditions imposed upon acquisitions in those states which have enacted such legislation vary, most such statutes are of the "regional reciprocity" type which require that the acquiring holding company be located (as defined by the location of its subsidiary savings institutions) in a state within a defined geographic region and that the state in which the acquiring holding company is located has enacted reciprocal legislation allowing savings institutions in the target state to purchase savings institutions in the acquirer's home state on terms no more restrictive than those imposed by the target state on the acquirer. Indiana law permits reciprocal interstate savings institution acquisitions within a region consisting of Indiana and contiguous states.

         The Company's income is principally derived from dividends paid on the common stock of its subsidiaries. The payment of dividends by First Community is subject to certain regulatory restrictions. Additionally, under Federal Reserve policy, the Company is expected to act as a source of financial strength to, and commit resources to support, First Community. As a result of such policy, the Company may be required to commit resources to First Community in circumstances where it might not otherwise do so.

REGULATION AND SUPERVISION OF FIRST COMMUNITY

         First Community is supervised, regulated and examined by the DFI and, as a state nonmember bank by the FDIC. A cease or desist order may be issued by the DFI and FDIC against First Community if the respective agency finds that the activities of First Community represent an unsafe and unsound banking practice or violation of law. The deposits of First Community are insured by the SAIF of the FDIC.

         Branching by banks in Indiana is subject to the jurisdiction, and requires the prior approval of, the Bank's primary federal regulatory authority and the DFI. Under Indiana law, First Community may branch anywhere in the state.

         The Company is a legal entity separate and distinct from First Community. There are various legal limitations on the extent to which First Community can supply funds to the Company. The principal source of the Company's funds consists of dividends from First Community. State and federal laws restrict the amount of dividends which may be paid by banks. In addition, First Community is subject to certain restrictions imposed by the Federal Reserve on extensions of credit to the Company or any of its subsidiaries, on investments in the stock or other securities of the Company and in taking such stock or securities as collateral for loans.

         While First Community is not a member of the Federal Reserve, the commercial banking business is affected not only by general economic conditions but also by the monetary policies of the

Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include the discount rate on member bank borrowing and changes in reserve requirements against member bank deposits. Federal Reserve monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of changing conditions in the national economy and in the money markets, as well as the effect of actions by monetary fiscal authorities, including the Federal Reserve, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Company and First Community.

FDICIA

         On December 19, 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted into law. FDICIA provides for, among other things, enhanced federal supervision of depository institutions including greater authority for the appointment of a conservator or receiver for undercapitalized institutions, the adoption of safety and soundness standards by the federal banking regulators on matters such as loan underwriting and documentation, interest rate risk exposure, compensation and other employee benefits, the establishment of risk-based deposit insurance premiums, liberalization of the qualified thrift lender test, greater restrictions on transactions with affiliates, and mandated consumer protection disclosures with respect to deposit accounts.

CAPITAL REQUIREMENTS

         First Community must meet certain minimum capital requirements mandated by the FDIC and the DFI. These regulatory agencies require financial institutions to maintain certain minimum ratios of primary capital to total assets and total capital to total assets. The Company is not required to comply with Federal Reserve capital requirements because it has consolidated assets of less than $150,000,000.

         First Community must maintain a leverage ratio of at least 4.0%, and a total capital to risk-based assets ratio of at least 8.0%. As of September 30, 1998, First Community had a leverage ratio and tangible equity ratio of 7.8% based on leverage and tangible capital of $7,914,000 and had a total capital to risk-based assets ratio of 10.7%.

LEGAL PROCEEDINGS

         The Company and First Community are parties to certain lawsuits from time to time arising in the ordinary course of business. The Company and First Community believe that none of their current lawsuits would, if adversely determined, have a material adverse effect on the Company or First Community.

AVAILABLE INFORMATION

         The Company files reports and other information with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at 7 World Trade Center, Suite 1300, New York, New York 10048. A copy of such material also can be obtained from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information statements filed electronically by the Company.

         The Company has filed a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the Notes offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement which can be inspected at the public reference facilities of the Commission and copies of which can be obtained from the Commission at prescribed rates, as set forth above or at the Commission's web site (http://www.sec.gov).

                                   MANAGEMENT

NAME                                AGE     PRINCIPAL OCCUPATION                DIRECTOR  SINCE         TERM TO EXPIRE
----                                ---     --------------------                ---------------         --------------
Merrill M. Wesemann, M.D.           63      Chairman of the Board                    1991                     2000
                                            of the Company-Physician

Albert R. Jackson, III              38      President & CEO                          1997                     2000

Frank D. Neese                      60      Investment Banker                        1996                     1999

Roy Martin Umbarger                 51      President, Roy Umbarger &                1996                     1999
                                            Sons, Inc.

Albert R. Jackson, Jr.              63      Retired Bank President                   1997                     2001

Eugene W. Morris                    72      President of Farmers                     1991                     2001
                                            -Mutual Fire Insurance

         Merrill M. Wesemann, M.D. was a Director of Bargersville Federal Savings Bank ("Bargersville") from January 1979 until completion of the acquisition of Bargersville by the Company. Dr. Wesemann is on the Board of Directors of First Community and has been a Director of the Company since August 1991. Dr. Wesemann is also on the Board of Directors of FCREM. Dr. Wesemann has practiced medicine since 1961 and is a past Treasurer of the Indiana State Medical Association. Dr. Wesemann's current term as a Director of the Company expires at the 2000 Annual Meeting.

         Albert R. Jackson, III has been CEO and CFO for both First Community and the Company since 1996 and President of First Community since 1994. He is also on the Board of Directors of First Community and FCREM. Before that he was senior vice president of National City Bank. Mr. Jackson has also served as senior vice president and cashier of The Seymour National Bank & Trust Company and as vice president for First National Bank of North Vernon, Indiana and as treasurer and chief financial officer of that bank's holding Company, North Vernon 1st Financial Corporation. Mr. Jackson's current term as a Director of the Company expires at the 2000 Annual Meeting. He is the son of Albert R. Jackson, Jr.

         Roy Martin Umbarger has been the President and co-owner of Roy Umbarger & Sons, Inc., a feed mill, grain elevator and fertilizer distributor located in Bargersville, Indiana, since 1986. Mr. Umbarger received a degree in Business Marketing from the University of Evansville and is a lifetime resident of Johnson County. Mr. Umbarger's current term as a Director of the Company expires at the 1999 Annual Meeting. Mr. Umbarger is also on the Board of Directors of First Community and FCREM and is the son-in-law of Eugene W. Morris.

         Frank D. Neese is President of Indiana Securities, LLC an investment banking firm since January 1, 1998. Mr. Neese served as Senior Vice President of Traub and Company a registered broker-dealer from 1979 until December 31, 1997. Mr. Neese has served as a financial advisor to First Community since 1991. Mr. Neese's current term as a Director of the Company expires at the 1999 Annual Meeting. Mr. Neese is Secretary and a Director of First Community. Mr. Neese is also on the Board of Directors of FCREM. Mr. Neese also serves as President of the Pines of Deerfield, a real estate development Company.

         Albert R. Jackson, Jr. was the President of First National Bank of North Vernon, Indiana from 1971 to 1989 and a Senior Executive Vice President of The Seymour National Bank of Seymour, Indiana from 1989 to his retirement in 1994. Mr. Jackson was appointed as a Director in May 1997 and his current term expires in 2001. He is also on the Board of Directors of First Community and FCREM and is the father of Albert R. Jackson, III.

         Eugene W. Morris was a director of Bargersville from October 1974, and was Vice Chairman of the Board of Directors from January 1988 until Bargersville was acquired by the Company. Mr. Morris is currently President of the Company and has been a board member since

August 1991. Mr. Morris is also on the Board of Directors of First Community and FCREM. Mr. Morris is currently self-employed as a farmer and also serves as President of Farmers-Mutual Fire Insurance Company of Johnson and Shelby Counties, a mutual casualty and property insurance Company. Mr. Morris current term as a Director of the Company expires at the 2001 Annual Meeting. Mr. Morris is the father-in-law of Roy Martin Umbarger.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table provides compensation information paid by First Community to the Chief Executive Officer for services rendered in all capacities during the years ended December 31, 1997, 1996, and 1995. No executive officers of the Company received compensation from the Company during the year ended December 31, 1997.


                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION
                          -----------------------------
  NAME AND PRINCIPAL                                             ALL OTHER
       POSITION           YEAR    SALARY($)    BONUS($)    COMPENSATION($) (1)
       --------           ----    ---------    --------    -------------------

Albert R. Jackson, III    1997      67,500         -0-             697
Chief Executive           1996      62,293       5,000             661
Officer and Chief         1995      58,782         -0-             500
Financial Officer
-------------------
(1)  Contributions by the Company to the employee's 401(k) retirement plan.

         There were no awards or payouts of restricted stock, options, SAR's, or long term incentive plan payments during the last 3 fiscal years to the named chief executive officer.

CASH COMPENSATION

         A Director of the Company is not compensated for service as a member of the Board of Directors or any committee of the Board. However, all Directors of the Company are also Directors of First Community, and for the fiscal year ended December 31, 1997 cash compensation for non-employee Directors of First Community was $1,000 per month. The Chairman's compensation was $1,150 per month for 1997. First Community provides each of First Community's Directors with Directors' and Officers' liability insurance. Directors may also be reimbursed for reasonable expenses incurred in attending Board and committee meetings. Directors otherwise employed by the Company or First Community are not separately compensated for serving as a Director. Mr. Jackson, Jr. is also paid a consulting fee of $600 per month for providing advisory services to First Community and Dr. Wesemann participates in a deferred compensation program pursuant to which his director fees are deferred and the deferral amounts earn interest at the rate of 8% per annum.

OPTIONS

         The 1992 Stock Option Plan (the "1992 Plan") was adopted by the Board of Directors on January 1, 1992 and amended and restated by the Board on February 15, 1993 and May 15, 1995. The shareholders approved an amendment to the 1992 Plan on May 15, 1996. The 1992 Plan covers 66,771 shares of Common Stock.

         The number of shares available under the 1992 Plan and the amount and exercise price of options granted are subject to adjustment in the event of a combination, merger, reorganization, stock split, stock dividend or similar event affecting the Common Stock. The 1992 Plan will terminate ten years from the date of its adoption and no further options shall thereafter be granted thereunder.

         Options granted to non-employee directors under the 1992 Plan are not intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Optionees generally are not subject to federal income taxation at the time the options are granted. Taxable income is recognized by optionees upon the exercise of an option in the amount of the difference between the exercise price paid and the market value of the shares received at the time of exercise or the date restrictions on the sale of such shares lapse. An optionee's basis in the shares received upon the exercise of an option is equal to the exercise price paid plus any income recognized for income tax purposes. The Company is entitled to a tax deduction equal to the amount of income recognized by the optionees.

         There are outstanding options under the 1992 Plan to purchase 15,420 shares of Common Stock with an exercise price of $5.54 per share each to Dr. Wesemann and Eugene Morris.

         On May 15, 1996, the shareholders approved the 1996 Stock Option Plan (the "1996 Plan") for the issuance of 105,000 shares of Common Stock. The 1996 Plan provides, among other items, that nonstatutory options for 1,000 shares of Common Stock are automatically granted to directors not otherwise employed by the Company on a yearly basis in order to provide an incentive to outside directors of the Company. The options have a term of ten years from the date of grant, are exercisable only during the time the optionee remains a director or within one year thereafter (but not beyond expiration of the option term) and the exercise price is the fair market value of the shares on the date of grant.

         In the event of changes in outstanding Common Stock of the Company by reason of stock dividends, mergers, split-ups, consolidations, recapitalizations, reorganizations or like events (as determined by the Board of Directors or a committee thereof (the "Committee"), an appropriate adjustment will be made by the committee in the number of shares of Common Stock reserved under the 1996 Plan and in the number of shares of Common Stock and option price per share specified in any stock option agreement with respect to any unpurchased shares.

         The Company has granted and there are outstanding options under the 1996 Plan to purchase 1,050 shares of common stock with an exercise price of $11.43 per share and 1,000 shares of Common Stock with an exercise price of $11.00 per share each to Dr. Wesemann, Eugene Morris, Frank Neese, Albert R. Jackson, Jr., and Roy Martin Umbarger. In February 1998 the Board granted an option to purchase 5,000 shares of common stock to Albert R. Jackson, III with an exercise price of $11.50 per share and an aggregate of 6,000 shares to three
(3) other officers with an exercise price of $11.50 per share. All options vested at the time of grant and expire ten years after the date of grant or one
(1) year after the date the optionee terminates his or her performance of services for the Company, if earlier. The Company has agreed with the Tennessee Securities Division that it will not grant options in excess of twelve percent (12%) of the number of issued and outstanding shares of Common Stock during the effective period of this registration statement.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         As permitted by the Indiana Business Corporation Law ("IBCL"), the Company may indemnify its officers and directors under certain circumstances, The IBCL permits the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms, which the Company has done. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the Company's Common Stock beneficially owned as of November 13, 1998 by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group:

                                          SHARES BENEFICIALLY
                                          -------------------
                                         OWNED BEFORE OFFERINGS
                                         ----------------------
NAME                                    NUMBER            PERCENT
----                                    ------            -------
Albert R. Jackson, III                  18,169(1)           1.83%
5675 N County Rd. 200 W
North Vernon, Indiana 47265

Albert R. Jackson, Jr.                   8,116(2)            *
5745 N County Rd. 200W
North Vernon, Indiana 47265

Eugene W. Morris                        24,957(3)           2.48%
5471 West CR 350 N.
Bargersville, Indiana  46106

Merrill M. Wesemann, M.D.               90,404(4)           8.97%
251 E Jefferson Street
Franklin, Indiana  46131

Roy Martin Umbarger                     29,814(5)           3.01%
5180 W Road 300N
Bargersville, Indiana 46106

Frank D. Neese                          58,378(6)           5.89%
320 North Meridian Street
Indianapolis, Indiana 46204

All Executive Officers and Directors   227,476             21.96%
as a group (6 persons)
-------------------
*    Denotes less than 1%

(1) Includes 2,362 shares that Mr. Jackson owns as a joint tenant with his father, brother, and sister as to which he disclaims voting and dispositive power and currently exercisable options for 5,000 shares granted under the 1996 Stock Option Plan. Mr. Jackson, III is the son of Mr. Jackson, Jr.
(2) Includes 2,362 shares held as a joint tenant with his two sons and a daughter, 525 shares owned by Mr. Jackson's spouse and currently exercisable options for 2,050 shares granted under the 1996 Stock Option Plan. Mr. Jackson, Jr. is the father of Mr. Jackson, III.
(3) Includes currently exercisable options for 17,470 shares granted under the 1992 and 1996 Stock Option Plans. Mr. Morris is Mr. Umbarger's father-in-law.
(4) Includes 8,087 shares owned by Dr. Wesemann's spouse and currently exercisable options for 17,470 shares granted under the 1992 and 1996 Stock Option Plans.
(5) Includes 1,365 shares owned by Mr. Umbarger's spouse, 721 shares owned as joint-tenant with a minor son, 1,356 shares owned by his minor son, 107 shares owned by his spouse jointly with each of two daughters, 13 shares owned by a daughter, and currently exercisable options for 2,050 shares granted under the 1996 Stock Option Plan. Mr. Umbarger is Mr. Morris' son-in-law.
(6) Includes currently exercisable options for 2,050 shares granted under the 1996 Stock Option Plan.

                              CERTAIN TRANSACTIONS

         Certain of the Company's Directors and Executive Officers were customers of or had various transactions with First Community in the ordinary course of business during 1996 and 1997. These transactions cover a range of banking services. All such services were provided at market rates consistent with published fee schedules. Similar additional transactions may be expected to take place in the ordinary course of business in the future. Although various laws and regulations governing First Community allow First Community to make loans to a limited extent to its Directors and Executive Officers, all loans involving such Directors, Executive Officers, or their affiliates were made on substantially the same terms, including interest rates and collateral, as those prevailing at that time for comparable transactions with other persons and did not involve more than the normal risk of collectability or other unfavorable features. All transactions with affiliates of the Company must be on terms no less favorable than could be approved by a majority of the directors, including a majority of disinterested directors.

                              PLAN OF DISTRIBUTION

         The Notes are being offered and sold on a best efforts basis through certain officers and full-time employees of the Company who will not be separately compensated therefor and who have substantial duties with the Company or First Community unrelated to the sale of securities. The Offering is not conditioned upon the sale of any minimum amount of Notes and funds paid by purchasers will be immediately accepted or rejected by the Company and, if accepted, a Note will promptly be registered and sent to the purchaser.

         This Offering will remain open until all of the Notes are sold unless earlier terminated by the Company.

                           DESCRIPTION OF SECURITIES

NOTES

         The Notes are limited to an aggregate principal amount of $1,000,000 and will be issued in denominations of $10,000. The Notes represent unsecured, general obligations of the Company, mature on December 31, 2008, and will bear interest at the rate of 7% per annum payable quarterly, in arrears, on the last day of March, June, September, and December commencing December 31, 1998, to the holders of record on the fifth day preceding the interest payment date.

         Unless otherwise determined by the Company, payment of principal and interest will be made by check mailed to the address of the person entitled thereto as it appears on the Note Register.

         The Notes are not obligations of First Community, are not insured by the FDIC or otherwise protected from loss of investment, and are not secured by the assets of the Company. In the event of liquidation of the Company, Noteholders will be repaid after holders of secured debt but before shareholders. There is no limitation on either the amount or type of indebtedness the Company may incur in the future.

         REDEMPTION AT THE COMPANY'S OPTION. The Notes are callable in whole or in part at the option of the Company (i) at any time after December 31, 2003 upon 30 days written notice and (ii) in the event of certain mergers, or other similar business combination, a sale of all or substantially all of the assets of the Company, or a sale or exchange in one transaction of 51% or more of the outstanding shares of the Company, at par plus accrued and unpaid interest to the extent not converted prior to redemption.

         CONVERSION. The Notes are convertible at the option of the holder into shares of Common Stock of the Company at the rate of $12.10 per share. The conversion price is subject to adjustment for stock splits, stock dividends, reorganizations, mergers, and similar capital modifications of the Company.

         NO SINKING FUND. No principal payments are due with respect to the Notes prior to their maturity, nor is there any requirement for the Company to make payments to a sinking fund or otherwise periodically set aside funds for the retirement of the Notes. Retirement of the Notes will, therefore, be dependent upon the Company generating sufficient excess cash flow or obtaining other financing at the time the Notes mature, neither of which can be assured.

         EVENTS OF DEFAULT. Failure by the Company to pay any installment of interest within 30 days of the due date, to pay principal within five days of the due date or to comply with any other covenant of the Note which is not cured within 30 days of the Company receiving written notice thereof from the holder will result in an Event of Default and the holders of the Notes in addition to other rights and remedies will be entitled to demand immediate payment of all principal and interest.

         NO TRUST INDENTURE. The Notes are not being issued pursuant to a trust indenture and consequently each holder will be responsible for individually giving and receiving notices pursuant to the Notes and taking action to enforce the Note if an Event of Default occurs. Holders will not receive the benefits and protection which would be afforded if the Notes were being issued pursuant to a trust indenture qualified under the Trust Indenture Act.

         TRANSFER AGENT AND REGISTRAR. The Transfer Agent and Registrar for the Notes is First Community Bank & Trust.

CAPITAL STOCK

         The authorized capital stock of the Company consists of four million shares of Common Stock, no par value, and one million shares of preferred stock.

         As of November 13, 1998, there were 1,005,268 shares of Common Stock outstanding held of record by 282 shareholders. Each of the $10,000 Notes offered hereby is convertible to 826 shares of Common Stock (82,644 shares if all of the Notes offered hereby are sold and converted). Concurrently with this Offering the Company is distributing to its shareholders Rights and Warrants to purchase an aggregate of 262,000 additional shares of Common Stock.

         Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Market for Common Stock and Related Shareholder Matters." In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the shares of Common Stock issued upon conversion of the Notes will be, fully paid and non-assessable.

         The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely effect the voting and other rights of the holders of Common Stock. At present the Company has no plans to issue any of the preferred stock.

         Certain provisions of Indiana law applicable to the Company may delay, deter or prevent a merger, tender offer or other takeover attempt of the Company.

         Under Indiana law, no business combination (generally defined to include certain mergers, sales of assets, sales of 5% or more of outstanding stock, loans, recapitalizations or liquidations or dissolutions) involving the Company and an interested shareholder (defined to include any holder of 10% or more of the Company's voting stock) may be entered into unless (1) approved by the Board of Directors of the Company or (2)(a) five years have expired since the acquisition of shares of the Company by the interested stockholder, (b) all requirements of the Articles of Incorporation relating to business combinations are satisfied and (c) either (i) a majority of shareholders of the Company (excluding the interested shareholder) approve the business combination or (ii) all shareholders are paid fair value (as defined in the statute) for their stock. However, such law does not restrict any offer to purchase all of the Company's shares.

         Under Indiana law, when a target corporation (such as the Company) incorporated in Indiana and having its principal place of business, principal office, or substantial assets in Indiana, has a certain threshold of ownership by Indiana residents, any acquisition which, along with previous holdings, gives the acquirer at least 20%, 33-1/3% or 50% of the target's voting stock triggers a shareholder approval mechanism. If the acquirer files a statutory disclosure statement, the target's management has 50 days within which to hold a special meeting of shareholders at which all disinterested shareholders of the target (those not affiliated with the acquirer or any officer or inside director of the target) consider and vote upon whether the acquirer shall have voting rights with respect to the control shares of the target held by it. Without shareholder approval, the control shares acquired by the acquirer have no voting rights. If the acquirer fails to file the statutory disclosure statement, or the shareholders fail to grant voting rights to the control shares, the target can redeem the acquirer's shares at a price to be determined according to procedures devised by the target.

TRANSFER AGENT AND REGISTRAR. The Transfer Agent and Registrar for the Common Stock is First Community Bank & Trust.


                                 LEGAL MATTERS

         The validity of the Notes offered hereby will be passed upon for the Company by Henderson, Daily, Withrow & DeVoe of Indianapolis, Indiana.


                                    EXPERTS

         The consolidated financial statements of First Community Bancshares, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 appearing in the Prospectus and Registration Statement have been audited by Olive LLP (formerly Geo. S. Olive & Co. LLC), independent auditors as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report given under the authority of such firm as experts in accounting and auditing.

                        FIRST COMMUNITY BANCSHARES, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                           PAGE
                                                                           ----
AUDITED FINANCIAL STATEMENTS:
-----------------------------

     Independent Auditor's Report......................................    F-1

     Consolidated Balance Sheet as of
         December 31, 1997 and 1996....................................    F-2

     Consolidated Statement of Income for the Years Ended
         December 31, 1997, 1996 and 1995..............................    F-3

     Consolidated Statement of Comprehensive Income
         for the Years Ended December 31, 1997, 1996 and 1995..........    F-4

     Consolidated Statement of Changes in Stockholders' Equity
         for the Years Ended December 31, 1997, 1996 and 1995..........    F-5

     Consolidated Statement of Cash Flows for the
         Years Ended December 31, 1997, 1996 and 1995..................    F-6

     Notes to Consolidated Financial Statements........................    F-7

UNAUDITED FINANCIAL STATEMENTS:
-------------------------------

     Consolidated Condensed Balance Sheet as of September 30, 1998 and
         December 31, 1997.............................................    F-24

     Consolidated Condensed Statement of Income for the Three and
         Nine Months Ended September 30, 1998 and 1997.................    F-25

     Consolidated Condensed Statement of Comprehensive Income
         for the Three and Nine Months Ended September 30, 1998
         and 1997......................................................    F-26

     Consolidated Condensed Statement of Changes in Stockholders'
         Equity for the Nine Months Ended September 30, 1998...........    F-27

     Consolidated Condensed Statement of Cash Flows for the Nine Months
         Ended September 30, 1998 and 1997.............................    F-28

     Notes to Unaudited Condensed Consolidated Financial Statements....    F-29

                         INDEPENDENT AUDITOR'S REPORT



To the Stockholders and
Board of Directors
First Community Bancshares, Inc.
Bargersville, Indiana


We have audited the accompanying consolidated balance sheet of First Community Bancshares, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements described above present fairly, in all material respects, the consolidated financial position of First Community Bancshares, Inc. and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.




/s/ Geo. S. Olive & Co. LLC
Indianapolis, Indiana
February 6, 1998

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEET

DECEMBER 31                                              1997          1996
--------------------------------------------------------------------------------
ASSETS
  Cash and due from banks                              $   933,574   $ 1,059,473
  Short-term interest-bearing deposits                  10,297,654     5,975,098
                                                       -------------------------
    Cash and cash equivalents                           11,231,228     7,034,571
  Investment securities
    Available for sale                                   2,771,058     2,386,358
    Held to maturity                                     1,708,679     2,540,803
                                                       -------------------------
        Total investment securities                      4,479,737     4,927,161
  Loans                                                 80,000,575    65,108,481
    Allowance for loan losses                             (848,085)     (644,132)
                                                       -------------------------
        Net loans                                       79,152,490    64,464,349
  Premises and equipment                                 1,944,779     1,791,873
  Federal Home Loan Bank of
    Indianapolis stock, at cost                            777,800       777,800
  Foreclosed real estate                                    78,636       139,500
  Interest receivable                                      700,079       526,186
  Other assets                                             374,965       417,268
                                                       -------------------------
        Total assets                                   $98,739,714   $80,078,708
                                                       =========================

LIABILITIES
  Deposits
    Noninterest bearing                                $ 7,623,814   $ 5,833,251
    Interest bearing                                    80,071,501    64,719,018
                                                       -------------------------
        Total deposits                                  87,695,315    70,552,269
  Federal Home Loan Bank of
    Indianapolis advances                                2,929,789     2,378,830
  Interest payable                                         250,617       187,083
  Other liabilities                                        313,987        74,570
                                                       -------------------------
        Total liabilities                               91,189,708    73,192,752
                                                       -------------------------

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
  Preferred stock, no-par value
    Authorized and unissued-1,000,000 shares
  Common stock, no-par par value
    Authorized-4,000,000 shares
    Issued and outstanding-989,848
    and 942,825 shares                                   6,722,251     6,181,486
  Retained earnings and contributed capital                794,796       692,760
  Accumulated other comprehensive income                    32,959        11,710
                                                       -------------------------
        Total stockholders' equity                       7,550,006     6,885,956
                                                       -------------------------
        Total liabilities and stockholders' equity     $98,739,714   $80,078,708
                                                       =========================

See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31                     1997            1996            1995
----------------------------------------------------------------------------------
INTEREST INCOME
  Loans, including fees                 $6,779,091      $5,564,766      $4,416,698
  Securities
    Taxable                                183,260         202,022         188,212
    Tax exempt                             106,252         125,814         253,979
  Deposits with financial institutions     230,410         207,940         170,432
  Dividends                                 62,136          57,153          44,834
                                        ------------------------------------------
        Total interest income            7,361,149       6,157,695       5,074,155
                                        ------------------------------------------

INTEREST EXPENSE
  Deposits                               3,695,491       2,945,818       2,755,847
  Federal Home Loan Bank advances          111,425         219,980         197,750
                                        ------------------------------------------
        Total interest expense           3,806,916       3,165,798       2,953,597
                                        ------------------------------------------

NET INTEREST INCOME                      3,554,233       2,991,897       2,120,558
  Provision for loan losses                255,000         219,000         207,500
                                        ------------------------------------------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                        3,299,233       2,772,897       1,913,058
                                        ------------------------------------------

OTHER INCOME
  Fiduciary activities                      26,509          27,353          21,453
  Service charges on deposit accounts      253,207         184,400         132,926
  Net realized gains (losses)
    on securities                                            5,630         (13,553)
  Other operating income                    25,522          31,722          96,373
                                        ------------------------------------------
        Total other income                 305,238         249,105         237,199
                                        ------------------------------------------

OTHER EXPENSES
  Salaries and employee benefits         1,236,794       1,012,761         838,495
  Premises and equipment                   301,262         212,847         178,143
  Advertising                              131,989         122,429         114,790
  Data processing fees                     232,797         191,698         175,822
  Deposit insurance expense                 45,178         453,368         106,781
  Printing and office supplies              64,925          81,541          68,995
  Legal and professional fees               97,843         135,068         108,879
  Telephone expense                         69,197          61,770          50,064
  Other operating expenses                 310,433         293,853         220,889
                                        ------------------------------------------
        Total other expenses             2,490,418       2,565,335       1,862,858
                                        ------------------------------------------

INCOME BEFORE INCOME TAX                 1,114,053         456,667         287,399
  Income tax expense                       375,609         115,401          11,046
                                        ------------------------------------------

NET INCOME                              $  738,444      $  341,266      $  276,353
                                        ==========================================

BASIC EARNINGS PER SHARE                      $.75            $.35            $.29
DILUTED EARNINGS PER SHARE                     .74             .34             .28

See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

YEAR ENDED DECEMBER 31                       1997            1996            1995
------------------------------------------------------------------------------------
NET INCOME                                $  738,444      $  341,266      $  276,353
                                          ------------------------------------------
Other comprehensive income, net of tax
  Unrealized gains (losses) on securities
    available for sale
    Unrealized holding gains (losses)
      arising during the period, net of
      tax expense (benefit) of $14,166,
      ($4,427) and $9,044                     21,249          (6,641)         13,566
    Less: Reclassification adjustment
      for gains (losses) included in
      net income, net of tax expense
      (benefit) of $2,267 and ($5,457)                         3,400          (8,185)
                                          ------------------------------------------
                                              21,249         (10,041)         21,751
                                          ------------------------------------------
Comprehensive income                      $  759,693      $  331,225      $  298,104
                                          ==========================================

See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                             RETAINED
                                         COMMON STOCK        EARNINGS       ACCUMULATED
                                    ----------------------     AND             OTHER
                                      SHARES                CONTRIBUTED    COMPREHENSIVE
                                    OUTSTANDING   AMOUNT      CAPITAL         INCOME            TOTAL
--------------------------------------------------------------------------------------------------------

BALANCES, JANUARY 1, 1995              738,715  $6,068,970   $  76,017                        $6,144,987
  Net income for 1995                                          276,353                           276,353
  Five-for-four stock split            184,576
  Cash dividends in lieu of issuing
    fractional shares                                             (876)                             (876)
  Net change in unrealized gain on
    securities available for sale                                             $21,751             21,751
                                       -----------------------------------------------------------------
BALANCES, DECEMBER 31, 1995            923,291   6,068,970     351,494         21,751          6,442,215
  Net income for 1996                                          341,266                           341,266
  Stock options exercised               19,534     112,516                                       112,516
  Net change in unrealized gain on
    securities available for sale                                             (10,041)           (10,041)
                                       -----------------------------------------------------------------

BALANCES, DECEMBER 31, 1996            942,825   6,181,486     692,760         11,710          6,885,956
  Net income for 1997                                          738,444                           738,444
  Cash dividends ($.10 per share)                              (94,282)                          (94,282)
  5% stock dividend                     47,023     540,765    (540,765)
  Cash dividends in lieu of issuing
    fractional shares                                           (1,361)                           (1,361)
  Net change in unrealized gain on
    securities available for sale                                              21,249             21,249
                                       -----------------------------------------------------------------

BALANCES, DECEMBER 31, 1997            989,848  $6,722,251    $794,796        $32,959         $7,550,006
                                       =================================================================

See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CASH FLOWS


YEAR ENDED DECEMBER 31                                1997           1996           1995
--------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net income                                      $    738,444   $    341,266   $    276,353
  Adjustments to reconcile net
    income to net cash provided
    by operating activities
    Provision for loan losses                          255,000        219,000        207,500
    Depreciation and amortization                      137,713         82,860         71,926
    Deferred income tax                                    498         10,278        (20,419)
    Investment securities amortization                   4,362          7,215         62,383
    Gain on disposal of premises and equipment                                       (20,716)
    Investment securities (gains) losses                               (5,630)        13,553
    Net change in
     Interest receivable                              (173,893)        91,485       (126,381)
     Interest payable                                   63,534         12,988         52,542
     Other assets                                       27,866         89,746        (23,718)
     Other liabilities                                 238,056        (27,278)         9,732
                                                  ------------------------------------------
     Net cash provided by operating
      activities                                     1,291,580        821,930        502,755
                                                  ------------------------------------------

INVESTING ACTIVITIES
  Purchases of securities available for sale        (1,000,000)                   (1,670,000)
  Proceeds from maturities of securities
   available for sale                                  650,000        677,750        230,000
  Proceeds from sales of securities
   available for sale                                               2,176,965        622,021
  Proceeds from maturities and paydowns
   of securities held to maturity                      828,248        608,936      1,542,787
  Proceeds from sales of securities held
   to maturity                                                                       125,000
  Net change in loans                              (15,062,301)   (10,587,119)   (15,317,327)
  Purchases of premises and equipment                 (290,617)      (533,467)       (25,746)
  Proceeds from disposal of premises
   and equipment                                                                      64,663
  Purchase of stock of Federal Home
   Loan Bank of Indianapolis                                         (177,300)       (87,600)
  Proceeds from sale of other real estate
   and repossessions                                   180,024         26,992         50,908
  Other investing activities                                                          (4,803)
                                                  ------------------------------------------
        Net cash used by investing activities      (14,694,646)    (7,807,243)   (14,470,097)
                                                  ------------------------------------------

FINANCING ACTIVITIES
  Net change in
    Noninterest-bearing, NOW, and savings
     deposits                                        6,597,456      5,023,029      8,518,439
    Certificates of deposit                         10,545,590      6,366,136      4,460,633
    Short-term borrowings                                            (908,138)       908,138
  Proceeds from Federal Home Loan
   Bank advances                                     1,750,000                     3,000,000
  Repayment of Federal Home Loan Bank advances      (1,199,041)    (2,224,485)    (3,711,098)
  Cash dividends                                       (94,282)
  Cash dividends in lieu of issuing fractional
   shares                                                                               (876)
  Stock options exercised                                             112,516
                                                  ------------------------------------------
        Net cash provided by financing activities   17,599,723      8,369,058     13,175,236
                                                  ------------------------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS              4,196,657      1,383,745       (792,106)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR         7,034,571      5,650,826      6,442,932
                                                  ------------------------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR             $11,231,228     $7,034,571     $5,650,826
                                                  ==========================================

ADDITIONAL CASH FLOWS INFORMATION
  Interest paid                                    $ 3,743,382     $3,526,976     $2,901,055
  Income tax paid (refunded)                           187,406        110,000        (40,921)


See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Table Dollar Amounts in Thousands)


- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of First Community Bancshares, Inc. ("Company") and its wholly owned subsidiary, First Community Bank and Trust ("Bank"), conform to generally accepted accounting principles and reporting practices followed by the banking industry. The more significant of the policies are described below.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company is a bank holding company whose principal activity is the ownership and management of the Bank. The Bank operates under a state bank charter and provides full banking services, including trust services. As a state bank, the Bank is subject to regulation by the Department of Financial Institutions, State of Indiana and the Federal Deposit Insurance Corporation.

DESCRIPTION OF BUSINESS-The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Johnson and Jennings Counties, Indiana and surrounding counties. The Bank's loans are generally secured by specific items of collateral including real property, consumer assets and business assets.

CONSOLIDATION-The consolidated financial statements include the accounts of the Company and the Bank after elimination of all material intercompany transactions.

INVESTMENT SECURITIES-Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately through stockholders' equity, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


LOANS are carried at the principal amount outstanding. A loan is impaired when, based on current information or events, it is probable that the Bank will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Payments with insignificant delays not exceeding 90 days outstanding are not considered impaired. Certain nonaccrual and substantially delinquent loans may be considered to be impaired. The Bank considers its investment in one-to-four family residential loans and consumer loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. Interest income is accrued on the principal balances of loans. The accrual of interest on impaired and nonaccrual loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed when considered uncollectible. Interest income is subsequently recognized only to the extent cash payments are received. Certain loan fees and direct costs are being deferred and amortized as an adjustment of yield on the loans over the contractual lives of the loans. When a loan is paid off or sold, any unamortized loan origination fee balance is credited to income.

ALLOWANCE FOR LOAN LOSSES is maintained to absorb potential loan losses based on management's continuing review and evaluation of the loan portfolio and its judgment as to the impact of economic conditions on the portfolio. The evaluation by management includes consideration of past loan loss experience, changes in the composition of the portfolio, and the current condition and amount of loans outstanding, and the probability of collecting all amounts due. Impaired loans are measured by the present value of expected future cash flows, or the fair value of the collateral of the loan, if collateral dependent.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. Management believes that as of December 31, 1997, the allowance for loan losses is adequate based on information currently available. A worsening or protracted economic decline in the area within which the Company operates would increase the likelihood of additional losses due to credit and market risks and could create the need for additional loss reserves.

PREMISES AND EQUIPMENT are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

FEDERAL HOME LOAN BANK STOCK is a required investment for institutions that are members of the Federal Home Loan Bank ("FHLB") system. The required investment in the common stock is based on a predetermined formula.

FORECLOSED REAL ESTATE is carried at the lower of cost or fair value less
estimated selling costs.   When foreclosed real estate is acquired, any
required adjustment is charged to the allowance for loan losses. All subsequent activity is included in current operations.

STOCK OPTIONS are granted for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for and will continue to account for stock option grants in accordance with Accounting Principle Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense for the stock option grants.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


INCOME TAX in the consolidated statement of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Company files consolidated income tax returns with its subsidiary.

EARNINGS PER SHARE have been computed based upon the weighted average common shares and potential common shares outstanding during each year.

- RESTRICTION ON CASH AND DUE FROM BANKS

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank ("FRB"). The reserve required at December 31, 1997, was $360,000.

- INVESTMENT SECURITIES


                                                       1997
                                    ------------------------------------------
                                                 GROSS       GROSS
                                    AMORTIZED  UNREALIZED  UNREALIZED   FAIR
DECEMBER 31                           COST       GAINS      LOSSES      VALUE
------------------------------------------------------------------------------
Available for sale
  State and municipal                $1,316       $55                   $1,371
  Corporate obligations               1,400                              1,400
                                     -----------------------------------------
    Total available for sale          2,716        55                    2,771
Held to maturity-state and municipal  1,709        25                    1,734
                                     -----------------------------------------
    Total investment securities      $4,425       $80          $0       $4,505
                                     =========================================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)

                                                       1996
                                    ------------------------------------------
                                                 GROSS       GROSS
                                    AMORTIZED  UNREALIZED  UNREALIZED   FAIR
DECEMBER 31                           COST       GAINS      LOSSES      VALUE
------------------------------------------------------------------------------
Available for sale
  State and municipal                $1,737       $24        $ (5)      $1,756
  Corporate obligations                 630                                630
                                     -----------------------------------------
    Total available for sale          2,367        24          (5)       2,386
                                     -----------------------------------------
Held to maturity
  State and municipal                 2,367         2         (44)       2,325
  Mortgage-backed securities            174                    (1)         173
                                     -----------------------------------------
    Total held to maturity            2,541         2         (45)       2,498
                                     -----------------------------------------
    Total investment securities      $4,908       $26        $(50)      $4,884
                                     =========================================

The amortized cost and fair value of securities held to maturity and available for sale at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                         1997
                                       ---------------------------------------
                                       AVAILABLE FOR SALE    HELD TO MATURITY
                                       ---------------------------------------
                                       AMORTIZED   FAIR       AMORTIZED  FAIR
MATURITY DISTRIBUTION AT DECEMBER 31     COST      VALUE        COST     VALUE
------------------------------------------------------------------------------
Due in one year or less                  $  620    $  620      $  675   $  675
Due after one through five years          1,375     1,389         742      750
Due after five through ten years            180       187         292      309
Due after ten years                         541       575
                                         -------------------------------------
    Totals                               $2,716    $2,771      $1,709   $1,734
                                         =====================================

No securities were pledged at December 31, 1997. Securities with a carrying value of $174,000 were pledged at December 31, 1996 to secure FHLB advances.

Proceeds from sales of securities available for sale during 1996 were $183,000. Gross gains of $3,000 were realized on those sales.

Proceeds from securities held to maturity called at a premium during 1996 were $278,000. Gross gains of $3,000 were realized on those calls.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)

Proceeds, including due from broker of $1,994,000, from sales of securities available for sale during 1995 were $2,616,000. Gross gains of $4,000 and gross losses of $18,000 were realized on those sales.

During 1995, the Company sold two securities held to maturity with an amortized cost of $125,000 due to substandard credit worthiness. No gains or losses were realized on these sales.

- LOANS AND ALLOWANCE

DECEMBER 31                               1997            1996
--------------------------------------------------------------------------
Commercial, commercial real estate
 and industrial loans                   $17,883         $17,401
Real estate loans                        28,971          23,010
Construction loans                        6,773           3,621
Individuals' loans for household
 and other personal expenditures         22,896          19,084
Tax-exempt loans and leases               3,377           1,922
                                        -----------------------
                                         79,900          65,038
Deferred loan origination costs             101              70
                                        -----------------------
    Total loans                         $80,001         $65,108
                                        =======================


DECEMBER 31                      1997           1996           1995
--------------------------------------------------------------------------
Allowance for loan losses
  Balances, January 1            $644           $518            $362
  Provision for losses            255            219             208
  Recoveries on loans              29             18              36
  Loans charged off               (80)          (111)            (88)
                                 -----------------------------------
  Balances, December 31          $848           $644            $518
                                 ===================================

At December 31, 1997, the Company had no impaired loans. At December 31, 1996, the Company had an impaired loan of $67,000 and had recorded an allowance for losses of $7,000. The average balance of impaired loans for the years ended December 31, 1997, 1996 and 1995 were $25,000, $112,000 and
$26,000. The Company had no interest income or cash receipts on impaired loans during the years ended December 31, 1997, 1996 and 1995.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


The Company had no commitments to loan additional funds to the borrowers of impaired loans.

The Bank has entered into transactions with certain directors, executive officers, significant stockholders of the Company and their affiliates or associates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

The aggregate amount of loans, as defined, to such related parties were as follows:

--------------------------------------------------------------------------

Balances, January 1, 1997                        $649

New loans, including renewals                     429
Payments, etc., including renewals               (333)
                                                 ----
Balances, December 31, 1997                      $745
                                                 ====

- PREMISES AND EQUIPMENT

DECEMBER 31                       1997             1996
--------------------------------------------------------------------------
Land                             $  432           $  264
Buildings                           853              786
Leasehold improvements              285              343
Equipment                           751              686
                                 -----------------------
    Total cost                    2,321            2,079
Accumulated depreciation           (376)            (287)
                                 -----------------------
    Net                          $1,945           $1,792
                                 =======================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


- DEPOSITS

DECEMBER 31                                   1997            1996
--------------------------------------------------------------------------
Demand deposits                             $16,992         $14,212
Savings deposits                             18,957          15,139
Certificates and other time
 deposits of $100,000 or more                10,519           7,355
Other certificates and time deposits         41,227          33,846
                                            -----------------------
    Total deposits                          $87,695         $70,552
                                            =======================

Certificates and other time deposits maturing in years ending December 31:

           1998                            $38,544
           1999                              8,711
           2000                              2,572
           2001                              1,120
           2002                                799
                                           -------
                                           $51,746
                                           =======

- FHLB ADVANCES

                                                              INTEREST
                                                AMOUNT           RATE
--------------------------------------------------------------------------
Maturities in years ending December 31
  1998                                          $  177           6.01%
  1999                                             156           6.01
  2000                                             638           6.05
  2001                                             122           6.01
  2002                                           1,603           5.77
  2003                                             234           5.85
                                                ------
                                                $2,930           5.87%
                                                ======

The FHLB advances are secured by first mortgage loans totaling $21,259,000. Advances are subject to restrictions or penalties in the event of prepayment.

The Bank has an available line of credit with the FHLB totaling $2,000,000. The line of credit expires May 7, 1998 and bears interest at a rate equal to the then current variable advance rate. There were no drawings on this line of credit at December 31, 1997.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


- INCOME TAX

YEAR ENDED DECEMBER 31                   1997    1996    1995
--------------------------------------------------------------------------
Income tax expense
  Currently payable
    Federal                              $270    $ 54    $15
    State                                 106      51     16
  Deferred
    Federal                                 8      20    (31)
    State                                  (8)    (10)    11
                                         -------------------
      Total income tax expense           $376    $115    $11
                                         ===================


Reconciliation of federal statutory to actual tax expense

  Federal statutory income tax at 34%   $379     $155    $98
  Tax exempt interest                    (69)     (66)  (108)
  Effect of state income taxes            65       27     18
  Other                                    1       (1)     3
                                        --------------------
      Actual tax expense                $376     $115    $11
                                        ====================

A cumulative net deferred tax asset is included in other assets. The components of the asset are as follows:

DECEMBER 31                                      1997            1996
--------------------------------------------------------------------------
ASSETS
  Allowance for loan losses                      $312            $227
  Net operating loss carryforward                                  20
  Alternative minimum tax credit carryforward      38              54
  Other                                             9
                                                 --------------------
    Total assets                                  359             301
                                                 --------------------

LIABILITIES
  Depreciation                                    103              75
  State income tax                                 16              13
  Loan fees                                        35               8
  Securities available for sale                    22               8
                                                 --------------------
    Total liabilities                             176             104
                                                 --------------------
                                                 $183            $197
                                                 ====================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


At December 31, 1997, the Company had an alternative minimum tax credit carryforward of $38,000 available to offset future regular federal income tax liabilities which has an unlimited carryover period.

Tax expense (benefit) applicable to investment security gains and losses for the years ended December 31, 1996 and 1995 was $2,230 and $(5,400).


- COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheet.

Financial instruments whose contract amount represents credit risk as of December 31 were as follows:

                                                 1997            1996
--------------------------------------------------------------------------
Commitments to extend credit                    $5,606          $9,022
Standby letters of credit                          640             401

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.

The Company and Bank are also subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.

In connection with the approval of its bank holding company application, the Company must obtain Federal Reserve approval prior to incurring debt which would cause its debt to equity ratio to exceed 30 percent. The Company is in compliance with this commitment at December 31, 1997.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


- Stockholders' Equity

On April 26, 1995, the Board of Directors declared a 5-for-4 stock split effective June 1, 1995. Net income per share and weighted average shares outstanding have been restated to reflect the stock split.

On November 19, 1997, the Board of Directors declared a 5% stock dividend payable on February 1, 1998. Net income per share and weighted average shares outstanding have been restated to reflect the 5% stock dividend.

The dividends which the Company may pay are restricted by Indiana law to the amount of retained earnings. The ability of the Company to pay dividends to stockholders is dependent on dividends received from the Bank. Without prior approval, current regulations allow the Bank to pay dividends to the Company not exceeding net profits (as defined) for the current year plus those for the previous two years. The Bank is also restricted by the Office of Thrift Supervision for the amount of the liquidation account established at the time of its stock conversion. The Bank normally restricts dividends to a lesser amount because of the need to maintain an adequate capital structure. At December 31, 1997, stockholder's equity of the Bank was $7,324,000, of which a minimum of $1,080,000 was available for payment of dividends.


- Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies and are assigned to a capital category. The assigned capital category is largely determined by three ratios that are calculated according to the regulations: total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios. The ratios are intended to measure capital relative to assets and credit risk associated with those assets and off-balance sheet exposures of the entity. The capital category assigned to an entity can also be affected by qualitative judgments made by regulatory agencies about the risk inherent in the entity's activities that are not part of the calculated ratios.

There are five capital categories defined in the regulations, ranging from well capitalized to critically undercapitalized. Classification of a bank in any of the undercapitalized categories can result in actions by regulators that could have a material effect on a bank's operations. At December 31, 1997 and 1996, the Bank is categorized as well capitalized and met all subject capital adequacy requirements. There are no conditions or events since December 31, 1997 that management believes have changed the Bank's classification.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


The Bank's actual and required capital amounts and ratios are as follows:

                                                                     1997
                                             ----------------------------------------------------
                                                                REQUIRED FOR        TO BE WELL
                                                 ACTUAL       ADEQUATE CAPITAL(1)  CAPITALIZED(1)
                                             ----------------------------------------------------
DECEMBER 31                                  AMOUNT   RATIO   AMOUNT      RATIO    AMOUNT  RATIO
-------------------------------------------------------------------------------------------------
Total capital(1) (to risk-weighted assets)   $7,291   10.1%   $5,789       8.0%    $7,236  10.0%
Tier 1 capital(1) (to risk-weighted assets)   8,139   11.3%    2,895       4.0      4,342   6.0
Tier 1 capital(1) (to average assets)         8,139    8.7%    3,758       4.0      5,638   6.0

(1) As defined by regulatory agencies


                                                                     1996
                                             ----------------------------------------------------
                                                                REQUIRED FOR        TO BE WELL
                                                 ACTUAL       ADEQUATE CAPITAL(1)  CAPITALIZED(1)
                                             ----------------------------------------------------
DECEMBER 31                                  AMOUNT   RATIO   AMOUNT      RATIO    AMOUNT  RATIO
-------------------------------------------------------------------------------------------------
Total capital(1) (to risk-weighted assets)   $6,665   10.9%   $4,885       8.0%    $6,106  10.0%
Tier 1 capital(1) (to risk-weighted assets)   7,309   12.0%    2,443       4.0      3,664   6.0
Tier 1 capital(1) (to average assets)         7,309    9.4%    3,125       4.0      3,906   5.0

(1) As defined by regulatory agencies

- Employee Benefits

Effective January 1, 1995, the Bank adopted a retirement savings 401(k) plan in which substantially all employees may participate. The Bank matches employees' contributions as determined each year by the Bank's Board of Directors. The Bank's expense for the plan was $8,000, $6,000 and $4,000 for 1997, 1996 and 1995.

The Company adopted a stock option plan in 1992 whereby 46,921 shares of common stock, after restatement for stock dividends and splits, were reserved for the granting of options to certain officers, directors and key employees. The options were exercisable within five years from the date of grant, and the right to purchase shares under such options vested at a rate of 40% after the first year and 20% each year thereafter with the options being fully vested after four years. Additional options to purchase common shares may be granted not to exceed 10% of the Company's outstanding shares of common stock, less previously granted options.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands, Except Per Share Data)


On February 15, 1993, the 1992 stock option plan, which is accounted for in accordance with APB No. 25, Accounting for Stock Issued to Employees, and related interpretations, was amended to increase the aggregate number of shares under the plan from 46,921 to 66,771 shares. In addition, the amendment provided for immediate vesting of all outstanding stock options and stock options granted pursuant to the agreement. On May 15, 1996, the 1992 stock option plan was amended to extend the exercise period from five years to ten years from the date of grant.

On May 15, 1996, the stockholders approved the 1996 stock option plan, reserving 105,000 shares of Company stock for the granting of options to certain key employees, directors and advisors. The exercise price of the shares may not be less than the fair market value of the shares upon the grant of the option. Options granted to key employees and advisors require approval of the Compensation Committee of the Board of Directors ("Committee"). Options granted to key employees and advisors become 25% exercisable one year from the date of the grant and continue to vest 25% each year thereafter until fully vested. Without any action by the Committee, each outside director will be automatically granted an option to purchase 1,000 shares of Company stock on each anniversary date of service on the Board of Directors beginning with their 1997 anniversary. These options vest at the date of grant. Each option granted under the plan shall expire no later than ten years from the date the option is granted.

Although the Company has elected to follow APB No. 25, Standard Financial Accounting Standards ("SFAS") No. 123 requires pro forma disclosures of net income and earnings per share as if the Company had accounted for its employee stock options under that Statement. The fair value of each option grant was estimated on the grant date using an option-pricing model with the following assumptions:

                                                                1997
                                                           --------------
Risk-free interest rates                                        6.67%
Dividend yields                                                  .73%
Volatility factors of expected market price of common stock     8.00%
Weighted-average expected life of the options                  9 years

Under SFAS No. 123, compensation cost is recognized in the amount of the estimated fair value of the options and amortized to expense over the options' vesting period. The pro forma effect on net income and earnings per share of this statement are as follows:

                                                                1997
                                                           --------------
Net income                              As reported             $738
                                        Pro forma                726
Basic Earnings per share                As reported              .75
                                        Pro forma                .73
Diluted earnings per share              As reported              .74
Pro forma                                                        .72

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands, Except Per Share Data)


The following is a summary of the status of the Company's stock option plans and changes in the plans as of and for the years ended December 31, 1997, 1996 and 1995.

YEAR ENDED DECEMBER 31                      1997                        1996                        1995
---------------------------------------------------------------------------------------------------------------------
                                                 WEIGHTED-                   WEIGHTED-                   WEIGHTED-
                                                  AVERAGE                     AVERAGE                     AVERAGE
OPTIONS                              SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE
---------------------------------------------------------------------------------------------------------------------
Outstanding, beginning of year       46,261        $5.54         66,771        $5.54         66,771         $5.54
Granted                               5,250        11.43
Exercised                                                        20,510         5.54
                                    -------                     -------                     -------
Outstanding, end of year             51,511        $6.14         46,261        $5.54         66,771         $5.54
                                    =======                     =======                     =======

Options exercisable at year end      51,511                      46,261                      66,771

Weighted-average fair value of
 options granted during the year      $4.00

As of December 31, 1997, options outstanding of 46,261 and 5,250 have exercise prices of $5.54 and $11.43 and weighted-average remaining contractual lives of
4.5 and 9.4 years.

- EARNINGS PER SHARE

Earnings per share ("EPS") were computed as follows:


                                             YEAR ENDED DECEMBER 31, 1997
                                            -------------------------------
                                                       WEIGHTED
                                                       AVERAGE    PER SHARE
                                             INCOME     SHARES     AMOUNT
                                            -------------------------------
BASIC EARNINGS PER SHARE
  Income available to common stockholders     $738      989,848     $.75
EFFECT OF DILUTIVE STOCK OPTIONS                         13,803     ====
                                              -----------------
DILUTED EARNINGS PER SHARE
  Income available to common stockholders
   and assumed conversions                    $738    1,003,651     $.74
                                            ===============================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands, Except Per Share Data)


Options to purchase 5,250 shares of common stock at $11.43 per share were outstanding at December 31, 1997, but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares.

                                             YEAR ENDED DECEMBER 31, 1996
                                            -------------------------------
                                                       WEIGHTED
                                                       AVERAGE    PER SHARE
                                             INCOME     SHARES     AMOUNT
                                            -------------------------------
BASIC EARNINGS PER SHARE
  Income available to common stockholders     $341      986,043     $.35
EFFECT OF DILUTIVE STOCK OPTIONS                         14,757     ====
                                              -----------------
DILUTED EARNINGS PER SHARE
  Income available to common stockholders
  and assumed conversions                     $341    1,000,800     $.34
                                            ===============================

                                             YEAR ENDED DECEMBER 31, 1995
                                            -------------------------------
                                                       WEIGHTED
                                                       AVERAGE    PER SHARE
                                             INCOME     SHARES     AMOUNT
                                            -------------------------------
BASIC EARNINGS PER SHARE
  Income available to common stockholders     $276      969,455     $.29
EFFECT OF DILUTIVE STOCK OPTIONS                         21,174     ====
                                              -----------------
DILUTED EARNINGS PER SHARE
  Income available to common stockholders
  and assumed conversions                     $276      990,629     $.28
                                            ===============================

- FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS-The fair value of cash and cash equivalents approximates carrying value.

INVESTMENT SECURITIES-Fair values are based on quoted market prices.

LOANS-The fair value for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


FHLB STOCK-Fair value of FHLB stock is based on the price at which it may be resold to the FHLB.

INTEREST RECEIVABLE/PAYABLE-The fair values of interest receivable/payable approximate carrying values.

DEPOSITS-The fair values of noninterest-bearing and interest-bearing demand accounts are equal to the amount payable on demand at the balance sheet date. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

FHLB ADVANCES-The fair value of advances is estimated using a discounted cash flow calculation, based on current rates for similar debt.

The estimated fair values of the Company's financial instruments are as follows:


                                                1997             1996
                                          ---------------------------------
                                          CARRYING  FAIR    CARRYING  FAIR
DECEMBER 31                                VALUE    VALUE    VALUE    VALUE
---------------------------------------------------------------------------
ASSETS
  Cash and cash equivalents               $11,231  $11,231   $7,035  $7,035
  Investment securities available
    for sale                                2,771    2,771    2,386   2,386
  Investment securities held to maturity    1,709    1,734    2,541   2,498
  Loans, net                               79,152   80,403   64,464  65,305
  Stock in FHLB                               778      778      778     778
  Interest receivable                         700      700      526     526

LIABILITIES
  Deposits                                 87,695   87,806   70,552  70,633
  FHLB advances                             2,930    2,908    2,379   2,351
  Interest payable                            251      251      187     187

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


- CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:

                           CONDENSED BALANCE SHEET

DECEMBER 31                                        1997            1996
--------------------------------------------------------------------------
ASSETS
  Cash on deposit                                 $   88          $   64
  Investment in subsidiary                         7,324           6,665
  Other assets                                       139             161
                                                  ----------------------
  Total assets                                    $7,551          $6,890
                                                  ======================

LIABILITIES-other liabilities                     $    1          $    4

STOCKHOLDERS' EQUITY                               7,550           6,886
                                                  ----------------------

     Total liabilities and stockholders' equity   $7,551          $6,890
                                                  ======================


                        CONDENSED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31                           1997     1996    1995
--------------------------------------------------------------------------
Income
  Dividends from subsidiary                      $165             $  30
  Other interest income and dividends               1     $  1        1
                                                 ----------------------
     Total income                                 166        1       31
                                                 ----------------------
Expenses
  Salaries and employee benefits                   44       20       19
  Professional fees                                46       55       20
  Other expenses                                   18       12       22
                                                 ----------------------
     Total expenses                               108       87       61
                                                 ----------------------

Income (loss) before income tax benefit
  and equity in undistributed income of
  subsidiary                                       58      (86)     (30)
  Income tax benefit                              (42)     (34)     (24)
                                                 ----------------------
Income (loss) before equity in
  undistributed income of subsidiary              100      (52)      (6)
  Equity in undistributed income of subsidiary    638      393      282
                                                 ----------------------

NET INCOME                                       $738     $341     $276
                                                 ======================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


                      CONDENSED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31                           1997     1996    1995
--------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net income                                     $738     $341    $276
  Adjustments to reconcile net income to
    net cash provided (used) by operating
    activities                                   (620)    (421)   (296)
                                                ----------------------
        Net cash provided (used) by
          operating activities                    118      (80)    (20)
                                                ----------------------

FINANCING ACTIVITIES
  Cash dividends                                  (94)
  Cash dividends in lieu of issuing
    fractional shares                                               (1)
  Stock options exercised                                  113
                                                ----------------------
        Net cash provided (used) by
          financing activities                    (94)     113      (1)
                                                ----------------------

NET CHANGE IN CASH ON DEPOSIT                      24       33     (21)

CASH ON DEPOSIT AT BEGINNING OF YEAR               64       31      52
                                                ----------------------

CASH ON DEPOSIT AT END OF YEAR                   $ 88     $ 64    $ 31
                                                ======================

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheet
                                  (Unaudited)

                                                                      September 30,        December 31,
                                                                          1998                 1997
                                                                   --------------------------------------
ASSETS
     Cash and due from banks                                        $    1,512,237      $       933,574
     Short-term interest-bearing deposits                                5,517,480           10,297,654
                                                                   --------------------------------------
         Cash and cash equivalents                                       7,029,717           11,231,228
     Investment securities
         Available for sale                                              5,590,355            2,771,058
         Held to maturity                                                1,032,736            1,708,679
                                                                   --------------------------------------
              Total investment securities                                6,623,091            4,479,737
     Loans                                                              88,205,903           80,000,575
         Allowance for loan losses                                        (982,834)            (848,085)
                                                                   --------------------------------------
              Net Loans                                                 87,223,069           79,152,490
     Premises and equipment                                              2,744,381            1,944,779
     Federal Home Loan Bank of Indianapolis stock, at cost                 777,800              777,800
     Foreclosed real estate                                                 90,000               78,636
     Interest receivable                                                   861,440              700,079
     Other assets                                                          514,760              374,965
                                                                   --------------------------------------

         Total assets                                                $ 105,864,258         $ 98,739,714
                                                                   ======================================

LIABILITIES
     Deposits
         Noninterest-bearing                                        $    7,207,106       $    7,623,814
         Interest-bearing                                               86,289,057           80,071,501
                                                                   --------------------------------------
              Total deposits                                            93,496,163           87,695,315
     Federal Home Loan Bank of Indianapolis advances                     2,833,613            2,929,789
     Other borrowings                                                      798,966
     Interest payable                                                      265,815              250,617
     Other liabilities                                                     231,783              313,987
                                                                   --------------------------------------
         Total liabilities                                              97,626,340           91,189,708
                                                                   --------------------------------------

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
     Preferred stock, no-par value
         Authorized and unissued - 1,000,000 shares
     Common stock, no-par value
         Authorized - 4,000,000 shares
         Issued and outstanding - 1,005,268 and 989,848 shares           6,841,027            6,722,251
     Retained earnings and contributed capital                           1,362,991              794,796
     Accumulated other comprehensive income                                 33,900               32,959
                                                                   --------------------------------------
         Total stockholders' equity                                      8,237,918            7,550,006
                                                                   --------------------------------------

         Total liabilities and stockholders' equity                  $ 105,864,258        $  98,739,714
                                                                   ======================================

See notes to consolidated condensed financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                   Consolidated Condensed Statement of Income
                                  (Unaudited)

                                                                 Three Months Ended                   Nine Months Ended
                                                                    September 30,                       September 30,
                                                         ---------------------------------------------------------------------
                                                               1998              1997              1998              1997
                                                         ---------------------------------------------------------------------
Interest Income:
     Loans, including fees                                 $ 1,951,845       $ 1,777,802        $ 5,632,415      $ 4,959,194
     Investment securities
         Taxable                                                60,951            47,297            193,559          132,474
         Tax exempt                                             55,776            25,928             92,821           84,378
     Interest-bearing time deposits                             66,678            52,515            280,140          173,625
     Dividends                                                  15,743            16,174             47,925           47,645
                                                         ---------------------------------------------------------------------
         Total interest income                               2,150,993         1,919,716          6,246,860        5,397,316
                                                         ---------------------------------------------------------------------

Interest Expense:
     Deposits                                                1,095,113           963,204          3,223,139        2,687,556
     FHLB advances                                              43,943            20,189            131,238           92,232
     Other borrowings                                           12,363                               12,363
                                                         ---------------------------------------------------------------------
         Total interest expense                              1,151,419           983,393          3,366,740        2,779,788
                                                         ---------------------------------------------------------------------

Net Interest Income                                            999,574           936,323          2,880,120        2,617,528
     Provision for loan losses                                 (75,000)          (69,000)          (204,000)        (180,000)
                                                         ---------------------------------------------------------------------
Net Interest Income After Provision for Loan Losses            924,574           867,323          2,676,120        2,437,528
                                                         ---------------------------------------------------------------------

Other Income
     Trust fees                                                  2,407             6,715             31,060           24,491
     Service charges on deposit accounts                        76,679            56,984            225,635          168,730
     Other operating income                                      4,789            23,906             24,865           34,263
                                                         ---------------------------------------------------------------------
         Total other income                                     83,875            87,605            281,560          227,484
                                                         ---------------------------------------------------------------------

Other Expenses
     Salaries and employee benefits                            365,774           307,468          1,017,706          894,002
     Premises and equipment                                     80,030            79,911            235,489          220,361
     Advertising                                                30,360            36,290             93,597           96,807
     Data processing fees                                       78,284            79,822            207,155          191,493
     Deposit insurance expense                                  13,349            11,475             39,226           33,002
     Printing and office supplies                               23,379            23,276             79,579           58,842
     Legal and professional fees                                32,461            17,492             96,395           97,536
     Telephone expense                                          17,844            18,003             51,404           52,334
     Other operating expense                                   110,764            71,780            305,379          226,747
                                                         ---------------------------------------------------------------------
         Total other expenses                                  752,245           645,517          2,125,930        1,871,124
                                                         ---------------------------------------------------------------------

Income Before Income Tax                                       256,204           309,411            831,750          793,888
     Income tax expense                                         75,695           104,185            263,555          266,156
                                                         ---------------------------------------------------------------------

Net Income                                                  $  180,509      $    205,226         $  568,195       $  527,732
                                                         =====================================================================

Basic earnings per share                                    $      .18      $        .21         $      .57       $      .53

Diluted earnings per share                                         .18               .20                .57              .53

See notes to consolidated condensed financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
            Consolidated Condensed Statement of Comprehensive Income
                                  (Unaudited)

                                                                  Three Months Ended                Nine Months Ended
                                                                    September 30,                     September 30,
                                                           -------------------------------------------------------------------
                                                                1998             1997             1998             1997
                                                           -------------------------------------------------------------------
Net Income                                                    $   180,509    $   205,226        $   568,195      $  527,732
Other comprehensive income, net of tax
      Holding gains on securities available for sale,
      net of tax of $5,209, $10,841, $617, and $17,330              7,943         16,529                941          26,422
                                                           -------------------------------------------------------------------
 Comprehensive income                                         $   188,452    $   221,755        $   569,136      $  554,154
                                                           ===================================================================

See notes to consolidated condensed financial statements.

                FIRST COMMUNITY BANCSHARES, INC AND SUBSIDIARIES
      Consolidated Condensed Statement of Changes in Stockholders' Equity
                  For the Nine Months Ended September 30, 1998
                                  (Unaudited)

                                                                          Retained
                                             Common Stock                 Earnings            Accumulated
                                   ---------------------------------         and                 Other
                                        Shares                           Contributed         Comprehensive
                                     Outstanding         Amount            Capital              Income             Total
                                   ------------------------------------------------------------------------------------------
BALANCES, JANUARY 1, 1998              989,848         $6,722,251        $   794,796          $  32,959          $7,550,006

    Net income for the period                                                568,195                                568,195
    Holding gains on securities
       available for sale                                                                           941                 941
    Exercise of stock options           15,420             85,427                                                    85,427
    Tax benefit of stock options
       exercised                                           33,349                                                    33,349
                                   ------------------------------------------------------------------------------------------

BALANCES, SEPTEMBER 30, 1998         1,005,268         $6,841,027        $ 1,362,991          $  33,900          $8,237,918
                                   ==========================================================================================

See notes to consolidated condensed financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                 Consolidated Condensed Statement of Cash Flows
                                  (Unaudited)

                                                                                        Nine Months Ended
                                                                                           September 30,
                                                                              -------------------------------------
                                                                                    1998                1997
                                                                              -------------------------------------
Operating Activities:
     Net income                                                               $     568,195        $     527,732
     Adjustments to reconcile net income to net cash provided (used) by operating activities:
         Provision for loan losses                                                  204,000              180,000
         Depreciation and amortization                                              110,758              101,396
         Investment securities amortization                                          10,021                3,913
         Net change in:
              Interest receivable                                                  (161,361)             (98,104)
              Interest payable                                                       15,198               33,505
              Other assets                                                         (140,414)              (1,519)
              Other liabilities                                                     (48,855)             242,267
                                                                              -------------------------------------
                  Net cash provided by operating activities                         557,542              989,190
                                                                              -------------------------------------

Investing Activities:
     Proceeds from maturities of securities available for sale                      420,000              615,000
     Proceeds from paydowns and maturities of securities held to maturity           675,000              583,248
     Purchases of securities available for sale                                  (3,246,815)            (500,000)
     Net changes in loans                                                        (8,356,826)         (11,777,435)
     Proceeds from sale of foreclosed real estate                                    70,883              123,167
     Purchases of property and equipment                                           (910,360)            (257,913)
                                                                              -------------------------------------
         Net cash used by investing activities                                  (11,348,118)         (11,213,933)
                                                                              -------------------------------------

Financing Activities:
     Net change in:
         Noninterest-bearing, NOW and savings deposits                            2,306,367            1,273,526
         Certificates of Deposit                                                  3,494,481            9,327,993
     Repayment of FHLB advances                                                     (96,176)          (1,108,144)
     Proceeds from other borrowings                                                 800,000
     Repayment of other borrowings                                                   (1,034)
     Stock options exercised                                                         85,427
     Cash dividends                                                                                      (94,282)
                                                                              -------------------------------------
         Net cash provided by financing activities                                6,589,065            9,399,093
                                                                              -------------------------------------

Net Decrease in Cash and Cash equivalents                                        (4,201,511)            (825,650)

Cash and Cash equivalents, Beginning of period                                   11,231,228            7,034,571
                                                                              -------------------------------------

Cash and Cash equivalents, End of period                                       $  7,029,717        $   6,208,921
                                                                              =====================================

Supplemental cash flow disclosures:
     Interest paid                                                             $  3,351,542        $   2,746,283
     Income taxes paid                                                               81,470              139,904

See notes to consolidated condensed financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
              Notes to Consolidated Condensed Financial Statements
                               September 30, 1998
                                  (Unaudited)

Note 1: Basis of Presentation
-----------------------------

The consolidated financial statements include the accounts of First Community Bancshares, Inc. (the "Company") and its wholly owned subsidiaries, First Community Bank & Trust, a state chartered bank (the "Bank") and First Community Real Estate Management, Inc. ("FCREMI"). FCREMI was incorporated on May 26, 1998 to hold and manage the real estate used by the Company and the Bank and commenced operation in July 1998. A summary of significant accounting policies is set forth in Note 1 of Notes to Financial Statements included in the December 31, 1997, Annual Report to Shareholders. All significant intercompany accounts and transactions have been eliminated in consolidation.

The interim consolidated financial statements have been prepared in accordance with instructions to Form 10-Q, and therefore do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

The interim consolidated financial statements at September 30, 1998, and for the nine months ended September 30, 1998 and 1997, have not been audited by independent accountants, but reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for such periods.


Note 2: Earnings Per Share
--------------------------

                                                 Three Months Ended                           Three Months Ended
                                                 September 30, 1998                           September 30, 1997
                                                 ------------------                           ------------------
                                                     Weighted                                      Weighted
                                                      Average        Per Share                     Average        Per Share
                                      Income          Shares           Amount      Income           Shares          Amount
                                    ----------       ---------      -----------  ----------       ----------     -----------
Basic earnings per share
      Income available to
       common shareholders           $ 180,509         991,524         $ .18      $ 205,226       989,848           $ .21
                                                                     ========                                   ==========

Effect of dilutive stock options                        13,365                                     13,803
                                    -------------------------------              ----------------------------
Diluted earnings per share
      Income available to common
       shareholders and assumed
       conversions                   $ 180,509       1,004,889         $ .18       $205,226     1,003,651           $ .20
                                    =========================================    =========================================

                                                 Nine Months Ended                            Nine Months Ended
                                                 September 30, 1998                           September 30, 1997
                                                 ------------------                           ------------------
                                                     Weighted                                      Weighted
                                                      Average        Per Share                     Average        Per Share
                                      Income          Shares           Amount      Income           Shares          Amount
                                    ----------       ---------      -----------  ----------       ----------     -----------
Basic earnings per share
      Income available to
       common shareholders           $ 568,195         990,413         $ .57       $ 527,732      989,848           $ .53
                                                                     ========                                   ==========

Effect of dilutive stock options                        13,910                                     13,803
                                    -------------------------------              ----------------------------
Diluted earnings per share
      Income available to common
       shareholders and assumed
       conversions                   $ 568,195       1,004,323         $ .57       $ 527,732    1,003,651           $ .53
                                    =========================================    =========================================


Note 3: Changes in Methods of Accounting
----------------------------------------

During 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 130, Reporting Comprehensive Income, establishing standards for the reporting of comprehensive income and its components in financial statements. Statement No. 130 is applicable to all entities that provide a full set of financial statements. Enterprises that have no items of other comprehensive income in any period presented are excluded from the scope of this Statement.

Statement No. 130 is effective for interim and annual periods beginning after December 15, 1997. The Company has adopted Statement No. 130 during the first fiscal quarter of 1998. See the Consolidated Condensed Statement of Comprehensive Income on page 6.

Note 4: Debt, Rights and Warrants Offerings
-------------------------------------------

On July 15, 1998 the Board of Directors approved the issuance and sale of the following securities:

     -        Rights to shareholders to purchase one (1) share for every ten
              (10) shares owned as of October 29, 1998, the record date, subject to a minimum offer and purchase of one hundred (100) shares of common stock, at a purchase price of $11.00 per share. The rights will be exercisable for a ninety (90) day period expiring on January 29, 1999 following their issuance and subject to the minimum purchase requirement, will be freely transferable;

     -        Warrants to shareholders to purchase one (1) share for every ten
              (10) shares owned on October 29, 1998, the record date, subject to a minimum offer and purchase of one hundred (100) shares of Common Stock, with an exercise price of $11.00 per share. The warrants will be exercisable for a ninety (90) day period commencing on September 15, 1999 and expiring on December 13, 1999 and subject to the minimum purchase requirement, will be freely transferable; and

     - The offer and sale of up to $1 million in aggregate principal amount of unsecured convertible notes. The notes will be due December 31, 2008, bear interest at the rate of 7% per annum payable quarterly commencing December 31, 1998, and, at the option of the holder, will be convertible to common stock of the Company at a conversion rate of

              $12.10 per share. The notes will be sold in denominations of $10,000 and, subject to a minimum purchase requirement of one (1) note, may initially be offered to existing shareholders.

The Company commenced such offers on October 30, 1998.

=======================================================


=======================================================

=======================================================










                    FIRST COMMUNITY
                    BANCSHARES, INC.

                         [LOGO]

                       $1,000,000

                  7% CONVERTIBLE NOTES



                    --------------

                  AMENDED PROSPECTUS

                    --------------











                   December 4, 1998







=======================================================

AMENDED PROSPECTUS


                        FIRST COMMUNITY BANCSHARES, INC.
                                     [LOGO]
            RIGHTS TO PURCHASE UP TO 131,000 SHARES OF COMMON STOCK
                                      AND
           WARRANTS TO PURCHASE UP TO 131,000 SHARES OF COMMON STOCK


         We are issuing to everyone who owned our common stock as of 5:00 p.m. on October 29, 1998 the right to purchase additional shares of our common stock at $11.00 per share ("the Rights"). We are also issuing to such shareholders warrants to purchase shares of common stock at $11.00 per share. The Warrants may be exercised commencing on September 15, 1999 and ending on December 13, 1999

         The Rights and Warrants each entitle you to purchase one share for each 10 shares of common stock, rounded down to the nearest whole share, owned by you on October 29, 1998, subject to a minimum offer and purchase of 100 shares. The Rights will expire on January 29, 1999 at 5:00 P.M., Indianapolis time unless extended by us.

         The Rights and Warrants are evidenced by certificates and are freely transferable. However, our common stock which you will receive upon exercise of the Rights and Warrants is not listed on any national securities exchange or traded on the Nasdaq Stock Market nor are the Rights or Warrants so listed or traded. It is unlikely that an active trading market will develop in the Rights or Warrants.

         SEE "RISK FACTORS" AT PAGE 6 FOR A DISCUSSION OF RISK FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.


     THE RIGHTS, WARRANTS AND COMMON STOCK WE ARE DISTRIBUTING AND OFFERING TO YOU IN THIS PROSPECTUS ARE NOT SAVINGS ACCOUNTS, TIME DEPOSITS OR OTHER
        OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
            INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                           PER RIGHTS      TOTAL RIGHTS     PER WARRANT     TOTAL WARRANT
                             SHARE            SHARES           SHARE            SHARES
                             -----            ------           -----            ------
Exercise price                $11           $1,441,000          $11           $1,441,000


                           --------------------------

            The Date of this Amended Prospectus is December 4, 1998.

                             ---------------------
                               TABLE OF CONTENTS
                             ---------------------

                                                                            PAGE
                                                                            ----

Prospectus Summary....................................................        3
Summary Consolidated Financial Data...................................        5
Simultaneous Offering.................................................        6
Risk Factors..........................................................        7
Use of Proceeds......................................................        10
Market for Common Stock and Related Shareholder Matters..............        11
Capitalization.......................................................        12
Management's Discussion and Analysis of Financial Condition and
  Results of Operations..............................................        12
Business.............................................................        23
Management...........................................................        34
Security Ownership of Certain Beneficial Owners and Management.......        37
Certain Transactions.................................................        38
Plan of Distribution.................................................        38
Description of Securities............................................        38
Legal Matters........................................................        40
Experts..............................................................        40
Index to Financial Statements........................................        41

                             ---------------------

                               PROSPECTUS SUMMARY


         The following summary highlights the more detailed information appearing in this prospectus. Prospective investors should carefully consider the information set forth under the heading "Risk Factors." In this prospectus, "Company," "we," "us" and "our" refer to First Community Bancshares, Inc. and its consolidated subsidiaries, First Community Bank and Trust and First Community Real Estate Management, Inc. "First Community" or "Bank" refer to First Community Bank and Trust..



                                   THE COMPANY

         We are primarily a one bank holding company. Through our subsidiary, First Community, we operate 8 offices in three central and southern Indiana counties. We are also the sole shareholder of First Community Real Estate Management, Inc. ("FCREM"), which owns and leases two branch offices to First Community. Our principal executive offices of the Company are located at 210 East Harriman, Bargersville, Indiana 46106 and our telephone number is (317) 442-5171.

         We operate in predominantly rural and suburban markets and embrace a community banking philosophy that emphasizes personal service and convenience, community involvement, local decision making authority, quick responses to loan requests, and customized services.

         We endeavor to provide our branch managers, lending officers, tellers, and deposit service personnel with the authority to act promptly in servicing of our customers within the scope of Company policies. We enhance this highly responsive service attitude with an efficient corporate support staff as well as investing in technology.

         We believe our operating philosophy has contributed to our success along with operating efficiencies, sound internal controls, and high credit underwriting standards.


                                  THE OFFERING

The Rights...............................   An opportunity to purchase directly
                                            from us before January 29, 1999, one
                                            share of common stock for every ten
                                            shares owned by you on October 29,
                                            1998, subject to a minimum offer and
                                            purchase requirement of 100 shares.
                                            The purchase price is $11.00 per
                                            share.

Re-Offer of shares not otherwise
subscribed for...........................   In the event a shareholder fails to
                                            purchase any shares or purchases
                                            fewer shares than the number to
                                            which the shareholder is entitled,
                                            the remaining shares may be sold by
                                            us to those shareholders who
                                            purchased their full allotment.

The Warrants.............................   An opportunity to purchase directly
                                            from us between September 15, 1999
                                            and December 13, 1999, one share of
                                            common stock for every ten shares
                                            you owned on October 29, 1998,
                                            subject to a minimum offer and
                                            purchase of 100 shares.  The
                                            purchase price is $11.00 per share.

Purpose of offering and use of proceeds..   The purpose of this offering is to
                                            raise additional capital for First
                                            Community and for general corporate
                                            purposes.  The net proceeds to us
                                            from the sale of the Shares, after
                                            deducting the estimated expenses of
                                            the offering, are estimated to be
                                            $1,404,250 if all the Rights are
                                            exercised.  See "Use Of Proceeds."

Subscription price.......................   The subscription price of Eleven
                                            Dollars ($11.00) per share for both
                                            the Rights and Warrants has been
                                            established by our Board of
                                            Directors. The price per share is
                                            approximately 134% of the book value
                                            per share of the Company as of
                                            September 30, 1998 and equal to the
                                            recent trading prices of the Common
                                            Stock.  See "Summary Consolidated
                                            Financial Data" and "Market For
                                            Common Stock and Related Shareholder
                                            Matters."

Transferability..........................   You may transfer the Rights and
                                            Warrants to someone else.

Dividends................................   We paid a cash dividend of $.10 per
                                            share on March 15, 1997, and a 5%
                                            stock dividend in February 1998.
                                            Our principal source of revenue is
                                            dividends from First Community.
                                            Various legal restrictions limit the
                                            extent to which First Community may
                                            pay dividends to us.


Financial information....................   We had consolidated net income of
                                            approximately $738,444, for the year
                                            ended December 31, 1997 and
                                            $568,195, for the nine months ended
                                            September 30, 1998 .



         THE RIGHTS AND WARRANTS HAVE NOT BEEN SEPARATELY VALUED BY US. ACCORDINGLY, A SHAREHOLDER MAY BE REQUIRED TO ALLOCATE BASIS FROM CURRENTLY HELD SHARES OF COMMON STOCK TO THE RIGHTS, WARRANTS AND/OR SHARES PURCHASED PURSUANT TO EITHER. YOU SHOULD CONSULT YOUR OWN TAX ADVISERS WITH RESPECT TO THE ALLOCATION OF BASIS TO THE RIGHTS, WARRANTS AND/OR SHARES PURCHASED PURSUANT TO EITHER.

                      SUMMARY CONSOLIDATED FINANCIAL DATA


         The Consolidated Financial Data below summarizes our historical consolidated financial information for the periods indicated and should be read in conjunction with our financial statements and other information included elsewhere in this prospectus and in our annual report on Form 10-K for the year ended December 31, 1997. The Unaudited Consolidated Financial Data below for the interim periods indicated has been derived from our quarterly report on Form 10-Q for the nine-month period ended September 30, 1998, and should be read in conjunction with the Unaudited Financial Statements and other information for such interim periods included elsewhere in this prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Index to Consolidated Financial Statements." All adjustments considered necessary for a fair presentation have, in the opinion of management, been included in the unaudited interim data. Interim results for the nine months ended September 30, 1998, are not necessarily indicative of results that may be expected for future periods including the year ending December 31, 1998.


                                      NINE MONTHS ENDED                         YEARS ENDED
                                        SEPTEMBER 30,                           DECEMBER 31,
                                     --------------------  --------------------------------------------------
                                       1998       1997       1997       1996       1995      1994        1993
                                       ----       ----       ----       ----       ----      ----        ----
                                             (DOLLARS IN 000'S EXCEPT SELECTED RATIOS PER SHARE DATA)
Selected Results of Operations:
     Interest income.............    $6,247     $5,397     $7,361     $6,158     $5,074     $3,255     $2,583
     Interest expense............     3,367      2,780      3,807      3,166      2,953      1,699      1,308
                                      -----      -----      -----      -----      -----      -----      -----
     Net interest income.........     2,880      2,617      3,554      2,992      2,121      1,556      1,275
     Provision for loan losses          204        180        255        219        208        418         92
                                      -----      -----      -----      -----      -----      -----      -----
     Net interest income after
        provision for loan losses     2,676      2,437      3,299      2,773      1,913      1,138      1,183
     Non-interest income.........       282        228        305        249        237        127         96
     Non-interest expense........     2,126      1,871      2,490      2,565      1,863      1,723      1,085
                                      -----      -----      -----      -----      -----      -----      -----
     Income (loss) before income
        tax expense..............       832        794      1,114        457        287       (458)       194
     Income tax expense (benefit)       264        266        376        116         11       (281)        30
                                      -----      -----      -----      -----      -----      -----      -----
                                       $568       $528       $738       $341       $276      $(177)      $164
                                      =====      =====      =====      =====      =====      =====      =====

Selected Ratios and Per Share Data*:
     Basic earnings per share....     $0.57      $0.53      $0.75      $0.35      $0.29     $(0.26)     $0.25
     Diluted earnings per share..     $0.57      $0.53      $0.74      $0.34      $0.28     $(0.26)     $0.24
     Dividends per share.........                $0.10      $0.10
     Return on average assets....       .74%       .82%       .85%       .46%       .44%      (.38%)      .46%
     Return on average equity....      9.61       9.95      10.02       5.04       4.54      (4.48)      4.35
     Average equity to average
        assets...................      7.68       8.29       8.45       9.14       9.64       8.57      10.53
     Dividend payout ratio.......                18.87      13.33

                                  SEPTEMBER 30,                                DECEMBER 31,
                                  -------------           ---------------------------------------------------
                                      1998                  1997       1996       1995       1994       1993
                                      ----                  ----       ----       ----       ----       ----
                                                                 (DOLLARS IN 000's)
Selected Balance Sheet Data:.....
     Assets......................  $105,864               $98,740    $80,079    $71,393    $57,857    $43,617
     Loans.......................    88,206                80,001     65,108     54,636     39,508     27,041
     Allowance for loan losses...       983                   848        644        518        362        161
     Deposits....................    93,496                87,695     70,552     59,163     46,184     36,616
     Federal Home Loan Bank
        advances.................     2,834                 2,930      2,379      4,603      5,314      2,507
     Other borrowings                   799                                         908                   450
     Total shareholders' equity..     8,238                 7,550      6,886      6,442      6,145      3,818


* Per share data has been restated to reflect the 1994 stock dividend, the 1995 stock split and the stock dividend declared in 1997.

                                  NOTE OFFERING


         We commenced a best efforts offering of up to $1,000,000 in aggregate principal amount of 7% Convertible Notes (the "Notes"), which are convertible to our common stock at the rate of $12.10 per share, on October 30, 1998. Proceeds from the Notes, if any, will be used primarily for capital for FCREM and First Community.

                                  RISK FACTORS


         You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

         If any of the following risks actually occur, our business, financial condition or results of operations could be materially affected. This could include an impairment of our ability to repay the Notes and you could lose all or part of your investment.

         This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.


DIVIDEND POLICY

         We are a legal entity separate and distinct from First Community. Our principal source of cash revenue is from First Community. Our right to participate in the assets of any subsidiary upon its liquidation, reorganization, or otherwise is subject to the claims of its creditors. Those creditors have priority except to the extent that we may be a creditor with a recognized claim. Various legal and regulatory limitations restrict the payment of dividends by First Community. We have only declared a cash dividend on one occasion. The shares being offered by us should not be purchased by you if you need or desire dividend income. See "Market for Common Stock and Related Shareholder Matters" and "Description of Securities - Capital Stock."

LIMITED MARKET FOR SHARES

         The shares we are offering are not listed for trading on any stock exchange or the NASDAQ Stock Market and there is only a limited market for the Common Stock. There can be no assurance that any significant market will develop in the future. There is one market maker for our shares and the you may experience difficulty in reselling them if you need to liquidate your holdings.

ADEQUACY OF ALLOWANCE FOR LOAN LOSSES

         Our risk of loan losses varies with, among other things, general economic conditions, the type of loan being made, the credit worthiness of the borrower over the term of the loan, and in the case of a collateralized loan, the value of the collateral for the loan. We maintain an allowance for loan losses based upon, among other things, historical experience, an evaluation of economic conditions, and regular review of delinquencies and loan portfolio quality. Based upon such factors, we make various assumptions and judgments about the ultimate collectability of the loan portfolio. We then provide an allowance for loan losses based upon a percentage of the aggregate balance of outstanding loans and specific loans for which ultimate collectability is considered questionable. If our assumptions and judgment prove to be incorrect and the allowance for loan losses is inadequate to absorb future credit losses, or if the bank regulatory authorities require First Community to increase the allowance for loan losses, First Community's earnings (and consequently our earnings) may be significantly and adversely affected. Because certain lending activities involve greater risk, the percentage applied to specific loan types may vary.

         First Community actively manages its non-performing loans in an effort to minimize credit losses and monitors its asset quality to maintain an adequate allowance for loan losses. Although we believe that our allowance for loan losses is adequate, there can be no assurances that the allowance will prove sufficient to cover future credit losses. Further, although management uses the best information available to make determinations with respect to the allowance for losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used or if adverse developments arise with respect to First Community's non-performing or performing loans. Material additions to First Community's allowance for loan losses would result in a decrease in First Community's net income, possibly its capital, and could result in the inability to pay dividends among other adverse consequences. See "Business - Nonperforming Assets and Allowance for Loan Losses and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

EFFECT OF INTEREST RATE FLUCTUATIONS AND ECONOMIC CONDITIONS

         Our consolidated results of operations depend to a large extent on the level of our net interest income. This is the difference between interest income from interest earning assets (such as loans and investments) and interest expense on interest bearing liabilities (such as deposits and borrowings). If interest rate fluctuations cause our cost of deposits and borrowings to increase faster than the yield on our interest earning assets, then net interest income will be reduced. We measure our interest rate risk monthly using static gap analysis. The difference between our interest rate sensitive assets and our interest rate sensitive liabilities at a point in time is our gap position. A negative gap indicates that the cumulative interest rate sensitive liabilities exceed cumulative interest rate sensitive assets for that period. A positive gap indicates that cumulative interest rate sensitive assets exceed interest rate sensitive liabilities for that period.

         We cannot predict or control fluctuations in interest rates. We endeavor to structure our asset and liability strategies to mitigate the impact of changes in market interest rates on net interest income. However, there can be no assurances that we will be able to manage interest rate risk so as to avoid significant adverse effects in net interest income. At September 30, 1998 we had a one-year cumulative interest-rate gap of a negative 24.05 percent. At December 31, 1997, we had a one-year cumulative interest-rate gap of 24.26 percent. This negative interest-rate gap may have a negative impact on earnings in a rising interest rate environment. While we use various monitors of interest rate risk, we are unable to predict future fluctuations in interest rates or the specific impact thereof. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

OUR COMPETITION

         We operate in a highly competitive environment. We compete with other banks and thrift holding companies, commercial banks, credit unions, savings institutions, finance companies, mortgage companies, mutual funds, and other financial institutions. Many of these companies have substantially greater financial resources and name recognition than we have. Some competitors offer products and services that are not offered by us. Some competitors are not subject to the same extensive laws and regulations as we are. Federal and state legislation and regulations also affect our competitiveness in the financial services business. It is impossible to predict the competitive impact on us of certain federal and state legislation and/or regulations relating to the banking industry and interstate banking.

ECONOMIC CONDITIONS AND MONETARY POLICY

         Our operating results depend to a great extent upon the rate differentials that result from the difference from the income we receive from our loans, securities, and other interest earning assets and the interest expense we pay on our deposits and other interest bearing liabilities. These rate differentials are highly sensitive to many factors beyond our control. These factors include general economic conditions and the policies of various governmental and regulatory authorities, in particular the Federal Reserve.

         Like other depository institutions, we are affected by the monetary policies implemented by the Federal Reserve. The primary instrument of monetary policy employed by the Federal Reserve is the restriction of the expansion of the money supply through open market operations, including the purchase and sale of government securities and the adjustment of reserve requirements. These actions may at times result in significant fluctuations in interest rates, which could have adverse effects on our operations. This could adversely affect our ability to make loans and attract deposits, as well as public demand for loans.

LOCAL ECONOMIC CONDITIONS

         Our success is affected by the general economic conditions in the geographical market that we serve. We expect that economic conditions will continue to be favorable in these markets. However, favorable economic conditions may not continue to prevail. Adverse changes in economic conditions in the geographic markets that we serve could result in lower lending activity, impair our ability to collect existing loans, or otherwise impair our operating results and financial condition.

RISKS OF GROWTH

         We have experienced steady growth over the past five years in, assets, loans and deposits. This growth places a strain on our management to recruit, train and retain employees, maintain prescribed loan underwriting practices and generate or obtain adequate capital. We plan to open one additional office during the first quarter of 1999 and another one during the first half of 1999. We cannot assure that this growth will continue. Any new location that we open may be only marginally profitable or unprofitable. Our inability to effectively manage such growth could have a negative impact upon our financial results and condition.

GOVERNMENT REGULATION

         We are subject to extensive state and federal governmental supervision, regulation, and control. Future legislation and government policy could adversely affect the banking industry and our operations. See "Business Regulation and Supervision of the Company" and "- Regulation and Supervision of First Community."

YEAR 2000 COMPLIANCE

        The Company's lending and deposit activities, like those of most financial institutions, depend significantly upon computer systems. The Company is addressing the potential problems associated with the possibility that the computers which control its systems, facilities and infrastructure may not be programmed to read four-digit date codes. This could cause some computer applications to be unable to recognize the change from the year 1999 to the year 2000, which could cause computer systems to generate erroneous data or to fail.

        In addition to possible expenses related to the Company's own systems and those of its service providers, the Company could be affected by the Year 2000 problems affecting any of its depositors or borrowers. Such problems could include delayed loan payments due to Year 2000 problems affecting the borrower.

        At this time, it is estimated that costs associated with Year 2000 issues will be approximately $25,000 to $60,000 from 1998 through 1999. Although management believes it is taking the necessary steps to address the Year 2000 compliance issue, no assurances can be given that some problems will not occur or that the Company will not incur significant additional expenses in the future periods. In the event that the Company is ultimately required to purchase replacement computer systems, program and equipment, or to incur substantial expenses to make its current systems, programs and equipment Year 2000 compliant, its financial position and results of operation could be adversely impacted.

                               SUBSCRIPTION RIGHTS

         Upon the terms and subject to the conditions contained herein, the Company hereby grants to each of its shareholders as of 5:00 p.m., October 29, 1998 and their assigns (collectively referred to as "Eligible Holders") the right to subscribe for the purchase of shares of Common Stock at the price of Eleven Dollars ($11.00) per share (the "Subscription Price"). Each Eligible Holder of the Company will receive the right to buy one (1) Share for each ten
(10) shares of Common Stock owned by the shareholder as of 5:00 p.m., Indianapolis, Indiana time on October 29, 1998 ("Record Date"), subject to a minimum offer and purchase of 100 shares. An Eligible Holder may, subject to the minimum purchase requirement, subscribe to purchase less than the maximum number of Shares which he/she has been granted the right to purchase. No fractional Shares may be subscribed for. The Rights are freely transferable. Eligible Holders will also receive a Warrant to purchase one (1) Share for each ten (10) Shares owned on the Record Date, subject to a minimum offer and purchase of 100 Shares. See "Description of Securities - Warrants" and Annex "A".

         EXPIRATION DATE. The Rights expire at 5:00 p.m., Indianapolis, Indiana time, on January 29, 1999, unless extended by the Company for up to an additional 15 days (the "Expiration Date"), and if such Rights are not exercised prior to that time, they will be void.

         METHOD OF EXERCISING SUBSCRIPTION RIGHTS. Eligible Holders may exercise Rights granted hereby by completing and executing the Subscription Agreement enclosed with this Prospectus and delivering the Subscription Agreement, along with payment of the full Subscription Price, to the Company at the address set forth on the Subscription Agreement, not later than the Expiration Date. The form of the Subscription Agreement is attached hereto as Annex "B". The Subscription Price must be paid by check, wire transfer, bank draft or money order, payable to the Company. If an Eligible Holder desires to purchase more Shares than his or her initial Right, he or she should sign the appropriate section of the Subscription Agreement and indicate the maximum number of additional Shares he or she will purchase at the Subscription Price if unsold shares are reoffered. Eligible Holders should be aware that risk of delivery will be with them.

         If an Eligible Holder wishes to exercise the Rights and time will not permit the Subscription Agreement to reach the Company before the Expiration Date, the subscription will be accepted (subject to subsequent receipt of a duly executed Subscription Agreement) if, on or before the Expiration Date, the Company has received payment of the Subscription Price and a telecopy of the signed Subscription Agreement.

         There is no minimum number of Shares which must be sold before the Company may consummate the sale of any Shares.

         DELIVERY OF CERTIFICATES. Certificates for Shares subscribed for by Eligible Holders will be delivered to them as soon as practicable after the Expiration Date.

         REOFFER OF SHARES. In the event not all of the Shares allocated to the Rights are purchased, the Company in its discretion may offer such Shares to those Eligible Holders who exercised their Rights and indicated an interest in purchasing more Shares.

                                USE OF PROCEEDS

         The Company intends to use the proceeds of the Exercise of Rights as follows, assuming the exercise of all of the Rights and in the following order if less than all of the Rights are exercised:

         Gross Proceeds                                     $1,441,000
         Offering Expenses                                      36,750
                                                            ----------
         Net Proceeds                                       $1,404,250
                                                            ==========
         Use of Net Proceeds:
         General Corporate Purposes                         $  200,000
         Contribution of Additional Capital to First
           Community                                         1,204,250
                                                            ----------
                                                            $1,404,250
                                                            ==========

         Pending such uses, the Company may invest the net proceeds temporarily in short and medium term securities eligible for investment by financial institutions.

            MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

         The following table sets forth the high and low bid prices for the Company's Common Stock for the periods indicated, based upon information obtained by management of the Company from the only broker known by the Company to make a market in the Company's Common Stock, and on other price information made available to management of the Company. Management of the Company has not verified the accuracy of the following information. There is no established public trading market for the Company's Common Stock. The common stock is traded on a limited basis and many trades have involved privately negotiated transactions. As a result, the Company is not always aware of the price at which trades occur. The referenced prices may not reflect an actual trading range and may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                                       BID PRICE PER SHARE
                                                       -------------------

                                           1998                 1997                 1996
                                     -----------------------------------------------------------
         QUARTER                     HIGH       LOW       HIGH       LOW       HIGH       LOW
         -------                     ----       ---       ----       ---       ----       ---
         First Quarter               $10.50     $10.00    $11.43     $10.48    $10.48      $9.52

         Second Quarter              $11.00     $10.50    $11.43     $10.48    $10.48      $9.52

         Third Quarter               $11.00     $10.50    $11.43     $10.48    $11.43      $9.52

         Fourth Quarter*             $11.00     $10.50    $11.43     $10.48    $11.43     $10.48

* Through November 13, 1998.

         The Company paid its first cash dividend of $.10 per share on March 15, 1997 to shareholders of record on January 1, 1997. On November 19, 1997, the Board of Directors declared a 5% stock dividend payable on February 1, 1998. Any future dividend payments by the Company will be dependent upon dividends paid by First Community and subject to regulatory limitations. The price per share in the above table has been restated to reflect the 1997 stock dividend.

         The ability of the Company to pay dividends to shareholders is dependent on dividends received from First Community. Without prior approval, current regulations allow First Community to pay dividends to the Company up to the amount of net profits (as defined) for the current year plus retained net profits for the previous two years. First Community is also restricted by the Office of Thrift Supervision for the amount of the liquidation account established at the time of its stock conversion. First Community normally restricts dividends to a lesser amount because of the need to maintain an adequate capital structure. At September 30, 1998, the shareholder's equity of First Community was $8,238,000, of which a minimum of $1,553,000 was available for dividends.

         The number of record holders of the Company's Common Stock as of November 13, 1998 was 282.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company at September 30, 1998, both actual and as adjusted to reflect (i) the exercise of all Rights granted hereby and (ii) the sale of all the Notes in the Note Offering (and before deducting estimated offering expenses). The "as adjusted" information does not reflect the sale of any shares of Common Stock pursuant to the exercise of the Warrants or conversion of the Notes. The information set forth below should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this Prospectus.

                                                   ACTUAL       AS ADJUSTED
                                                   ------       -----------
Secured obligations............................  $3,632,579      $3,632,579
Notes..........................................         -0-       1,000,000
                                                -----------     -----------
Total borrowings                                  3,632,579       4,632,579
                                                -----------     -----------
Stockholders' Equity
  Preferred Stock, no par value:
     1,000,000 shares authorized, none issued..         -0-             -0-
  Common stock, no par value:
     4,000,000 shares authorized,
     1,005,268 shares issued (actual),
     and 1,136,268 shares (as adjusted)........   6,814,027       8,282,027
  Retained earnings and contributed capital       1,362,991       1,362,991
  Accumulated other comprehensive income ......      33,900          33,900
                                                -----------     -----------
      Stockholders' Equity.....................   8,237,918       9,678,918
                                                -----------     -----------
Total Borrowings and Stockholders' Equity       $11,870,497     $14,311,497
                                                ===========     ===========


        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

GENERAL

         First Community is a subsidiary of the Company and operates as an Indiana commercial bank. As a bank holding Company, the Company depends upon the operations of its subsidiaries for substantially all revenue and reports its results of operations on a consolidated basis with its subsidiaries

         First Community's profitability depends primarily upon the difference between income on its loans and investments and the cost of its deposits and borrowings. This difference is referred to as the spread or net interest margin. The difference between the amount of interest earned on loans and investments and the interest incurred on deposits and borrowings is referred to as net interest income. Interest income from loans and investments is a function of the amount of loans and investments outstanding during the period and the interest rates earned. Interest expense related to deposits and borrowings is a function of the amount of deposits and borrowings outstanding during the period and the interest rates paid.

         On May 26, 1998, the Company formed a new subsidiary, First Community Real Estate Management, Inc. whose purpose is to purchase and lease back to First Community properties currently owned by First Community thereby allowing First Community to redeploy its capital to other uses. To that end, on July 15, 1998, FCREM borrowed $800,000 at a rate of 1.125% under prime, adjustable every 5 years for a term of 30 years, from another financial institution in order to purchase the land and building of First Community's Bargersville branch office at 210 E. Harriman Ave. in Bargersville, Indiana and the land and building of its Banta Street office at 597 Banta Street in Franklin, Indiana. First Community will make monthly lease payments to FCREM as lessee of these locations. These lease payments will be sufficient to service the debt.

RESULTS OF OPERATIONS


Three and Nine Months Ended September 30, 1998 and 1997
-------------------------------------------------------

         Net income increased from $528,000 to $568,000 for the nine months, and decreased from $205,000 to $181,000 for the three months ending September 30, 1997 and 1998, respectively. Basic earnings per share increased from $.53 to $.57 for the nine month period, and decreased from $.21 to $.18 for the three month period ended September 30, 1997 and 1998, respectively. Net interest income increased from $2.6 million to $2.9 million for the nine months, and from $936,000 to $965,058 to 1.0 million for the three months, ended September 30, 1997 and 1998, respectively.

         The increase in net income for the nine month period was primarily due to the increase in net interest income offset by general increases in other expense. The decrease in net income for the three month period was primarily due to increases in personnel and other expenses as a result of the opening of an additional branch in North Vernon, Indiana. The increase in net interest income for both periods was primarily due to increases in income on loans and short-term interest-bearing time deposits offset by an increase in interest expense on deposits. These increases in interest income and expense resulted primarily from increases in the volume of these interest-earning assets and interest-bearing liabilities. Income from service charges on deposit accounts increased from $169,000 to $226,000 for the nine months, and from $57,000 to $77,000 for the three months, ended September 30, 1997 and 1998, respectively. This increase was primarily due to an increase in the number of deposit accounts. The increases in other expenses were a direct result of the overall growth of First Community. Income taxes decreased $3,000 for the nine months ended September 30, 1998, when compared to the same period in 1997, because of an increase in the Company's tax exempt securities portfolio.

Year Ended December 31, 1997, 1996 and 1995
-------------------------------------------

         Net income for the year ended December 31, 1997 was $738,000 compared to $341,000 and $276,000 for the years ended December 31, 1996 and 1995, respectively. Earnings increased from 1995 to 1997 primarily as a result of growth in First Community's loans and certain other items discussed more fully below.

         The increase in net interest income of $562,000 in 1997 resulted primarily from an increase in lending and the income derived therefrom. Net loans outstanding increased $14,688,000 in 1997, with the most significant areas of growth being in mortgage and construction loans. The increase in provision for loan losses from $219,000 to $255,000 is a reflection of an increase in the loan portfolio and not a deterioration of the same. The increase in income from service fees of $69,000 resulted from a significant increase in the number of deposit accounts and fees associated with the same. The decrease in deposit insurance expense of $408,000 was due to the FDIC special assessment for all institutions with SAIF insured deposits which the Bank incurred in 1996 only. The assessment amounted to additional expense in 1996 of $344,000. Income taxes increased $260,000 because of an increase in First Community's overall taxable income.

         The increase in net interest income of $871,000 in 1996 resulted primarily from an increase in lending and the income derived therefrom. Net loans outstanding increased $10,346,000 in 1996, with growth in the majority of the lending areas. The increase in provision for loan losses from $208,000 to $219,000 is a reflection of an increase in the loan portfolio and not a deterioration of the same. The increase in income from service fees of $51,000 resulted from a significant increase in the number of deposit accounts and fees associated with the same. The increase in other expenses is primarily attributable to the signing of the omnibus appropriations bill on September 30, 1996, which imposed a FDIC special assessment for all institutions with SAIF insured deposits. This assessment amounted to $344,000 and is included in deposit insurance expense for the year ending December 31, 1996. Other expenses also increased due to overall growth. Income taxes increased $105,000 in 1996 due to an increase in First Community's overall taxable income.

         Net interest income increased $565,000 in 1995 due primarily to an increase in loans. The increase in net interest income resulted primarily from an increase in lending and the income derived therefrom. Net loans outstanding increased $14,971,000 in 1995, with the most significant areas of growth being in commercial and installment lending. The decrease in provision for loan loss from $418,000 to $208,000 is a reflection of the increase in the quality of the loan portfolio and a decrease in loan chargeoffs. The increase in income from other service fees of $55,000 resulted from a significant increase in the number of deposit accounts and fees associated with the same. In addition, other income increased $43,000 due to the settlement of a suit with a former provider of services. First Community owned a parcel of land in Trafalgar, Indiana and sold this for a gain of $22,000 in March of 1995. The increases in other expenses are a direct result of the overall growth of First Community. Legal and professional fees decreased $124,000 due to a decrease in the number and scope of legal matters in 1995. Income taxes increased $292,000 in 1995 because of an increase in First Community's overall taxable income.

         The following table sets forth the average balance sheet amounts, the related interest income or expense and average rates earned or paid for the years ended December 31, 1997 and 1996.

                                                        1997                                       1996
                                        --------------------------------------    ---------------------------------------
                                                      INTEREST/                                 INTEREST/
                                          AVERAGE       INCOME       AVERAGE       AVERAGE       INCOME       AVERAGE
                                          BALANCE      EXPENSE         RATE        BALANCE       EXPENSE       RATE
                                          -------     ---------      -------       -------      ---------     -------
                                                     (DOLLARS IN 000'S ON FULLY TAXABLE EQUIVALENT BASIS)
Assets:
Interest-bearing deposits               $    5,848   $      230        3.9%     $     5,287   $      208         3.9%
Investment securities: (1)
   Taxable                                   2,604          245        9.4            2,972          259         8.7
   Tax-exempt                                2,505          143        5.7            2,959          168         5.7
                                        ----------   ----------                 -----------   ----------
Total investment securities                  5,109          388        7.6            5,931          427         7.2
                                        ----------   ----------                 -----------   ----------
Loans: (2)
   Commercial....................           25,794        2,589       10.0           20,989        2,112        10.1
   Real estate mortgage..........           21,043        1,887        9.0           17,807        1,592         8.9
   Installment...................           23,825        2,161        9.1           19,052        1,748         9.2
   Tax-exempt loans and leases...            2,386          192        8.0            2,013          151         7.5
                                        ----------   ----------                 -----------   ----------
Total loans......................           73,048        6,829        9.3           59,861        5,603         9.4
                                        ----------   ----------                 -----------   ----------
Total earning assets.............           84,005        7,447        8.9           71,079        6,238         8.8
                                                     ----------                               ----------
Allowance for loan losses........             (720)                                    (569)
Cash and due from banks..........              985                                      838
Premises and equipment...........            1,876                                    1,458
Other assets.....................              980                                    1,192
                                        ----------                               ----------
Total assets.....................       $   87,126                               $   73,998
                                        ==========                               ==========

Liabilities:
Interest-bearing deposits:
NOW accounts.....................       $    9,281   $      243        2.6       $    7,719   $      202         2.6
Savings..........................           15,655          694        4.4           14,322          638         4.5
Certificates of deposit and
   other time deposits...........           46,958        2,758        5.9           36,480        2,106         5.8
                                        ----------   ----------                 -----------   ----------
Total interest-bearing deposits..           71,894        3,695        5.1           58,521        2,946         5.0
FHLB advances....................            1,830          112        6.1            3,503          220         6.3
                                        ----------   ----------                 -----------   ----------
Total interest-bearing liabilities          73,724        3,807        5.2           62,024        3,166         5.1
                                                     ----------                               ----------
Noninterest-bearing demand
   deposits......................            5,587                                    4,875
Other liabilities................              451                                      337
                                        ----------                              -----------
Total liabilities................           79,762                                   67,236
Stockholders' equity.............            7,364                                    6,762
                                        ----------                              -----------
Total liabilities and stockholders'
equity...........................       $   87,126                              $    73,998
                                        ==========                              ===========

Net interest income..............                    $    3,640        4.3%(3)                $    3,072         4.3%(3)
                                                     ==========                               ==========

Adjustments to convert tax-exempt
investment securities to fully taxable
equivalent basis, using marginal rate
of 34% after adjustment for effect of
non-deductible interest expense
attributed to such assets........                    $       86                 $        80
                                                     ==========                 ===========

-------------------
(1) The average balances of investment securities, including available for sale securities, are computed on historical cost and do not include any fair value adjustments.
(2)  Nonaccruing loans have been included in the average balances.
(3)  Net interest income divided by total earning assets.

         CHANGES IN INTEREST INCOME AND EXPENSE COMPARING DECEMBER 31, 1997 AND 1996 AND DECEMBER 31, 1996 AND 1995. The following tables analyze the changes in interest income and interest expense comparing the years ended December 31, 1997 and 1996 and December 31, 1996 and 1995. It distinguishes between the changes due to differences in volume (outstanding balances), the changes due to changes in interest rates, and changes attributable to both rate and volume, which cannot be separately identified and have been allocated proportionately to the change due to volume and the change due to rate.

                                                                   INCREASE (DECREASE) IN NET INTEREST INCOME
                                                            ---------------------------------------------------------
YEAR ENDED DECEMBER 31, 1997
COMPARED TO YEAR                                                    NET                DUE TO            DUE TO
ENDED DECEMBER 31, 1996                                           CHANGE                RATE             VOLUME
                                                                  ------                ----             ------
                                                                                 (DOLLARS IN 000'S)
Interest-earning assets:
Loans................................................             $1,226               $   (7)           $1,233
Investment securities................................                (39)                  23               (62)
Interest-bearing deposits............................                 22                                     22
                                                                  ------               ------            ------
    Total............................................              1,209                   16             1,193
                                                                  ------               ------            ------
Interest-bearing liabilities:
Savings................................................               56                   (3)               59
Interest-bearing checking..............................               41                                     41
Certificates of deposit................................              652                   37               615
FHLB advances..........................................             (108)                  (5)             (103)
                                                                  ------               ------            ------
   Total...............................................              641                   29               612
                                                                  ------               ------            ------

Net change in net interest income......................           $  568               $  (13)           $  581
                                                                  ------               ------            ------

                                                                   INCREASE (DECREASE) IN NET INTEREST INCOME
                                                            ---------------------------------------------------------
YEAR ENDED DECEMBER 31, 1996
COMPARED TO YEAR                                                    NET                DUE TO            DUE TO
ENDED DECEMBER 31, 1995                                           CHANGE                RATE             VOLUME
                                                                  ------                ----             ------
                                                                                 (DOLLARS IN 000'S)
Interest-earning assets:
Loans..................................................           $1,131               $  (94)           $1,225
Investment securities..................................             (145)                  93              (238)
Interest-bearing deposits..............................               38                    0                38
                                                                  ------               ------            ------
   Total...............................................            1,024                   (1)            1,025
                                                                  ------               ------            ------
Interest-bearing liabilities:
Savings................................................              152                  (28)              180
Interest-bearing checking..............................               46                   (5)               51
Certificates of deposit................................               (8)                (105)               97
FHLB advances..........................................               22                  (24)               46
                                                                  ------               ------            ------
   Total...............................................              212                 (162)              374
                                                                  ------               ------            ------

Net change in net interest income......................           $  812               $  161            $  651
                                                                  ======               ======            ======

FINANCIAL CONDITION

         ASSET/DEPOSIT BASE. First Community has experienced significant growth in assets and deposits. Management believes this growth can be attributed to several factors, none of which can be singled out as the predominant reason for the growth, but each of which is believed to have contributed to the increase in assets from $43,617,000 at December 31, 1993 to $98,740,000 at December 31, 1997
to $105,864,258 at September 30, 1998 and deposits from $36,616,000 at December 31, 1993 to $87,695,000 at December 31, 1997 to $93,496,163 at September 30,
1998. These factors include: (i) increased population in the geographic area serviced; (ii) increased per-household disposable income in the geographic area serviced; (iii) movement of the home office of one of the locally owned banks away from the city in which the Company is located; (iv) the acquisition of certain local financial institutions by larger metropolitan area banks and the preference of certain individuals in the service area for dealing with a locally owned institution; and (v) the expansion into new communities with the opening of the Franklin, Indianapolis and Trafalgar branches in 1992 and the opening of the North Vernon branch in 1993. First Community also opened a second branch in Franklin, Indiana on October 31, 1996.

         First Community currently classifies loans as substandard, doubtful and loss to assist management in addressing collection risks and pursuant to regulatory requirements which are not necessarily consistent with generally accepted accounting principles. Substandard loans represent credits characterized by the distinct possibility that some loss will be sustained if deficiencies are not corrected. Doubtful loans possess the characteristics of substandard loans, but collection or liquidation in full is doubtful based upon existing facts, conditions and values. A loan classified as a loss is considered uncollectible. As of September 30, 1998, First Community had $1.5 million of loans classified as substandard, none as doubtful and none as loss. At December 31, 1997, First Community had $388,752 of loans classified as substandard, none as doubtful and none as loss. The allowance for loan losses was $982,834 or 1.1% of net loans receivable at September 30, 1998 compared to $848,085 or 1.1% of net loans receivable at December 31, 1997. A portion of classified loans are non-accrual loans. First Community had non-accrual loans totaling $145,000 at September 30, 1998 compared to $204,070 at December 31, 1997.

         ASSET/LIABILITY MANAGEMENT. One of the actions undertaken by First Community's management has been to adopt asset/liability management policies in an attempt to reduce the susceptibility of First Community's net interest spread to the adverse impact of volatile interest by attempting to match maturities (or time-to-repricing) of assets with maturities or repricing of liabilities and then actively managing any mismatch. Accomplishing this objective requires attention to both the asset and liability sides of the balance sheet. The difference between maturity of assets and maturity of liabilities is measured by the interest-rate gap.

         First Community's one-year cumulative interest-rate gap as a percent of total assets was a negative 24.05% and 24.26% at September 30, 1998 and December 31, 1997, respectively. This interest-rate gap represents substantial risk for First Community in an environment of rising interest rates. A negative interest-rate gap means First Community's earnings are vulnerable to periods of rising interest rates because during such periods the interest expense paid on liabilities will generally increase more rapidly than the interest income earned on assets. Conversely, in a falling interest-rate environment, the total expense paid on liabilities will generally decrease more rapidly than the interest income earned on assets. A positive interest-rate gap would have the opposite effect.

         Asset management goals have been directed toward obtaining a suitable balance of asset quality, liquidity and diversification in order to stabilize and improve earnings. The asset management strategy has concentrated on shortening the maturity of its loan portfolio by increasing adjustable-rate loans and short-term installment and commercial loans. At December 31, 1997, First Community had $40,779,000 or 51.04% of its total loan portfolio invested in installment and commercial loans as compared to $36,485,000 or 56.10% of total loans invested in installment and commercial loans at December 31, 1996. Increasing short-term installment and commercial loans increases the overall risk of the loan portfolio. Such risk relates primarily to collection and to the loans that often are secured by rapidly depreciating assets. First Community's ratio of non-performing assets to total assets was 1.2% at September 30, 1998 and .42% at December 31, 1997.

         The primary goal in the management of liabilities has been to increase core deposit realtionships and therefore improve the stability of deposit accounts. Management has attempted to combine a policy for controlled growth with a strong, loyal customer base to control interest expense.

         The following tables illustrate the interest-rate sensitivity of interest-earning assets and interest-bearing liabilities at September 30, 1998 and December 31, 1997. Mortgages which have adjustable or renegotiable interest rates are shown as subject to change every one to three years based upon the contracted-for adjustment period. This schedule does not reflect the effects of possible prepayments on enforcement of due-on-sale clauses.

                                                            AT JUNE 30, 1998 MATURING OR REPRICING
                                                            --------------------------------------

                                          ONE YEAR        1 - 3           3 - 5          OVER 5
                                           OR LESS        YEARS           YEARS           YEARS          TOTAL
                                          --------        -----           -----          ------          -----
                                                                     (DOLLARS IN 000'S)
Interest-bearing assets:
  Adjustable rate mortgages........     $   13,735     $    4,194      $     4,466     $      -0-     $    22,395
  Fixed rate mortgages.............          4,807          2,184            2,178         11,366          20,535
  Commercial loans.................         12,185          1,741            1,201            241          15,368
  Consumer loans...................         10,640         10,939            4,264            570          26,413
  Tax-exempt loans and leases......            -0-             17              -0-          3,478           3,495
  Investments......................          1,422          1,597            1,412          2,192           6,623
  FHLB stock.......................            778            -0-              -0-            -0-             778
  Interest-bearing deposits........          5,517            -0-              -0-            -0-           5,517
                                        ----------     ----------      -----------     ----------     -----------
    Total interest-earning assets..         49,084         20,672           13,521         17,847         101,124
                                        ----------     ----------      -----------     ----------     -----------

Interest-bearing liabilities:
  Fixed maturity deposits..........         43,319          9,040            2,855             27          55,241
  Other deposits...................         31,048            -0-              -0-            -0-          31,048
  FHLB advances....................            166            776            1,892            754           2,834
  Other Borrowings                               8             17               20                            799
                                        ----------     ----------      -----------     ----------     -----------
    Total interest-bearing liabilities      74,541          9,833            4,767            781          89,922
                                        ----------     ----------      -----------     ----------     -----------

Excess (deficiency) of
interest-earning assets over
interest-bearing liabilities.......     $  (25,457)    $   10,839      $     8,754     $   17,066     $    11,202
                                        ==========     ==========      ===========     ==========     ===========
Cumulative excess (deficiency)
of interest-earning assets over
interest-bearing liabilities            $  (25,457)    $  (14,618)     $    (5,864)    $   11,202
Cumulative ratio at September 30,
1998 as a percent of total assets..         (24.05)%       (13.81)%          (5.54)%        10.58%

                                                       AT DECEMBER 31, 1997 MATURING OR REPRICING
                                                       ------------------------------------------

                                          ONE YEAR        1 - 3           3 - 5          OVER 5
                                           OR LESS        YEARS           YEARS           YEARS          TOTAL
                                          --------        -----           -----          ------          -----
                                                                     (DOLLARS IN 000'S)

Interest-bearing assets:
  Adjustable rate mortgages........     $   13,323     $    4,316      $     4,615     $      -0-     $    22,254
  Fixed rate mortgages.............          3,992          1,971            1,901     $    7,222          15,086
  Commercial loans.................         11,622          1,309              687            639          14,257
  Consumer loans...................          9,383         10,813            4,023            707          24,926
  Tax-exempt loans and leases......             24            -0-              -0-          3,353           3,377
  Investments......................          1,295          1,893              238          1,054           4,480
  FHLB stock.......................            778            -0-              -0-            -0-             778
  Interest-bearing deposits........         10,298            -0-              -0-            -0-          10,298
                                        ----------     ----------      -----------     ----------     -----------
    Total interest-earning assets..         50,715         20,302           11,464         12,975          95,456
                                        ----------     ----------      -----------     ----------     -----------

Interest-bearing liabilities:
  Fixed maturity deposits..........         38,544         11,283            1,919            -0-          51,746
  Other deposits...................         25,949            -0-              -0-            -0-          35,949
  FHLB advances....................            177            794            1,725            234           2,930
                                        ----------     ----------      -----------     ----------     -----------
    Total interest-bearing liabilities      74,670         12,077            3,644            234          90,625
                                        ----------     ----------      -----------     ----------     -----------

Excess (deficiency) of
interest-earning assets over
interest-bearing liabilities.......     $  (23,955)    $    8,225      $     7,820     $   12,741     $     4,831
                                        ==========     ==========      ===========     ==========     ===========
Cumulative excess (deficiency)
of interest-earning assets over
interest-bearing liabilities            $  (23,955)    $  (15,730)     $    (7,910)    $    4,831
Cumulative ratio at December 31,
1997 as a percent of total assets..         (24.26)%       (15.93)%          (8.01)%         4.89%


         The following tables provide information about the Company's significant financial instruments at September 30, 1998 and December 31, 1997 that are sensitive to changes in interest rates. The table presents principal cash flows and related weighted average interest rates (on a tax equivalent basis) by expected maturity dates.

                                                              MATURING IN YEARS ENDING SEPTEMBER 30,
                                    ------------------------------------------------------------------------------------------
                                                                                                                      FAIR
                                       1999       2000        2001       2002       2003     THEREAFTER    TOTAL      VALUE
                                       ----       ----        ----       ----       ----     ----------    -----      -----
                                                                       (DOLLARS IN 000'S)
ASSETS
Investment securities
  available for sale
  Fixed rate                        $    966    $    574   $    738    $    814   $    598   $  1,900    $  5,590   $  5,590
    Average interest rate              10.24%       8.63%      5.60%       6.05%      6.73%     7.36%        7.51%

Investment securities held
  to maturity
  Fixed rate                        $    456    $    180   $    105                          $    292    $  1,033   $  1,060
    Average interest rate               5.57%       6.72%      6.87%                             7.18%       6.36%
Loans
  Fixed rate                        $ 16,008    $  8,012   $  6,552    $  4,653   $  2,515   $ 15,653    $ 53,393   $ 54,173
    Average interest rate               9.48%       9.21%      8.97%       8.74%      8.47%      7.87%       8.79%

  Variable rate                     $ 10,110    $  2,225   $  2,657    $  1,015   $  1,048   $ 17,758    $ 34,813   $  5,140
    Average interest rate               9.96%       9.76%      9.73%       9.43%      9.39%      8.75%       9.28%

Liabilities
  Deposits
    NOW, Money Market and
    Savings Deposits
      Variable rate                 $ 31,048                                                             $ 31,048   $ 31,048
      Average interest rate             3.82%                                                                3.82%
    Certificates of Deposit
      Fixed rate                    $ 43,319    $  6,274   $  1,957    $    540   $  3,314   $     27    $ 55,241   $ 55,408
      Average interest rate             5.69%       5.96%      5.94%       6.15%      5.97%      6.10%       5.75%

FHLB Advances
  Fixed rate                        $    166    $    147   $    629    $    114   $  1,778               $  2,834   $  2,878
    Average interest rate               6.02%       6.02%      6.05%       6.02%      5.78%                  5.88%

Other Borrowings
  Variable rate                     $      8    $      8   $      9    $     10   $     10   $    754    $    799   $    799
    Average interest rate               7.38%       7.38%      7.38%       7.38%      7.38%      7.38%       7.38%

                                                              MATURING IN YEARS ENDING DECEMBER 31,
                                    ------------------------------------------------------------------------------------------
                                                                                                                       FAIR
                                       1999       2000        2001       2002       2003     THEREAFTER    TOTAL       VALUE
                                       ----       ----        ----       ----       ----     ----------    -----       -----
                                                                       (DOLLARS IN 000'S)
ASSETS
Investment securities
  available for sale
  Fixed rate                        $    620    $  1,043   $    113    $    109   $    125   $    761    $  2,771   $  2,771
    Average interest rate                8.8%       10.3%       8.7%        9.6%       9.5%      10.3%        9.8%

Investment securities held
  to maturity
  Fixed rate                        $    675    $    632   $    105    $      5              $    292    $  1,709   $  1,734
    Average interest rate                5.4%        5.9%       6.9%        7.1%                  7.2%        6.0%
Loans
  Fixed rate                        $ 14,389    $  7,760   $  6,324    $  4,135   $  2,365   $ 11,921    $ 46,894   $ 47,800
    Average interest rate                9.7%        9.4%       9.1%        8.9%       8.7%       8.0%        9.0%
  Variable rate                     $  8,676    $  2,275   $    923    $  1,771   $    927   $ 18,434    $ 33,006   $ 33,350
    Average interest rate               10.3%       10.2%       9.6%       10.0%       9.6%       9.0%        9.5%

Liabilities
  Deposits
    NOW, Money Market and
    Savings Deposits
      Variable rate                 $ 28,325                                                             $ 28,325   $ 28,325
      Average interest rate              3.6%                                                                 3.6%
    Certificates of Deposit
      Fixed rate                    $ 38,544    $  8,711   $  2,572    $  1,120   $    799               $ 51,746   $ 52,997
      Average interest rate              5.9%        6.0%       6.1%        5.9%       6.2%                   6.0%

FHLB Advances
  Fixed rate                        $    177    $    156   $    638    $    122   $  1,603   $    234    $  2,930   $  2,908
    Average interest rate                6.0%        6.0%       6.1%        6.0%       5.8%       5.9%        5.9%

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity refers to the ability of a financial institution to generate sufficient cash to fund current loan demand, meet savings deposit withdrawals and pay operating expenses. The primary sources of liquidity are cash, interest-bearing deposits in other financial institutions, marketable securities, loan repayments, increased deposits and total institutional borrowing capacity.

         Management believes that it has adequate liquidity for the Company's short- and long-term needs. Short-term liquidity needs resulting from normal deposit/withdrawal functions are provided by the Company retaining a portion of cash generated from operations in a Federal Home Loan Bank ("FHLB") daily investment account. This account acts as a short-term liquidity source while providing interest income to the Company. Long-term liquidity and other liquidity needs are provided by the ability of the Company to borrow from the FHLB. The balance of its FHLB advances was $2,833,613 and $2,929,789 at September 30, 1998 and December 31, 1997, respectively.

         Cash and interest-bearing deposits, when combined with investments, have decreased as a percentage of total assets primarily due to a shift to higher yielding loans to improve margins. Management's goal is to maintain cash, interest-bearing deposits and investments at a level sufficient to satisfy needs for liquidity and other short-term obligations.

         Liquidity, represented by cash and cash equivalents, is a result of its operating, investing and financing activities. These activities are discussed below for the years ended December 31, 1997 and December 31, 1996.

         During 1997 and 1996, cash and cash equivalents which are defined as cash and due from banks and interest-bearing time deposits increased $4,196,000 and $1,384,000, respectively. Cash was provided primarily from a net increase in deposit accounts of $17,143,000 in 1997 and $11,389,000 in 1996. Cash was used primarily to fund a net increase in loans of $15,062,000 in 1997 and $10,587,000 in 1996.

         At December 31, 1997 and 1996, commitments to fund loan originations were approximately $5,606,000 and $9,022,000, respectively. In the opinion of management, First Community has sufficient cash flow and borrowing capacity to meet funding commitments and to maintain proper liquidity levels based upon First Community's favorable liquidity ratio and the ability to borrow from the FHLB.

         At September 30, 1998, the Company had a capital to asset ratio of 7.62%. At September 30, 1998, First Community had core capital of approximately 7.66% and had risk-based capital in excess of 8.0%. The regulatory core and risk-based capital requirements for First Community are 4.0% and 8.0% respectively.

         On October 30, 1998, the Company issued rights and warrants to shareholders to purchase one share of common stock of the Company for every ten shares owned as of October 29, 1998, subject to a minimum offer and purchase of 100 shares. The rights are exercisable until January 29, 1999 and the warrants will not become exercisable until September 15, 1999. The net proceeds to the Company from the sale of the stock, after deducting the expenses, is expected to be $1.4 million if all of the rights are exercised. The purpose of the rights offering is to raise additional capital of $1.2 million for the Bank to support additional growth and $200,000 for general corporate purposes.

         In addition, on October 30, 1998, the Company commenced the offer and sale up to $1 million in unsecured convertible notes. The notes will be due December 31, 2008, bear interest at the rate of 7% per annum and, at the option of the holder, are convertible to common stock of the Company at the conversion price of $12.10 per share. The net proceeds of this offering will be used to provide capital to FCREM to acquire and lease branch facilities to the Bank and to provide additional capital to the Bank to support asset growth.


ACCOUNTING MATTERS

         During 1997, The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income, establishing standards for the reporting of comprehensive income and its components in financial statements. SFAS No. 130 is applicable to all entities that provide a full set of financial statements. Enterprises that have no items of other comprehensive income in any period presented are excluded from the scope of this Statement.

         SFAS No. 130 is effective for interim and annual periods beginning after December 15, 1997. Earlier application is permitted. The Company adopted SFAS No. 130 during the first quarter of 1998.

         Also in 1997, the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. It establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources an in assessing performance.

         This standard is effective for financial statement periods beginning after December 15, 1997, and requires comparative information for earlier years to be restated. Due to recent issuance of this standard, management has been unable to fully evaluate the impact, if any, it may have on the Company's future financial statement disclosures.

IMPACT OF INFLATION AND CHANGING PRICES

         The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         The primary assets and liabilities of the Company are monetary in nature. Consequently, interest rates generally have a more significant impact on performance than the effects of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services. In a period of rapidly rising interest rates, the liquidity and the maturity structure of the Company's assets and liabilities are critical to the maintenance of acceptable performance levels.

YEAR 2000 COMPLIANCE


         The Company's lending and deposit activities, like those of most financial institutions, depend significantly upon computer systems. The Company is addressing the potential problems associated with the possibility that the computers which control its systems, facilities and infrastructure may not be programmed to read four-digit date codes. This could cause some computer applications to be unable to recognize the change from the year 1999 to the year 2000, which could cause computer systems to generate erroneous data or to fail.

         Management recognizes the possibility of certain risks associated with Year 2000 and is continuing to evaluate appropriate courses of corrective action. As of September 30, 1998, the Company has completed an inventory of all hardware and software systems and has made all mission critical classifications. The Company has implemented both an employee awareness program and a customer awareness program aimed at educating people about the efforts being made by the Company as well as bank regulators regarding the Year 2000 issue.

         The Company's data processing is performed primarily by a third party servicer. The Company has been informed that its primary service provider anticipates that all reprogramming efforts will be completed by December 31, 1998, allowing the Company adequate time for testing. The Company expects to complete testing by March 31, 1999.

         The Company also uses software and hardware which are covered under maintenance agreements with third party vendors. Consequently the Company is dependent on these vendors to conduct its business. The Company has contacted each vendor to request time tables for Year 2000 compliance and the expected costs, if any, to be passed along to the Company. Most of the Company's vendors have provided responses as to where they stand regarding Year 2000 readiness. Those who have not responded to the Company's status requests are being contacted again. Depending on the responses received from the third party vendors, the Company will make decisions as to whether to continue those relationships or to search for new providers of those services.

         In addition to possible expenses related to the Company's own systems and those of its service providers, the Company could be affected by the Year 2000 problems affecting any of its depositors or borrowers. Such problems could include delayed loan payments due to Year 2000 problems affecting the borrower. The Company has also begun to require all significant commercial borrowers to certify their own year 2000 compliance status. The Company is still in the process of collecting that information.

         At this time, it is estimated that costs associated with Year 2000 issues will be approximately $25,000 to $60,000 from 1998 through 1999. Although management believes it is taking the necessary steps to address the Year 2000 compliance issue, no assurances can be given that some problems will not occur or that the Company will not incur significant additional expenses in the future periods. In the event that the Company is ultimately required to purchase replacement computer systems, program and equipment, or to incur substantial expenses to make its current systems, programs and equipment Year 2000 compliant, its financial position and results of operation could be adversely impacted. Amounts expensed in fiscal 1997 were immaterial.

                                    BUSINESS

GENERAL

         The Company is primarily a one-bank holding company incorporated in August 1991. The Company's primary asset is its wholly-owned banking subsidiary, First Community, an Indiana-chartered commercial bank formerly known as Bargersville Federal Savings Bank. The Company recently formed FCREM as a wholly-owned subsidiary to own and lease banking facilities to First Community.

         At September 30, 1998, the Company had approximately $105.9 million of assets, deposits of approximately $93.5 million and shareholders' equity of approximately $8.2 million. First Community's primary business consists of attracting deposits from the general public and originating real estate, commercial and consumer loans and purchasing investments through its offices located in Bargersville, Greenwood, Franklin (2), Indianapolis, Trafalgar, and North Vernon (2), Indiana. As of September 30, 1998, First Community had 67 employees of which 52 were full-time. The Company and FCREM have no employees.

         First Community's deposits are insured to the maximum extent permitted by law by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). First Community is a member of the Federal Home Loan Bank ("FHLB") of Indianapolis. First Community is subject to comprehensive regulation, examination and supervision by the Indiana Department of Financial Institutions ("DFI") and the FDIC. The Company is subject to regulation by the Federal Reserve Board. The Federal Reserve Board, as a condition of the acquisition of First Community, required the Company to make a commitment not to incur debt in excess of a 30% debt-to-equity ratio on an unconsolidated basis.

         The business of First Community consists primarily of attracting deposits from the general public, originating residential real estate, commercial and consumer loans and purchasing other types of investments. In addition, First Community originates first mortgage income-producing property real estate loans, second mortgage one-to-four family home loans, secured home improvement loans, and savings deposit secured loans. Consumer loans include, among others, new and used automobile and other secured and unsecured personal loans. First Community offers small commercial loans to area businesses in addition to new home construction loans and business lines of credit. First Community also invests in various US Treasury, federal agency, state, municipal and other investment securities permitted by applicable laws and regulations. The principal sources of funds for First Community's lending activities include deposits received from the general public, amortization and repayment of loans, maturity of investment securities and FHLB advances.

         First Community's primary sources of income are interest on loans, investment securities and interest-bearing deposits in other financial institutions and service charges on deposit accounts. Its principal expenses are interest paid on deposit accounts and borrowings, salaries and employee benefits, premises and equipment expenses and other overhead expenses incurred in the operation of First Community.

LENDING ACTIVITIES

         The following table sets forth information concerning the composition of First Community's loan portfolio in dollar amounts and percentages.

                                                                  AT DECEMBER 31,
                                                        1997                          1996
                                             --------------------------    -------------------------
                                                            PERCENT OF                  PERCENT OF
                                                AMOUNT        TOTAL         AMOUNT        TOTAL
                                                ------      ----------      ------      ----------
TYPE OF LOAN                                                   (DOLLARS IN 000'S)
Real estate loans
     Residential mortgages
     (1-4 single family homes)                 $28,971        36.60%       $22,675        35.17%
     Multi-family residential mortgages                                        335          .52
Construction and land development                6,773         8.55          3,621         5.62
Commercial loans                                17,883        22.59         17,401        26.99
Installment loans                               22,896        28.93         19,084        29.60
Tax-exempt loans and leases                      3,377         4.27          1,922         2.99
                                               -------       ------        -------       ------

Loans                                           79,900       100.94         65,038       100.89
Allowance for losses                              (848)       (1.07)          (644)       (1.00)
Deferred loan origination costs                    100          .13             70          .11
                                               -------       ------        -------       ------

Loans, net                                     $79,152       100.00%       $64,464       100.00%
                                               =======       ======        =======       =======

         The following table sets forth certain information at December 31, 1997, regarding the dollar amount of loans maturing in First Community's loan portfolio based on contractual maturities. Demand loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. This schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses. Management expects prepayments will cause actual maturities to be shorter. Certain mortgage loans such as construction loans and second mortgage loans are included in the commercial and installment loan totals below. In addition, commercial real estate loans are included in real estate loans below.

                                                                  REMAINING MATURITIES
                                           ------------------------------------------------------------
                                              BALANCE
                                           OUTSTANDING AT
                                            DECEMBER 31,    ONE YEAR    OVER ONE YEAR
                                                1997         OR LESS    TO FIVE YEARS   OVER FIVE YEARS
                                           ------------------------------------------------------------
                                                                 (DOLLARS IN 000'S)
Real estate loans                              $37,340      $ 7,719        $ 8,151        $21,470
Commercial loans                                14,257        7,902          3,307          3,048
Installment loans                               24,926        7,420         15,022          2,484
Tax-exempt loans and leases                      3,377           24              0          3,353
                                               -------      -------        -------        -------
Total                                          $79,900      $23,065        $26,480        $30,355
                                               =======      =======        =======        =======

         The following table sets forth, as of December 31, 1997, the dollar amount of all loans maturing after December 31, 1998 showing those having a fixed interest rate and floating or adjustable interest rates.


                                                            FLOATING OR
                                            FIXED RATE    ADJUSTABLE RATE
                                            ----------    ---------------
TYPE OF LOAN                                    (DOLLARS IN 000'S)

Real estate loans                             $15,086          $22,254
Commercial loans                                5,616            8,641
Installment loans                              22,815            2,111
Tax-exempt loans and leases                     3,377                0
                                              -------          -------
                                               46,894           33,006
Less amount due within one year                14,389            8,676
                                              -------          -------

Loans due after one year                      $32,505          $24,330
                                              =======          =======


         The original contractual loan payment period for adjustable interest rate residential loans originated by First Community normally ranges from 15 to 20 years. Current fixed rate mortgage originations may not exceed a 20-year term. Because borrowers may refinance or prepay their loans, however, such loans normally remain outstanding for a substantially shorter period of time.

         Origination, Purchase and Sale of Loans. Interest rates charged by First Community on its loans are affected primarily by loan demand and the supply of funds available for lending. These factors are in turn affected by general economic conditions and monetary policies of the federal government, including the Federal Reserve Board, the general supply of money in the economy, legislative tax policies and governmental budgetary matters.

         Loan originations are derived from a number of sources. Residential loan originations are attributable primarily to solicitation by First Community's staff, referrals from real estate brokers, builders and walk-in customers. Multifamily and other commercial real estate loan originations are obtained from previous borrowers and direct contact with First Community. All property securing real estate loans made by First Community is appraised in accordance with applicable regulations of the FDIC and includes an actual inspection of such property by designated fee appraisers. To supplement loan demand, First Community has also purchased participations in tax-exempt leases.

         First Community typically has not sold loans or loan participations in the secondary market and services substantially, all loans which it originates and retains.

         All mortgage loans in excess of $300,000 are approved by the full Board of Directors or the loan committee of the Board. Loan limits are reviewed and changed from time to time to reflect current market conditions. Fire and casualty insurance is required on all mortgage loans as well as abstracts of title or title insurance.

         Residential Mortgage Loans. Residential mortgage loans have been predominantly secured by single-family homes. To reduce its exposure to changes in interest rates, First Community currently originates adjustable rate mortgages ("ARMs") along with long term, fixed-rate mortgages.

         First Community offers residential construction mortgage loans with maturities of six months or less at interest rates which vary with current market rates. The application process includes the same items which are required for other residential mortgage loans and include a submission of accurate plans, specifications and costs of the property to be constructed. These items are used as a basis to determine the appraised value of the subject property. Appraisal reports are completed by designated fee appraisers, and loans are based on the current appraised value. Loans of up to 80% of such amount may be offered for a maximum period of six months for the construction of the properties securing the loans. Extensions are permitted, when circumstances warrant, if construction has continued satisfactorily and the loan is current.

         Installment and Commercial Lending. First Community makes various types of installment loans including loans to depositors secured by pledges of their deposit accounts, new and used automobile loans, both direct and indirect, and secured and unsecured personal loans. Although installment and commercial loans are considered by management to involve more risk than residential mortgage loans, such loans have shorter maturities and typically have higher yields than mortgage loans.

         Commercial loans include loans secured by commercial real estate or deposits, single-payment loans, construction loans and loans for business purchases, operations, inventory and lines of credit. All non-residential mortgage loans are at a greater interest rate than single-family residential loans.

         All installment and commercial loans in excess of $300,000 are approved by the full Board of Directors or the loan committee of First Community. A loan officer's approval is required for installment or commercial loans up to certain amounts. First Community has established policies regarding financial statement requirements, credit verifications procedures and other matters intended to minimize underwriting risk.

         The most recent loan approval limits were adopted by the Board of Directors in 1997. The limits vary from officer to officer with a range of $2,500 to $70,000 for unsecured loans, and a range of $7,500 to $200,000 for secured loans. Loans in excess of the above-mentioned limits must be approved by a committee of loan officers or the board of directors loan committee.

         Installment Loan Underwriting. First Community has adopted underwriting guidelines that apply to all loans made by First Community. However, the underwriting policies and practices are particularly important in the installment lending area. Installment loans present risks beyond those presented by other types of loans because the collateral is usually movable and subject to rapid depreciation. Such factors increase the importance of properly documenting such loans and assessing the risks associated with each loan based upon such documentation.

         The documentation required by First Community's underwriting guidelines include an application, employment income verified by pay stubs, direct verification with employers when deemed necessary, and may include tax returns or audited financial statements and evidence of security. The application must include the minimum loan amount requested, the term requested, monthly payment, purpose of loan, job history, income, financial statement, and security offered if applicable. The application must be signed by all borrowers obligated for the loan. First Community also requires current credit reports from credit bureaus as part of the underwriting procedure for all loans including indirect automobile lending. First Community also reviews the applicant's ability to maintain a stable monthly income and other required monthly payments.

NONPERFORMING ASSETS AND ALLOWANCE FOR LOAN LOSSES

         Nonperforming assets consist of nonaccrual loans, restructured loans, past-due loans, real estate owned (acquired in foreclosure), and other repossessed assets. Nonaccrual loans are loans on which interest recognition has been suspended because they are 90 days past due as to interest or principal or because there is a question about First Community's ability to collect all principal and interest. Restructured loans are loans where the terms have been modified to provide a reduction or deferral of interest or principal because of deterioration in the borrower's financial position. Past-due loans are accruing loans that are contractually past due 90 days or more as to interest or principal payments, and the amount of the loan is no greater than 80% of the fair market value of the collateral securing the loan or First Community has a reasonable expectation of collecting all past-due interest and principal.

         The following table summarizes nonperforming assets as of the dates indicated.

                                               AT DECEMBER 31,
                                             -------------------
                                              1997         1996
                                              ----         ----
                                             (DOLLARS IN 000'S)

Nonaccrual loans                             $ 204        $  99
Restructured loans
Past-due loans 90 days
or more (interest accruing)                    120
                                             -----        -----

Total non-performing assets                    324           99
Real estate owned                               79          140
Other repossessed assets                         9           14
                                             =====        =====
Total non-performing assets                  $ 412        $ 253
                                             =====        =====

Ratio of non-performing assets to total
assets                                         .42%         .32%
Interest on non-performing loans that
would have been included in income           $  19        $  24
                                             =====        =====
Interest on non-performing loans that was
included in income                           $   0        $   0
                                             =====        =====

         At December 31, 1997, no loans were identified as impaired by management. Loans are considered to be impaired when it becomes probable that First Community will be unable to collect all amounts due according to the contractual terms of the loan agreement.

         In banking, loan losses are one of the costs of doing business. Although First Community's management emphasizes the early detection and chargeoff of loan losses, it is inevitable that at any time certain losses exist in the portfolio which have not been specifically identified. Accordingly, the provision for loan losses is charged to earnings on an anticipatory basis, and recognized loan losses are deducted from the allowance so established. Over time, all net loan losses must be charged to earnings. During the year, an estimate of the loss experience for the year serves as a starting point in determining the appropriate level for the provision. However, the amount actually provided in any period may be greater or less than net loan chargeoffs, based on management's judgment as to the appropriate level of the allowance for loan losses. The determination of the adequacy of the allowance for loan loss is based on management's continuing review and evaluation of the loan portfolio, and its judgment as to the impact of current economic conditions on the portfolio. The evaluation by management includes consideration of past loan loss experience, changes in the composition of the loan portfolio and the current condition and amount of loans outstanding.

         The allowance for loan losses increased during the year ended December 31, 1997 compared to the year ended December 31, 1996 primarily because of the growth in loans and a change in the composition of the loan portfolio. During 1997, First Community made a $255,000 provision for loan losses due primarily to growth in loans and a change in the mix of the loan portfolio.

Allocation of the Allowance for Loan Losses:

                                                                  AT DECEMBER 31,
                                        -------------------------------------------------------------------
                                                     1997                                1996
                                        -------------------------------------------------------------------
                                                           PERCENTAGE                          PERCENTAGE
                                                           OF LOANS TO                         OF LOANS TO
                                           AMOUNT          TOTAL LOANS         AMOUNT          TOTAL LOANS
                                        -------------     -------------     -------------     -------------
                                                                (DOLLARS IN 000'S)
Real estate mortgage loans                   $162             36.3%              $139             35.4%
Construction and land development              68              8.5                 32              5.6
Commercial loans                              196             22.4                171             26.7
Installment loans                             418             28.6                300             29.3
Tax-exempt loans and leases                     4              4.2                  2              3.0
                                        -------------     -------------     -------------     -------------

                                             $848            100.0%              $644            100.0%
                                        =============     =============     =============     =============

Summary of Loan Loss Experience:

                                   YEAR ENDED DECEMBER 31,
                                  -------------------------
                                       1997       1996
                                     -------    -------
                                     (DOLLARS IN 000'S)

Balance at January 1                 $   644    $   518

Chargeoffs:
Real estate mortgage loans               (16)        (2)
Commercial loans                         (20)       (30)
Installment loans                        (44)       (79)
                                     -------    -------

Total Chargeoffs                         (80)      (111)

Recoveries:
Commercial                                17          8
Installment                               12         10
                                     -------    -------

Total Recoveries                          29         18
                                     -------    -------

Net Chargeoffs                           (51)       (93)
                                     -------    -------

Provision for loan losses                255        219
                                     -------    -------

Balance at December 31               $   848    $   644
                                     =======    =======

Average loans during the year        $73,048    $59,861

Ratio of net chargeoffs to
total average loans outstanding
during the year                         .07%        .16%

INVESTMENT ACTIVITIES

         The following table sets forth the carrying value of First Community's investment portfolio and FHLB stock as of the dates indicated:

                                                 AT DECEMBER 31,
                                             -----------------------
                                              1997             1996
                                              ----             ----
                                                (DOLLARS IN 000'S)

Available for sale at fair value:
     State and municipal obligations         $1,371           $1,756
     Corporate obligations                    1,400              630
                                             -------          ------
                                              2,771            2,386
                                             -------          ------

Held to maturity at amortized cost:
     Federal agency mortgage pools                               174
     State and municipal obligations          1,709            2,367
                                             ------           ------

                                              1,709            2,541
FHLB stock                                      778              778
                                             ------           ------

Total                                        $5,258           $5,705
                                             ======           ======

         At December 31, 1997, the amortized cost of securities available for sale was $2,716,000 and the related gross unrealized gains were $55,000. At December 31, 1997, the fair value of securities held to maturity was $1,734,000 and the related gross unrealized gains were $25,000. There were no unrealized losses on securities at December 31, 1997.

         As of December 31, 1997, there were no state and municipal obligations representing more than 10% of shareholders' equity included in securities.

         The following table sets forth the maturities of investment securities at December 31, 1997 and the weighted-average yield (on a tax equivalent basis) on such securities.

                                                                  AT DECEMBER 31,
                                        --------------------------------------------------------------------
                                                   CORPORATE                      STATE AND MUNICIPAL
                                                  OBLIGATIONS                         OBLIGATIONS
                                        --------------------------------    --------------------------------
                                           AMOUNT             YIELD            AMOUNT             YIELD
                                        -------------     --------------    --------------    --------------
                                                                (DOLLARS IN 000'S)
Available for Sale: (1)
     Maturities:
     One year or less                   $       450           10.00%        $       170            5.63%
     Over 1 year to 5 years                     950           10.32                 425            9.33
     Over 5 years to 10 years                                                       180           10.63
     Over 10 years                                                                  541           10.25

                                        -----------                         -----------
     Total available for sale                 1,400           10.21               1,316            9.41
                                                                            -----------

Held to Maturity:
     Maturities:
     One year or less                                                               675            5.44
     Over 1 year to 5 years                                                         742            6.04
     Over 5 years to 10 years                                                       292            7.18
     Over 10 years

                                                                            -----------
     Total held to maturity                                                       1,709            6.00
                                                                            -----------

     Total securities                   $     1,400           10.21%        $     3,025            7.48%
                                        ===========                         ===========

----------
(1) Available for sale amounts shown in the maturity distribution table are at amortized cost for computation of yields.

SOURCES OF FUNDS

         Deposits are the primary source of First Community's funds for use in lending and for other general business purposes. In addition to deposits, FHLB advances represent a significant source of funds to First Community, as well as funds derived from loan repayments. Loan repayments are a relatively stable source of funds, while savings inflows and outflows are significantly influenced by general interest rates and money market conditions.

         Deposit Activities. First Community offers several types of deposit programs designed to attract both short-term and long-term savings by providing a wide assortment of accounts and rates. See the average balance sheet included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a breakdown of the average amount and average rate paid on First Community's deposit categories. First Community does not rely on brokered deposits as funding sources.

         The following table indicates the amount of certificates of deposit of $100,000 or more by time remaining until maturity at December 31, 1997 (in 000's).

MATURITY PERIOD

Three months or less                                         $ 1,808
Greater than three months through six months                   1,524
Greater than six months through twelve months                  5,273
Over twelve months                                             1,914
                                                             -------
      Total                                                  $10,519
                                                             =======

         Interest earned on statement savings accounts is paid from the date of deposit to the date of withdrawal, compounded and credited monthly. Interest earned on money market demand deposit accounts is compounded and credited monthly. The interest rate on these accounts is established by First Community.

         In recent years, many deposits in long-term fixed-rate accounts have been withdrawn prior to maturity or such certificates have not been renewed at maturity due to the more attractive rates offered on various money market accounts. Early withdrawal penalties are 30 days' interest on accounts maturing in one year or less and 90 days interest on accounts maturing in greater than one year.

         Borrowings. The FHLB of Indianapolis functions as a central credit facility providing credit for member financial institutions. As a member, First Community is required to own capital stock in the FHLB and is authorized to apply for advances on the security of such stock and certain of its home mortgages and other assets (principally, securities which are obligations of, or guaranteed by, the United States) provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. The FHLB prescribes the acceptable uses to which the advances pursuant to each program may be made as well as limitations on the amounts of advances. Acceptable uses prescribed by the FHLB have included expansion of residential mortgage lending and meeting short-term liquidity needs. Depending on the program, limitation on the amounts of advances are based either on a fixed percentage of a member's net worth or on the FHLB's assessment of the member's creditworthiness. The FHLB is required to review its credit limitations and standards at least once every six months. First Community had outstanding borrowings of $2,833,613 from the FHLB as of September 30, 1998 and $2,929,789 as of December 31, 1997.

SERVICE AREA

         First Community's primary service areas are Johnson County and Jennings County, Indiana. These areas are among the most affluent and rapidly growing areas of Indiana. The major portion of First Community's customers reside in Johnson County, particularly in the Bargersville, Franklin and Greenwood areas, which account for about one-half of the county's population, according to the 1990 U.S. Census. First Community has branches in Bargersville, Trafalgar, Franklin (2), and Greenwood, Indiana in Johnson County, a branch at a retirement center in Indianapolis, Indiana, and two branches in North Vernon, Indiana in Jennings County. First Community anticipates opening a branch in Whiteland (Johnson County) and Taylorsville (Bartholomew County) within the next 12 months.

DESCRIPTION OF PROPERTY

         First Community currently leases its home office in Bargersville, Indiana and one of its branches in Franklin, Indiana from FCREM, leases branches in Indianapolis, Trafalgar and Franklin from third parties, and owns branch offices in Greenwood and North Vernon, Indiana. The leases with third-parties expire between 1999 and 2003. The Company plans for FCREM to eventually own substantially all of the branch properties and lease them to First Community.

COMPETITION

         The banking business is highly competitive in Johnson County, which is First Community's primary market, where it competes with 14 commercial banks, 3 savings banks, and 2 credit unions. In Jennings County, First Community competes with 5 commercial banks, one savings bank and 2 credit unions. To a lesser extent, First Community competes with mortgage banking companies, consumer finance companies, and certain governmental agencies.

REGULATION AND SUPERVISION OF THE COMPANY

         The Company is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended ("BHCA"), and is registered as such with the Board of Governors of the Federal Reserve System ("Federal Reserve"). The Company is examined, regulated and supervised by the Federal Reserve and is required to file annual reports and other information regarding its business and operations and the business and operations of its subsidiaries with the Federal Reserve. The Federal Reserve has the authority to issue cease and desist orders against a bank holding company if it determines that activities represent an unsafe and unsound practice or a violation of law.

         Under the BHCA, a bank holding company is, with limited exceptions, prohibited from acquiring direct or indirect ownership or control of voting stock of any company which is not a bank and from engaging in any activity other than managing or controlling banks. A bank holding company may, however, own shares of a Company engaged in activities which the Federal Reserve has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         Acquisitions by the Company of banks and savings associations are also subject to regulation. Any acquisition by the Company of more than five percent of the voting stock of any bank requires prior approval of the Federal Reserve. Acquisitions of savings associations are also subject to the approval of the Office of Thrift Supervision ("OTS"). Indiana law permits the Company to be acquired by bank holding companies, located in any state in the United States provided that the Company's subsidiary bank has been in existence and continuously operated for five (5) or more years.

         A bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with the extension of credit or the provision of any property or service. With certain exceptions, a bank holding company, a bank, and a subsidiary or affiliate thereof, may not extend credit, lease or sell property or furnish any services or fix or vary the consideration for the foregoing on the condition that (i) the customer must obtain or provide some additional credit, property or services from, or to, any of them, or (ii) the customer may not obtain some other credit, property or service from a competitor, except to the extent reasonable conditions are imposed to assure the soundness of credit extended.

         Under the BHCA, bank holding companies may acquire savings associations without geographic restrictions. However, under the Homeowner's Loan Act ("HOLA"), the OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, unless approval is for interstate supervisory acquisitions by savings and loan holding companies, and the acquisition of a savings institution in another state is under laws of the state of the target savings institutions specifically permitting such acquisition. Although the conditions imposed upon acquisitions in those states which have enacted such legislation vary, most such statutes are of the "regional reciprocity" type which require that the acquiring holding company be located (as defined by the location of its subsidiary savings institutions) in a state within a defined geographic region and that the state in which the acquiring holding company is located has enacted reciprocal legislation allowing savings institutions in the target state to purchase savings institutions in the acquirer's home state on terms no more restrictive than those imposed by the target state on the acquirer. Indiana law permits reciprocal interstate savings institution acquisitions within a region consisting of Indiana and contiguous states.

         The Company's income is principally derived from dividends paid on the common stock of its subsidiaries. The payment of dividends by First Community is subject to certain regulatory restrictions. Additionally, under Federal Reserve policy, the Company is expected to act as a source of financial strength to, and commit resources to support, First Community. As a result of such policy, the Company may be required to commit resources to First Community in circumstances where it might not otherwise do so.

REGULATION AND SUPERVISION OF FIRST COMMUNITY

         First Community is supervised, regulated and examined by the DFI and, as a state nonmember bank by the FDIC. A cease or desist order may be issued by the DFI and FDIC against First Community if the respective agency finds that the activities of First Community represent an unsafe and unsound banking practice or violation of law. The deposits of First Community are insured by the SAIF of the FDIC.

         Branching by banks in Indiana is subject to the jurisdiction, and requires the prior approval of, the Bank's primary federal regulatory authority and the DFI. Under Indiana law, First Community may branch anywhere in the state.

         The Company is a legal entity separate and distinct from First Community. There are various legal limitations on the extent to which First Community can supply funds to the Company. The principal source of the Company's funds consists of dividends from First Community. State and federal laws restrict the amount of dividends which may be paid by banks. In addition, First Community is subject to certain restrictions imposed by the Federal Reserve on extensions of credit to the Company or any of its subsidiaries, on investments in the stock or other securities of the Company and in taking such stock or securities as collateral for loans.

         While First Community is not a member of the Federal Reserve, the commercial banking business is affected not only by general economic conditions but also by the monetary policies of the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include the discount rate on member bank borrowing and changes in reserve requirements against member bank deposits. Federal Reserve monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of changing conditions in the national economy and in the money markets, as well as the effect of actions by monetary fiscal authorities, including the Federal Reserve, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Company and First Community.

FDICIA

         On December 19, 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted into law. FDICIA provides for, among other things, enhanced federal supervision of depository institutions including greater authority for the appointment of a conservator or receiver for undercapitalized institutions, the adoption of safety and soundness standards by the federal banking regulators on matters such as loan underwriting and documentation, interest rate risk exposure, compensation and other employee benefits, the establishment of risk-based deposit insurance premiums, liberalization of the qualified thrift lender test, greater restrictions on transactions with affiliates, and mandated consumer protection disclosures with respect to deposit accounts.

CAPITAL REQUIREMENTS

         First Community must meet certain minimum capital requirements mandated by the FDIC and the DFI. These regulatory agencies require financial institutions to maintain certain minimum ratios of primary capital to total assets and total capital to total assets. The Company is not required to comply with Federal Reserve capital requirements because it has consolidated assets of less than $150,000,000.

         First Community must maintain a leverage ratio of at least 4.0%, and a total capital to risk-based assets ratio of at least 8.0%. As of September 30, 1998, First Community had a leverage ratio and tangible equity ratio of 7.8% based on leverage and tangible capital of $7,914,000 and had a total capital to risk-based assets ratio of 10.7%.

LEGAL PROCEEDINGS

         The Company and First Community are parties to certain lawsuits from time to time arising in the ordinary course of business. The Company and First Community believe that none of their current lawsuits would, if adversely determined, have a material adverse effect on the Company or First Community.


AVAILABLE INFORMATION

         The Company files reports and other information with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at 7 World Trade Center, Suite 1300, New York, New York 10048. A copy of such material also can be obtained from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information statements filed electronically by the Company.

         The Company has filed a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the Notes offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement which can be inspected at the public reference facilities of the Commission and copies of which can be obtained from the Commission at prescribed rates, as set forth above or at the Commission's web site (http://www.sec.gov).

                                   MANAGEMENT

NAME                                AGE     PRINCIPAL OCCUPATION                DIRECTOR SINCE           TERM TO EXPIRE
----                                ---     --------------------                --------------           --------------
Merrill M. Wesemann, M.D.           63      Chairman of the Board                    1991                     2000
                                            of the Company-Physician

Albert R. Jackson, III              38      President & CEO                           1997                    2000

Frank D. Neese                      60      Investment Banker                         1996                    1999

Roy Martin Umbarger                 51      President, Roy Umbarger &                 1996                    1999
                                            Sons, Inc.

Albert R. Jackson, Jr.              63      Retired Bank President                    1997                    2001

Eugene W. Morris                    72      President of Farmers                      1991                    2001
                                            -Mutual Fire Insurance

         Merrill M. Wesemann, M.D. was a Director of Bargersville Federal Savings Bank ("Bargersville") from January 1979 until completion of the acquisition of Bargersville by the Company. Dr. Wesemann is on the Board of Directors of First Community and has been a Director of the Company since August 1991. Dr. Wesemann is also on the Board of Directors of FCREM. Dr. Wesemann has practiced medicine since 1961 and is a past Treasurer of the Indiana State Medical Association. Dr. Wesemann's current term as a Director of the Company expires at the 2000 Annual Meeting.

         Albert R. Jackson, III has been CEO and CFO for both First Community and the Company since 1996 and President of First Community since 1994. He is also on the Board of Directors of First Community and FCREM. Before that he was senior vice president of National City Bank. Mr. Jackson has also served as senior vice president and cashier of The Seymour National Bank & Trust Company and as vice president for First National Bank of North Vernon, Indiana and as treasurer and chief financial officer of that bank's holding Company, North Vernon 1st Financial Corporation. Mr. Jackson's current term as a Director of the Company expires at the 2000 Annual Meeting. He is the son of Albert R. Jackson, Jr.

         Roy Martin Umbarger has been the President and co-owner of Roy Umbarger & Sons, Inc., a feed mill, grain elevator and fertilizer distributor located in Bargersville, Indiana, since 1986. Mr. Umbarger received a degree in Business Marketing from the University of Evansville and is a lifetime resident of Johnson County. Mr. Umbarger's current term as a Director of the Company expires at the 1999 Annual Meeting. Mr. Umbarger is also on the Board of Directors of First Community and FCREM and is the son-in-law of Eugene W. Morris.

         Frank D. Neese is President of Indiana Securities, LLC an investment banking firm since January 1, 1998. Mr. Neese served as Senior Vice President of Traub and Company a registered broker-dealer from 1979 until December 31, 1997. Mr. Neese has served as a financial advisor to First Community since 1991. Mr. Neese's current term as a Director of the Company expires at the 1999 Annual Meeting. Mr. Neese is Secretary and a Director of First Community. Mr. Neese is also on the Board of Directors of FCREM. Mr. Neese also serves as President of the Pines of Deerfield, a real estate development Company.

         Albert R. Jackson, Jr. was the President of First National Bank of North Vernon, Indiana from 1971 to 1989 and a Senior Executive Vice President of The Seymour National Bank of Seymour, Indiana from 1989 to his retirement in 1994. Mr. Jackson was appointed as a Director in May 1997 and his current term expires in 2001. He is also on the Board of Directors of First Community and FCREM and is the father of Albert R. Jackson, III.

         Eugene W. Morris was a director of Bargersville from October 1974, and was Vice Chairman of the Board of Directors from January 1988 until Bargersville was acquired by the

Company. Mr. Morris is currently President of the Company and has been a board member since August 1991. Mr. Morris is also on the Board of Directors of First Community and FCREM. Mr. Morris is currently self-employed as a farmer and also serves as President of Farmers-Mutual Fire Insurance Company of Johnson and Shelby Counties, a mutual casualty and property insurance Company. Mr. Morris' current term as a Director of the Company expires at the 2001 Annual Meeting. Mr. Morris is the father-in-law of Roy Martin Umbarger.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table provides compensation information paid by First Community to the Chief Executive Officer for services rendered in all capacities during the years ended December 31, 1997, 1996, and 1995. No executive officers of the Company received compensation from the Company during the year ended December 31, 1997.

                                  SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION
                            -----------------------------------------
    NAME AND PRINCIPAL                                                      ALL OTHER
         POSITION               YEAR       SALARY($)      BONUS($)      COMPENSATION($) (1)
         --------               ----       ---------      --------      -------------------
Albert R. Jackson, III          1997         67,500             -0-             697
Chief Executive                 1996         62,293           5,000             661
Officer and Chief               1995         58,782             -0-             500
Financial Officer

-------------------
(1)  Contributions by the Company to the employee's 401(k) retirement plan.

         There were no awards or payouts of restricted stock, options, SAR's, or long term incentive plan payments during the last 3 fiscal years to the named chief executive officer.

CASH COMPENSATION

         A Director of the Company is not compensated for service as a member of the Board of Directors or any committee of the Board. However, all Directors of the Company are also Directors of First Community, and for the fiscal year ended December 31, 1997 cash compensation for non-employee Directors of First Community was $1,000 per month. The Chairman's compensation was $1,150 per month for 1997. First Community provides each of First Community's Directors with Directors' and Officers' liability insurance. Directors may also be reimbursed for reasonable expenses incurred in attending Board and committee meetings. Directors otherwise employed by the Company or First Community are not separately compensated for serving as a Director. Mr. Jackson, Jr. is also paid a consulting fee of $600 per month for providing advisory services to First Community and Dr. Wesemann participates in a deferred compensation program pursuant to which his director fees are deferred and the deferral amounts earn interest at the rate of 8% per annum.

OPTIONS

         The 1992 Stock Option Plan (the "1992 Plan") was adopted by the Board of Directors on January 1, 1992 and amended and restated by the Board on February 15, 1993 and May 15, 1995. The shareholders approved an amendment to the 1992 Plan on May 15, 1996. The 1992 Plan covers 66,771 shares of Common Stock.

         The number of shares available under the 1992 Plan and the amount and exercise price of options granted are subject to adjustment in the event of a combination, merger, reorganization, stock split, stock dividend or similar event affecting the Common Stock. The 1992 Plan will terminate ten years from the date of its adoption and no further options shall thereafter be granted thereunder.

         Options granted to non-employee directors under the 1992 Plan are not intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Optionees generally are not subject to federal income taxation at the time the options are granted. Taxable income is recognized by optionees upon the exercise of an option in the amount of the difference between the exercise price paid and the market value of the shares received at the time of exercise or the date restrictions on the sale of such shares lapse. An optionee's basis in the shares received upon the exercise of an option is equal to the exercise price paid plus any income recognized for income tax purposes. The Company is entitled to a tax deduction equal to the amount of income recognized by the optionees.

         There are outstanding options under the 1992 Plan to purchase 15,420 shares of Common Stock with an exercise price of $5.54 per share each to Dr. Wesemann and Eugene Morris.

         On May 15, 1996, the shareholders approved the 1996 Stock Option Plan (the "1996 Plan") for the issuance of 105,000 shares of Common Stock. The 1996 Plan provides, among other items, that nonstatutory options for 1,000 shares of Common Stock are automatically granted to directors not otherwise employed by the Company on a yearly basis in order to provide an incentive to outside directors of the Company. The options have a term of ten years from the date of grant, are exercisable only during the time the optionee remains a director or within one year thereafter (but not beyond expiration of the option term) and the exercise price is the fair market value of the shares on the date of grant.

         In the event of changes in outstanding Common Stock of the Company by reason of stock dividends, mergers, split-ups, consolidations, recapitalizations, reorganizations or like events (as determined by the Board of Directors or a committee thereof (the "Committee"), an appropriate adjustment will be made by the committee in the number of shares of Common Stock reserved under the 1996 Plan and in the number of shares of Common Stock and option price per share specified in any stock option agreement with respect to any unpurchased shares.

         The Company has granted and there are outstanding options under the 1996 Plan to purchase 1,050 shares of common stock with an exercise price of $11.43 per share and 1,000 shares of Common Stock with an exercise price of $11.00 per share each to Dr. Wesemann, Eugene Morris, Frank Neese, Albert R. Jackson, Jr., and Roy Martin Umbarger. In February 1998 the Board granted an option to purchase 5,000 shares of common stock to Albert R. Jackson, III with an exercise price of $11.50 per share and an aggregate of 6,000 shares to three
(3) other officers with an exercise price of $11.50 per share. All options vested at the time of grant and expire ten years after the date of grant or one
(1) year after the date the optionee terminates his or her performance of services for the Company, if earlier. The Company has agreed with the Tennessee Securities Division that it will not grant options in excess of twelve percent (12%) of the number of issued and outstanding shares of Common Stock during the effective period of this registration statement.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         As permitted by the Indiana Business Corporation Law ("IBCL"), the Company may indemnify its officers and directors under certain circumstances, The IBCL permits the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms, which the Company has done. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the Company's Common Stock beneficially owned as of November 13, 1998 by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group:

                                                SHARES BENEFICIALLY
                                                -------------------
                                               OWNED BEFORE OFFERINGS
                                               ----------------------
NAME                                          NUMBER             PERCENT
----                                          ------             -------

Albert R. Jackson, III                        18,169(1)            1.83%
5675 N County Rd. 200 W
North Vernon, Indiana 47265

Albert R. Jackson, Jr.                         8,116(2)             *
5745 N County Rd. 200W
North Vernon, Indiana 47265

Eugene W. Morris                              24,957(3)            2.48%
5471 West CR 350 N.
Bargersville, Indiana  46106

Merrill M. Wesemann, M.D.                     90,404(4)            8.97%
251 E Jefferson Street
Franklin, Indiana  46131

Roy Martin Umbarger                           29,814(5)            3.01%
5180 W Road 300N
Bargersville, Indiana 46106

Frank D. Neese                                58,378(6)            5.89%
320 North Meridian Street
Indianapolis, Indiana 46204

All Executive Officers and Directors         227,476              21.96%
as a group (6 persons)
-------------------
  *  Denotes less than 1%

(1) Includes 2,362 shares that Mr. Jackson owns as a joint tenant with his father, brother, and sister as to which he disclaims voting and dispositive power and currently exercisable options for 5,000 shares granted under the 1996 Stock Option Plan. Mr. Jackson, III is the son of Mr. Jackson, Jr.
(2) Includes 2,362 shares held as a joint tenant with his two sons and a daughter, 525 shares owned by Mr. Jackson's spouse and currently exercisable options for 2,050 shares granted under the 1996 Stock Option Plan. Mr. Jackson, Jr. is the father of Mr. Jackson, III.
(3) Includes currently exercisable options for 17,470 shares granted under the 1992 and 1996 Stock Option Plans. Mr. Morris is Mr. Umbarger's father-in-law.
(4) Includes 8,087 shares owned by Dr. Wesemann's spouse and currently exercisable options for 17,470 shares granted under the 1992 and 1996 Stock Option Plans.
(5) Includes 1,365 shares owned by Mr. Umbarger's spouse, 721 shares owned as joint-tenant with a minor son, 1,356 shares owned by his minor son, 107 shares owned by his spouse jointly with each of two daughters, 13 shares owned by a daughter, and currently exercisable options for 2,050 shares granted under the 1996 Stock Option Plan. Mr. Umbarger is Mr. Morris' son-in-law.
(6) Includes currently exercisable options for 2,050 shares granted under the 1996 Stock Option Plan.

                              CERTAIN TRANSACTIONS

         Certain of the Company's Directors and Executive Officers were customers of or had various transactions with First Community in the ordinary course of business during 1996 and 1997. These transactions cover a range of banking services. All such services were provided at market rates consistent with published fee schedules. Similar additional transactions may be expected to take place in the ordinary course of business in the future. Although various laws and regulations governing First Community allow First Community to make loans to a limited extent to its Directors and Executive Officers, all loans involving such Directors, Executive Officers, or their affiliates were made on substantially the same terms, including interest rates and collateral, as those prevailing at that time for comparable transactions with other persons and did not involve more than the normal risk of collectability or other unfavorable features. All transactions with affiliates of the Company must be on terms no less favorable than could be approved by a majority of the directors, including a majority of disinterested directors.

                              PLAN OF DISTRIBUTION

         No underwriter or broker will be used in connection with the sale of Shares offered and sold in connection with the exercise of the Rights or the Warrants and no commission or remuneration will be paid to any person for the solicitation of subscriptions. The officers and employees of the Company and First Community processing subscriptions will not receive additional compensation in connection herewith.

         The Offering is not conditioned upon the exercise of a minimum number of Rights or Warrants and funds paid upon the exercise thereof will become immediately available to the Company.

                           DESCRIPTION OF SECURITIES

RIGHTS

         The Rights are evidenced by a Rights Certificate. The Rights were issued to shareholders of record as of 5:00 p.m. on October 29, 1998. The Rights entitle each Eligible Holder to purchase one share of Common Stock for each ten shares owned on the Record Date rounded down to the nearest number of whole shares and subject to a minimum offer and purchase requirement of 100 shares of Common Stock at an exercise price of $11.00 per share. The Rights will expire on January 29, 1999 at 5:00 p.m. Indianapolis, Indiana time unless extended by and in the sole discretion of the Company.

         An Eligible Holder may exercise a Right by completing an Election to Purchase included in the Rights Certificate and delivering it together with a fully completed and executed Subscription Agreement and payment in full of the Subscription Price to the Company by January 29, 1999. The Subscription Price must be paid by check, wire transfer, bank draft or money order payable to the Company.

         Rights are transferable on the register maintained for that purpose by First Community at the office located at P.O. Box 767, 298 St. Rd. 135N Greenwood, Indiana 46142.

         Rights that have not been exercised as of 5:00 p.m. on January 29, 1999 may, in the Company's sole discretion, be reoffered to participating Eligible Holders who have indicated in the initial Subscription Agreement their interest in purchasing additional shares.

WARRANTS

         The Warrants are evidenced by a Warrant Certificate the form of which is included as Annex "A" to the Prospectus. The Warrants were issued to shareholders of record on October 29, 1998 (the "Record Date") and will entitle the shareholder or registered assigns ("Warrant Holders") to purchase one share of Common Stock for each ten shares owned on the Record Date rounded down to the nearest number of whole shares subject to a minimum offer and purchase requirement of 100 Shares at an exercise price of $11.00 per Share. The Warrants may only be exercised during a 90 day period commencing on September 15, 1999 and ending at 5:00 o'clock on December 13, 1999 (the "Exercise Period").

         A Warrant Holder may exercise the Warrant by completing and executing the relevant section on the back of the Warrant Certificate and delivering the Warrant Certificate together with payment in full of the exercise price to the Company during the Exercise Period. The exercise price must be paid by check, wire transfer, bank draft or money order payable to the Company.

         Warrants are transferable on the register maintained for that purpose by First Community at the office located at P.O. Box 767, 298 St. Rd. 135N, Greenwood, Indiana 46142.

         Warrants which have not been exercised as of 5:00 o'clock p.m. on December 13, 1999 will expire and be of no further effect.

CAPITAL STOCK

         The authorized capital stock of the Company consists of four million shares of Common Stock, no par value, and one million shares of preferred stock.

         As of November 13, 1998, there were 1,005,268 shares of Common Stock outstanding held of record by 282 shareholders. Concurrently with this Offering the Company is conducting an offering of $1,000,000 in aggregate principal amount of 7% Convertible Notes which are convertible to shares of Common Stock at the rate of $12.10 per share (82,644 shares if all of the Notes are sold and converted).

         Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Market for Common Stock and Related Shareholder Matters." In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the Shares issued upon conversion of the Notes and exercise of the Rights and Warrants will be, fully paid and non-assessable.

         The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely effect the voting and other rights of the holders of Common Stock. At present the Company has no plans to issue any of the preferred stock.

         Certain provisions of Indiana law applicable to the Company may delay, deter or prevent a merger, tender offer or other takeover attempt of the Company.

         Under Indiana law, no business combination (generally defined to include certain mergers, sales of assets, sales of 5% or more of outstanding stock, loans, recapitalizations or liquidations or dissolutions) involving the Company and an interested shareholder (defined to include any holder of 10% or more of the corporation's voting stock) may be entered into unless (1) approved by the Board of Directors of the Company or (2)(a) five years have expired since the acquisition of shares of the Company by the interested stockholder,
(b) all requirements of the Articles of Incorporation relating to business combinations are satisfied and (c) either (i) a majority of stockholders of the Company (excluding the interested shareholder) approve the business combination or (ii) all stockholders are paid fair value (as defined in the statute) for their stock. However, such law does not restrict any offer to purchase all of the Company's shares.

         Under Indiana law, when a target corporation (such as the Company ) incorporated in Indiana and having its principal place of business, principal office, or substantial assets in Indiana, has a certain threshold of ownership by Indiana residents, any acquisition which, along with previous holdings, gives the acquirer at least 20%, 33-1/3% or 50% of the target's voting stock triggers a shareholder approval mechanism. If the acquirer files a statutory disclosure statement, the target's management has 50 days within which to hold a special meeting of shareholders at which all disinterested stockholders of the target (those not affiliated with the acquirer or any officer or inside director of the target) consider and vote upon whether the acquirer shall have voting rights with respect to the control shares of the target held by it. Without stockholder approval, the control shares acquired by the acquirer have no voting rights. If the acquirer fails to file the statutory disclosure statement, or the shareholders fail to grant voting rights to the control shares, the target can redeem the acquirer's shares at a price to be determined according to procedures devised by the target.

TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar for the Rights, Warrants and Common Stock issuable upon the exercise thereof is First Community Bank & Trust.

                                 LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for the Company by Henderson, Daily, Withrow & DeVoe of Indianapolis, Indiana.

                                    EXPERTS

         The consolidated financial statements of First Community Bancshares, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 appearing in the Prospectus and Registration Statement have been audited by Olive LLP (formerly Geo. S. Olive & Co. LLC), independent auditors as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report given under the authority of such firm as experts in accounting and auditing.

                        FIRST COMMUNITY BANCSHARES, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                           PAGE
                                                                           ----
AUDITED FINANCIAL STATEMENTS:
-----------------------------

     Independent Auditor's Report......................................    F-1

     Consolidated Balance Sheet as of
         December 31, 1997 and 1996....................................    F-2

     Consolidated Statement of Income for the Years Ended
         December 31, 1997, 1996 and 1995..............................    F-3

     Consolidated Statement of Comprehensive Income
         for the Years Ended December 31, 1997, 1996 and 1995..........    F-4

     Consolidated Statement of Changes in Stockholders' Equity
         for the Years Ended December 31, 1997, 1996 and 1995..........    F-5

     Consolidated Statement of Cash Flows for the
         Years Ended December 31, 1997, 1996 and 1995..................    F-6

     Notes to Consolidated Financial Statements........................    F-7

UNAUDITED FINANCIAL STATEMENTS:
-------------------------------

     Consolidated Condensed Balance Sheet as of September 30, 1998 and
         December 31, 1997.............................................    F-24

     Consolidated Condensed Statement of Income for the Three and
         Nine Months Ended September 30, 1998 and 1997.................    F-25

     Consolidated Condensed Statement of Comprehensive Income
         for the Three and Nine Months Ended September 30, 1998
         and 1997......................................................    F-26

     Consolidated Condensed Statement of Changes in Stockholders'
         Equity for the Nine Months Ended September 30, 1998...........    F-27

     Consolidated Condensed Statement of Cash Flows for the Nine Months
         Ended September 30, 1998 and 1997.............................    F-28

     Notes to Unaudited Condensed Consolidated Financial Statements....    F-29

                         INDEPENDENT AUDITOR'S REPORT



To the Stockholders and
Board of Directors
First Community Bancshares, Inc.
Bargersville, Indiana


We have audited the accompanying consolidated balance sheet of First Community Bancshares, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements described above present fairly, in all material respects, the consolidated financial position of First Community Bancshares, Inc. and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.




/s/ Geo. S. Olive & Co. LLC
Indianapolis, Indiana
February 6, 1998

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEET

DECEMBER 31                                              1997          1996
--------------------------------------------------------------------------------
ASSETS
  Cash and due from banks                              $   933,574   $ 1,059,473
  Short-term interest-bearing deposits                  10,297,654     5,975,098
                                                       -------------------------
    Cash and cash equivalents                           11,231,228     7,034,571
  Investment securities
    Available for sale                                   2,771,058     2,386,358
    Held to maturity                                     1,708,679     2,540,803
                                                       -------------------------
        Total investment securities                      4,479,737     4,927,161
  Loans                                                 80,000,575    65,108,481
    Allowance for loan losses                             (848,085)     (644,132)
                                                       -------------------------
        Net loans                                       79,152,490    64,464,349
  Premises and equipment                                 1,944,779     1,791,873
  Federal Home Loan Bank of
    Indianapolis stock, at cost                            777,800       777,800
  Foreclosed real estate                                    78,636       139,500
  Interest receivable                                      700,079       526,186
  Other assets                                             374,965       417,268
                                                       -------------------------
        Total assets                                   $98,739,714   $80,078,708
                                                       =========================

LIABILITIES
  Deposits
    Noninterest bearing                                $ 7,623,814   $ 5,833,251
    Interest bearing                                    80,071,501    64,719,018
                                                       -------------------------
        Total deposits                                  87,695,315    70,552,269
  Federal Home Loan Bank of
    Indianapolis advances                                2,929,789     2,378,830
  Interest payable                                         250,617       187,083
  Other liabilities                                        313,987        74,570
                                                       -------------------------
        Total liabilities                               91,189,708    73,192,752
                                                       -------------------------

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
  Preferred stock, no-par value
    Authorized and unissued-1,000,000 shares
  Common stock, no-par par value
    Authorized-4,000,000 shares
    Issued and outstanding-989,848
    and 942,825 shares                                   6,722,251     6,181,486
  Retained earnings and contributed capital                794,796       692,760
  Accumulated other comprehensive income                    32,959        11,710
                                                       -------------------------
        Total stockholders' equity                       7,550,006     6,885,956
                                                       -------------------------
        Total liabilities and stockholders' equity     $98,739,714   $80,078,708
                                                       =========================

See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31                     1997            1996            1995
----------------------------------------------------------------------------------
INTEREST INCOME
  Loans, including fees                 $6,779,091      $5,564,766      $4,416,698
  Securities
    Taxable                                183,260         202,022         188,212
    Tax exempt                             106,252         125,814         253,979
  Deposits with financial institutions     230,410         207,940         170,432
  Dividends                                 62,136          57,153          44,834
                                        ------------------------------------------
        Total interest income            7,361,149       6,157,695       5,074,155
                                        ------------------------------------------

INTEREST EXPENSE
  Deposits                               3,695,491       2,945,818       2,755,847
  Federal Home Loan Bank advances          111,425         219,980         197,750
                                        ------------------------------------------
        Total interest expense           3,806,916       3,165,798       2,953,597
                                        ------------------------------------------

NET INTEREST INCOME                      3,554,233       2,991,897       2,120,558
  Provision for loan losses                255,000         219,000         207,500
                                        ------------------------------------------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                        3,299,233       2,772,897       1,913,058
                                        ------------------------------------------

OTHER INCOME
  Fiduciary activities                      26,509          27,353          21,453
  Service charges on deposit accounts      253,207         184,400         132,926
  Net realized gains (losses)
    on securities                                            5,630         (13,553)
  Other operating income                    25,522          31,722          96,373
                                        ------------------------------------------
        Total other income                 305,238         249,105         237,199
                                        ------------------------------------------

OTHER EXPENSES
  Salaries and employee benefits         1,236,794       1,012,761         838,495
  Premises and equipment                   301,262         212,847         178,143
  Advertising                              131,989         122,429         114,790
  Data processing fees                     232,797         191,698         175,822
  Deposit insurance expense                 45,178         453,368         106,781
  Printing and office supplies              64,925          81,541          68,995
  Legal and professional fees               97,843         135,068         108,879
  Telephone expense                         69,197          61,770          50,064
  Other operating expenses                 310,433         293,853         220,889
                                        ------------------------------------------
        Total other expenses             2,490,418       2,565,335       1,862,858
                                        ------------------------------------------

INCOME BEFORE INCOME TAX                 1,114,053         456,667         287,399
  Income tax expense                       375,609         115,401          11,046
                                        ------------------------------------------

NET INCOME                              $  738,444      $  341,266      $  276,353
                                        ==========================================

BASIC EARNINGS PER SHARE                      $.75            $.35            $.29
DILUTED EARNINGS PER SHARE                     .74             .34             .28

See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

YEAR ENDED DECEMBER 31                       1997            1996            1995
------------------------------------------------------------------------------------
NET INCOME                                $  738,444      $  341,266      $  276,353
                                          ------------------------------------------
Other comprehensive income, net of tax
  Unrealized gains (losses) on securities
    available for sale
    Unrealized holding gains (losses)
      arising during the period, net of
      tax expense (benefit) of $14,166,
      ($4,427) and $9,044                     21,249          (6,641)         13,566
    Less: Reclassification adjustment
      for gains (losses) included in
      net income, net of tax expense
      (benefit) of $2,267 and ($5,457)                         3,400          (8,185)
                                          ------------------------------------------
                                              21,249         (10,041)         21,751
                                          ------------------------------------------
Comprehensive income                      $  759,693      $  331,225      $  298,104
                                          ==========================================

See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                             RETAINED
                                         COMMON STOCK        EARNINGS       ACCUMULATED
                                    ----------------------     AND             OTHER
                                      SHARES                CONTRIBUTED    COMPREHENSIVE
                                    OUTSTANDING   AMOUNT      CAPITAL         INCOME            TOTAL
--------------------------------------------------------------------------------------------------------

BALANCES, JANUARY 1, 1995              738,715  $6,068,970   $  76,017                        $6,144,987
  Net income for 1995                                          276,353                           276,353
  Five-for-four stock split            184,576
  Cash dividends in lieu of issuing
    fractional shares                                             (876)                             (876)
  Net change in unrealized gain on
    securities available for sale                                             $21,751             21,751
                                       -----------------------------------------------------------------
BALANCES, DECEMBER 31, 1995            923,291   6,068,970     351,494         21,751          6,442,215
  Net income for 1996                                          341,266                           341,266
  Stock options exercised               19,534     112,516                                       112,516
  Net change in unrealized gain on
    securities available for sale                                             (10,041)           (10,041)
                                       -----------------------------------------------------------------

BALANCES, DECEMBER 31, 1996            942,825   6,181,486     692,760         11,710          6,885,956
  Net income for 1997                                          738,444                           738,444
  Cash dividends ($.10 per share)                              (94,282)                          (94,282)
  5% stock dividend                     47,023     540,765    (540,765)
  Cash dividends in lieu of issuing
    fractional shares                                           (1,361)                           (1,361)
  Net change in unrealized gain on
    securities available for sale                                              21,249             21,249
                                       -----------------------------------------------------------------

BALANCES, DECEMBER 31, 1997            989,848  $6,722,251    $794,796        $32,959         $7,550,006
                                       =================================================================

See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CASH FLOWS


YEAR ENDED DECEMBER 31                                1997           1996           1995
--------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net income                                      $    738,444   $    341,266   $    276,353
  Adjustments to reconcile net
    income to net cash provided
    by operating activities
    Provision for loan losses                          255,000        219,000        207,500
    Depreciation and amortization                      137,713         82,860         71,926
    Deferred income tax                                    498         10,278        (20,419)
    Investment securities amortization                   4,362          7,215         62,383
    Gain on disposal of premises and equipment                                       (20,716)
    Investment securities (gains) losses                               (5,630)        13,553
    Net change in
     Interest receivable                              (173,893)        91,485       (126,381)
     Interest payable                                   63,534         12,988         52,542
     Other assets                                       27,866         89,746        (23,718)
     Other liabilities                                 238,056        (27,278)         9,732
                                                  ------------------------------------------
     Net cash provided by operating
      activities                                     1,291,580        821,930        502,755
                                                  ------------------------------------------

INVESTING ACTIVITIES
  Purchases of securities available for sale        (1,000,000)                   (1,670,000)
  Proceeds from maturities of securities
   available for sale                                  650,000        677,750        230,000
  Proceeds from sales of securities
   available for sale                                               2,176,965        622,021
  Proceeds from maturities and paydowns
   of securities held to maturity                      828,248        608,936      1,542,787
  Proceeds from sales of securities held
   to maturity                                                                       125,000
  Net change in loans                              (15,062,301)   (10,587,119)   (15,317,327)
  Purchases of premises and equipment                 (290,617)      (533,467)       (25,746)
  Proceeds from disposal of premises
   and equipment                                                                      64,663
  Purchase of stock of Federal Home
   Loan Bank of Indianapolis                                         (177,300)       (87,600)
  Proceeds from sale of other real estate
   and repossessions                                   180,024         26,992         50,908
  Other investing activities                                                          (4,803)
                                                  ------------------------------------------
        Net cash used by investing activities      (14,694,646)    (7,807,243)   (14,470,097)
                                                  ------------------------------------------

FINANCING ACTIVITIES
  Net change in
    Noninterest-bearing, NOW, and savings
     deposits                                        6,597,456      5,023,029      8,518,439
    Certificates of deposit                         10,545,590      6,366,136      4,460,633
    Short-term borrowings                                            (908,138)       908,138
  Proceeds from Federal Home Loan
   Bank advances                                     1,750,000                     3,000,000
  Repayment of Federal Home Loan Bank advances      (1,199,041)    (2,224,485)    (3,711,098)
  Cash dividends                                       (94,282)
  Cash dividends in lieu of issuing fractional
   shares                                                                               (876)
  Stock options exercised                                             112,516
                                                  ------------------------------------------
        Net cash provided by financing activities   17,599,723      8,369,058     13,175,236
                                                  ------------------------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS              4,196,657      1,383,745       (792,106)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR         7,034,571      5,650,826      6,442,932
                                                  ------------------------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR             $11,231,228     $7,034,571     $5,650,826
                                                  ==========================================

ADDITIONAL CASH FLOWS INFORMATION
  Interest paid                                    $ 3,743,382     $3,526,976     $2,901,055
  Income tax paid (refunded)                           187,406        110,000        (40,921)


See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Table Dollar Amounts in Thousands)


- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of First Community Bancshares, Inc. ("Company") and its wholly owned subsidiary, First Community Bank and Trust ("Bank"), conform to generally accepted accounting principles and reporting practices followed by the banking industry. The more significant of the policies are described below.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company is a bank holding company whose principal activity is the ownership and management of the Bank. The Bank operates under a state bank charter and provides full banking services, including trust services. As a state bank, the Bank is subject to regulation by the Department of Financial Institutions, State of Indiana and the Federal Deposit Insurance Corporation.

DESCRIPTION OF BUSINESS-The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Johnson and Jennings Counties, Indiana and surrounding counties. The Bank's loans are generally secured by specific items of collateral including real property, consumer assets and business assets.

CONSOLIDATION-The consolidated financial statements include the accounts of the Company and the Bank after elimination of all material intercompany transactions.

INVESTMENT SECURITIES-Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately through stockholders' equity, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


LOANS are carried at the principal amount outstanding. A loan is impaired when, based on current information or events, it is probable that the Bank will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Payments with insignificant delays not exceeding 90 days outstanding are not considered impaired. Certain nonaccrual and substantially delinquent loans may be considered to be impaired. The Bank considers its investment in one-to-four family residential loans and consumer loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. Interest income is accrued on the principal balances of loans. The accrual of interest on impaired and nonaccrual loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed when considered uncollectible. Interest income is subsequently recognized only to the extent cash payments are received. Certain loan fees and direct costs are being deferred and amortized as an adjustment of yield on the loans over the contractual lives of the loans. When a loan is paid off or sold, any unamortized loan origination fee balance is credited to income.

ALLOWANCE FOR LOAN LOSSES is maintained to absorb potential loan losses based on management's continuing review and evaluation of the loan portfolio and its judgment as to the impact of economic conditions on the portfolio. The evaluation by management includes consideration of past loan loss experience, changes in the composition of the portfolio, and the current condition and amount of loans outstanding, and the probability of collecting all amounts due. Impaired loans are measured by the present value of expected future cash flows, or the fair value of the collateral of the loan, if collateral dependent.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. Management believes that as of December 31, 1997, the allowance for loan losses is adequate based on information currently available. A worsening or protracted economic decline in the area within which the Company operates would increase the likelihood of additional losses due to credit and market risks and could create the need for additional loss reserves.

PREMISES AND EQUIPMENT are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

FEDERAL HOME LOAN BANK STOCK is a required investment for institutions that are members of the Federal Home Loan Bank ("FHLB") system. The required investment in the common stock is based on a predetermined formula.

FORECLOSED REAL ESTATE is carried at the lower of cost or fair value less
estimated selling costs.   When foreclosed real estate is acquired, any
required adjustment is charged to the allowance for loan losses. All subsequent activity is included in current operations.

STOCK OPTIONS are granted for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for and will continue to account for stock option grants in accordance with Accounting Principle Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense for the stock option grants.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


INCOME TAX in the consolidated statement of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Company files consolidated income tax returns with its subsidiary.

EARNINGS PER SHARE have been computed based upon the weighted average common shares and potential common shares outstanding during each year.

- RESTRICTION ON CASH AND DUE FROM BANKS

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank ("FRB"). The reserve required at December 31, 1997, was $360,000.

- INVESTMENT SECURITIES


                                                       1997
                                    ------------------------------------------
                                                 GROSS       GROSS
                                    AMORTIZED  UNREALIZED  UNREALIZED   FAIR
DECEMBER 31                           COST       GAINS      LOSSES      VALUE
------------------------------------------------------------------------------
Available for sale
  State and municipal                $1,316       $55                   $1,371
  Corporate obligations               1,400                              1,400
                                     -----------------------------------------
    Total available for sale          2,716        55                    2,771
Held to maturity-state and municipal  1,709        25                    1,734
                                     -----------------------------------------
    Total investment securities      $4,425       $80          $0       $4,505
                                     =========================================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)

                                                       1996
                                    ------------------------------------------
                                                 GROSS       GROSS
                                    AMORTIZED  UNREALIZED  UNREALIZED   FAIR
DECEMBER 31                           COST       GAINS      LOSSES      VALUE
------------------------------------------------------------------------------
Available for sale
  State and municipal                $1,737       $24        $ (5)      $1,756
  Corporate obligations                 630                                630
                                     -----------------------------------------
    Total available for sale          2,367        24          (5)       2,386
                                     -----------------------------------------
Held to maturity
  State and municipal                 2,367         2         (44)       2,325
  Mortgage-backed securities            174                    (1)         173
                                     -----------------------------------------
    Total held to maturity            2,541         2         (45)       2,498
                                     -----------------------------------------
    Total investment securities      $4,908       $26        $(50)      $4,884
                                     =========================================

The amortized cost and fair value of securities held to maturity and available for sale at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                         1997
                                       ---------------------------------------
                                       AVAILABLE FOR SALE    HELD TO MATURITY
                                       ---------------------------------------
                                       AMORTIZED   FAIR       AMORTIZED  FAIR
MATURITY DISTRIBUTION AT DECEMBER 31     COST      VALUE        COST     VALUE
------------------------------------------------------------------------------
Due in one year or less                  $  620    $  620      $  675   $  675
Due after one through five years          1,375     1,389         742      750
Due after five through ten years            180       187         292      309
Due after ten years                         541       575
                                         -------------------------------------
    Totals                               $2,716    $2,771      $1,709   $1,734
                                         =====================================

No securities were pledged at December 31, 1997. Securities with a carrying value of $174,000 were pledged at December 31, 1996 to secure FHLB advances.

Proceeds from sales of securities available for sale during 1996 were $183,000. Gross gains of $3,000 were realized on those sales.

Proceeds from securities held to maturity called at a premium during 1996 were $278,000. Gross gains of $3,000 were realized on those calls.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)

Proceeds, including due from broker of $1,994,000, from sales of securities available for sale during 1995 were $2,616,000. Gross gains of $4,000 and gross losses of $18,000 were realized on those sales.

During 1995, the Company sold two securities held to maturity with an amortized cost of $125,000 due to substandard credit worthiness. No gains or losses were realized on these sales.

- LOANS AND ALLOWANCE

DECEMBER 31                               1997            1996
--------------------------------------------------------------------------
Commercial, commercial real estate
 and industrial loans                   $17,883         $17,401
Real estate loans                        28,971          23,010
Construction loans                        6,773           3,621
Individuals' loans for household
 and other personal expenditures         22,896          19,084
Tax-exempt loans and leases               3,377           1,922
                                        -----------------------
                                         79,900          65,038
Deferred loan origination costs             101              70
                                        -----------------------
    Total loans                         $80,001         $65,108
                                        =======================


DECEMBER 31                      1997           1996           1995
--------------------------------------------------------------------------
Allowance for loan losses
  Balances, January 1            $644           $518            $362
  Provision for losses            255            219             208
  Recoveries on loans              29             18              36
  Loans charged off               (80)          (111)            (88)
                                 -----------------------------------
  Balances, December 31          $848           $644            $518
                                 ===================================

At December 31, 1997, the Company had no impaired loans. At December 31, 1996, the Company had an impaired loan of $67,000 and had recorded an allowance for losses of $7,000. The average balance of impaired loans for the years ended December 31, 1997, 1996 and 1995 were $25,000, $112,000 and
$26,000. The Company had no interest income or cash receipts on impaired loans during the years ended December 31, 1997, 1996 and 1995.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


The Company had no commitments to loan additional funds to the borrowers of impaired loans.

The Bank has entered into transactions with certain directors, executive officers, significant stockholders of the Company and their affiliates or associates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

The aggregate amount of loans, as defined, to such related parties were as follows:

--------------------------------------------------------------------------

Balances, January 1, 1997                        $649

New loans, including renewals                     429
Payments, etc., including renewals               (333)
                                                 ----
Balances, December 31, 1997                      $745
                                                 ====

- PREMISES AND EQUIPMENT

DECEMBER 31                       1997             1996
--------------------------------------------------------------------------
Land                             $  432           $  264
Buildings                           853              786
Leasehold improvements              285              343
Equipment                           751              686
                                 -----------------------
    Total cost                    2,321            2,079
Accumulated depreciation           (376)            (287)
                                 -----------------------
    Net                          $1,945           $1,792
                                 =======================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


- DEPOSITS

DECEMBER 31                                   1997            1996
--------------------------------------------------------------------------
Demand deposits                             $16,992         $14,212
Savings deposits                             18,957          15,139
Certificates and other time
 deposits of $100,000 or more                10,519           7,355
Other certificates and time deposits         41,227          33,846
                                            -----------------------
    Total deposits                          $87,695         $70,552
                                            =======================

Certificates and other time deposits maturing in years ending December 31:

           1998                            $38,544
           1999                              8,711
           2000                              2,572
           2001                              1,120
           2002                                799
                                           -------
                                           $51,746
                                           =======

- FHLB ADVANCES

                                                              INTEREST
                                                AMOUNT           RATE
--------------------------------------------------------------------------
Maturities in years ending December 31
  1998                                          $  177           6.01%
  1999                                             156           6.01
  2000                                             638           6.05
  2001                                             122           6.01
  2002                                           1,603           5.77
  2003                                             234           5.85
                                                ------
                                                $2,930           5.87%
                                                ======

The FHLB advances are secured by first mortgage loans totaling $21,259,000. Advances are subject to restrictions or penalties in the event of prepayment.

The Bank has an available line of credit with the FHLB totaling $2,000,000. The line of credit expires May 7, 1998 and bears interest at a rate equal to the then current variable advance rate. There were no drawings on this line of credit at December 31, 1997.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


- INCOME TAX

YEAR ENDED DECEMBER 31                   1997    1996    1995
--------------------------------------------------------------------------
Income tax expense
  Currently payable
    Federal                              $270    $ 54    $15
    State                                 106      51     16
  Deferred
    Federal                                 8      20    (31)
    State                                  (8)    (10)    11
                                         -------------------
      Total income tax expense           $376    $115    $11
                                         ===================


Reconciliation of federal statutory to actual tax expense

  Federal statutory income tax at 34%   $379     $155    $98
  Tax exempt interest                    (69)     (66)  (108)
  Effect of state income taxes            65       27     18
  Other                                    1       (1)     3
                                        --------------------
      Actual tax expense                $376     $115    $11
                                        ====================

A cumulative net deferred tax asset is included in other assets. The components of the asset are as follows:

DECEMBER 31                                      1997            1996
--------------------------------------------------------------------------
ASSETS
  Allowance for loan losses                      $312            $227
  Net operating loss carryforward                                  20
  Alternative minimum tax credit carryforward      38              54
  Other                                             9
                                                 --------------------
    Total assets                                  359             301
                                                 --------------------

LIABILITIES
  Depreciation                                    103              75
  State income tax                                 16              13
  Loan fees                                        35               8
  Securities available for sale                    22               8
                                                 --------------------
    Total liabilities                             176             104
                                                 --------------------
                                                 $183            $197
                                                 ====================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


At December 31, 1997, the Company had an alternative minimum tax credit carryforward of $38,000 available to offset future regular federal income tax liabilities which has an unlimited carryover period.

Tax expense (benefit) applicable to investment security gains and losses for the years ended December 31, 1996 and 1995 was $2,230 and $(5,400).


- COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheet.

Financial instruments whose contract amount represents credit risk as of December 31 were as follows:

                                                 1997            1996
--------------------------------------------------------------------------
Commitments to extend credit                    $5,606          $9,022
Standby letters of credit                          640             401

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.

The Company and Bank are also subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.

In connection with the approval of its bank holding company application, the Company must obtain Federal Reserve approval prior to incurring debt which would cause its debt to equity ratio to exceed 30 percent. The Company is in compliance with this commitment at December 31, 1997.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


- Stockholders' Equity

On April 26, 1995, the Board of Directors declared a 5-for-4 stock split effective June 1, 1995. Net income per share and weighted average shares outstanding have been restated to reflect the stock split.

On November 19, 1997, the Board of Directors declared a 5% stock dividend payable on February 1, 1998. Net income per share and weighted average shares outstanding have been restated to reflect the 5% stock dividend.

The dividends which the Company may pay are restricted by Indiana law to the amount of retained earnings. The ability of the Company to pay dividends to stockholders is dependent on dividends received from the Bank. Without prior approval, current regulations allow the Bank to pay dividends to the Company not exceeding net profits (as defined) for the current year plus those for the previous two years. The Bank is also restricted by the Office of Thrift Supervision for the amount of the liquidation account established at the time of its stock conversion. The Bank normally restricts dividends to a lesser amount because of the need to maintain an adequate capital structure. At December 31, 1997, stockholder's equity of the Bank was $7,324,000, of which a minimum of $1,080,000 was available for payment of dividends.


- Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies and are assigned to a capital category. The assigned capital category is largely determined by three ratios that are calculated according to the regulations: total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios. The ratios are intended to measure capital relative to assets and credit risk associated with those assets and off-balance sheet exposures of the entity. The capital category assigned to an entity can also be affected by qualitative judgments made by regulatory agencies about the risk inherent in the entity's activities that are not part of the calculated ratios.

There are five capital categories defined in the regulations, ranging from well capitalized to critically undercapitalized. Classification of a bank in any of the undercapitalized categories can result in actions by regulators that could have a material effect on a bank's operations. At December 31, 1997 and 1996, the Bank is categorized as well capitalized and met all subject capital adequacy requirements. There are no conditions or events since December 31, 1997 that management believes have changed the Bank's classification.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


The Bank's actual and required capital amounts and ratios are as follows:

                                                                     1997
                                             ----------------------------------------------------
                                                                REQUIRED FOR        TO BE WELL
                                                 ACTUAL       ADEQUATE CAPITAL(1)  CAPITALIZED(1)
                                             ----------------------------------------------------
DECEMBER 31                                  AMOUNT   RATIO   AMOUNT      RATIO    AMOUNT  RATIO
-------------------------------------------------------------------------------------------------
Total capital(1) (to risk-weighted assets)   $7,291   10.1%   $5,789       8.0%    $7,236  10.0%
Tier 1 capital(1) (to risk-weighted assets)   8,139   11.3%    2,895       4.0      4,342   6.0
Tier 1 capital(1) (to average assets)         8,139    8.7%    3,758       4.0      5,638   6.0

(1) As defined by regulatory agencies


                                                                     1996
                                             ----------------------------------------------------
                                                                REQUIRED FOR        TO BE WELL
                                                 ACTUAL       ADEQUATE CAPITAL(1)  CAPITALIZED(1)
                                             ----------------------------------------------------
DECEMBER 31                                  AMOUNT   RATIO   AMOUNT      RATIO    AMOUNT  RATIO
-------------------------------------------------------------------------------------------------
Total capital(1) (to risk-weighted assets)   $6,665   10.9%   $4,885       8.0%    $6,106  10.0%
Tier 1 capital(1) (to risk-weighted assets)   7,309   12.0%    2,443       4.0      3,664   6.0
Tier 1 capital(1) (to average assets)         7,309    9.4%    3,125       4.0      3,906   5.0

(1) As defined by regulatory agencies

- Employee Benefits

Effective January 1, 1995, the Bank adopted a retirement savings 401(k) plan in which substantially all employees may participate. The Bank matches employees' contributions as determined each year by the Bank's Board of Directors. The Bank's expense for the plan was $8,000, $6,000 and $4,000 for 1997, 1996 and 1995.

The Company adopted a stock option plan in 1992 whereby 46,921 shares of common stock, after restatement for stock dividends and splits, were reserved for the granting of options to certain officers, directors and key employees. The options were exercisable within five years from the date of grant, and the right to purchase shares under such options vested at a rate of 40% after the first year and 20% each year thereafter with the options being fully vested after four years. Additional options to purchase common shares may be granted not to exceed 10% of the Company's outstanding shares of common stock, less previously granted options.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands, Except Per Share Data)


On February 15, 1993, the 1992 stock option plan, which is accounted for in accordance with APB No. 25, Accounting for Stock Issued to Employees, and related interpretations, was amended to increase the aggregate number of shares under the plan from 46,921 to 66,771 shares. In addition, the amendment provided for immediate vesting of all outstanding stock options and stock options granted pursuant to the agreement. On May 15, 1996, the 1992 stock option plan was amended to extend the exercise period from five years to ten years from the date of grant.

On May 15, 1996, the stockholders approved the 1996 stock option plan, reserving 105,000 shares of Company stock for the granting of options to certain key employees, directors and advisors. The exercise price of the shares may not be less than the fair market value of the shares upon the grant of the option. Options granted to key employees and advisors require approval of the Compensation Committee of the Board of Directors ("Committee"). Options granted to key employees and advisors become 25% exercisable one year from the date of the grant and continue to vest 25% each year thereafter until fully vested. Without any action by the Committee, each outside director will be automatically granted an option to purchase 1,000 shares of Company stock on each anniversary date of service on the Board of Directors beginning with their 1997 anniversary. These options vest at the date of grant. Each option granted under the plan shall expire no later than ten years from the date the option is granted.

Although the Company has elected to follow APB No. 25, Standard Financial Accounting Standards ("SFAS") No. 123 requires pro forma disclosures of net income and earnings per share as if the Company had accounted for its employee stock options under that Statement. The fair value of each option grant was estimated on the grant date using an option-pricing model with the following assumptions:

                                                                1997
                                                           --------------
Risk-free interest rates                                        6.67%
Dividend yields                                                  .73%
Volatility factors of expected market price of common stock     8.00%
Weighted-average expected life of the options                  9 years

Under SFAS No. 123, compensation cost is recognized in the amount of the estimated fair value of the options and amortized to expense over the options' vesting period. The pro forma effect on net income and earnings per share of this statement are as follows:

                                                                1997
                                                           --------------
Net income                              As reported             $738
                                        Pro forma                726
Basic Earnings per share                As reported              .75
                                        Pro forma                .73
Diluted earnings per share              As reported              .74
Pro forma                                                        .72

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands, Except Per Share Data)


The following is a summary of the status of the Company's stock option plans and changes in the plans as of and for the years ended December 31, 1997, 1996 and 1995.

YEAR ENDED DECEMBER 31                      1997                        1996                        1995
---------------------------------------------------------------------------------------------------------------------
                                                 WEIGHTED-                   WEIGHTED-                   WEIGHTED-
                                                  AVERAGE                     AVERAGE                     AVERAGE
OPTIONS                              SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE
---------------------------------------------------------------------------------------------------------------------
Outstanding, beginning of year       46,261        $5.54         66,771        $5.54         66,771         $5.54
Granted                               5,250        11.43
Exercised                                                        20,510         5.54
                                    -------                     -------                     -------
Outstanding, end of year             51,511        $6.14         46,261        $5.54         66,771         $5.54
                                    =======                     =======                     =======

Options exercisable at year end      51,511                      46,261                      66,771

Weighted-average fair value of
 options granted during the year      $4.00

As of December 31, 1997, options outstanding of 46,261 and 5,250 have exercise prices of $5.54 and $11.43 and weighted-average remaining contractual lives of
4.5 and 9.4 years.

- EARNINGS PER SHARE

Earnings per share ("EPS") were computed as follows:


                                             YEAR ENDED DECEMBER 31, 1997
                                            -------------------------------
                                                       WEIGHTED
                                                       AVERAGE    PER SHARE
                                             INCOME     SHARES     AMOUNT
                                            -------------------------------
BASIC EARNINGS PER SHARE
  Income available to common stockholders     $738      989,848     $.75
EFFECT OF DILUTIVE STOCK OPTIONS                         13,803     ====
                                              -----------------
DILUTED EARNINGS PER SHARE
  Income available to common stockholders
   and assumed conversions                    $738    1,003,651     $.74
                                            ===============================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands, Except Per Share Data)


Options to purchase 5,250 shares of common stock at $11.43 per share were outstanding at December 31, 1997, but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares.

                                             YEAR ENDED DECEMBER 31, 1996
                                            -------------------------------
                                                       WEIGHTED
                                                       AVERAGE    PER SHARE
                                             INCOME     SHARES     AMOUNT
                                            -------------------------------
BASIC EARNINGS PER SHARE
  Income available to common stockholders     $341      986,043     $.35
EFFECT OF DILUTIVE STOCK OPTIONS                         14,757     ====
                                              -----------------
DILUTED EARNINGS PER SHARE
  Income available to common stockholders
  and assumed conversions                     $341    1,000,800     $.34
                                            ===============================

                                             YEAR ENDED DECEMBER 31, 1995
                                            -------------------------------
                                                       WEIGHTED
                                                       AVERAGE    PER SHARE
                                             INCOME     SHARES     AMOUNT
                                            -------------------------------
BASIC EARNINGS PER SHARE
  Income available to common stockholders     $276      969,455     $.29
EFFECT OF DILUTIVE STOCK OPTIONS                         21,174     ====
                                              -----------------
DILUTED EARNINGS PER SHARE
  Income available to common stockholders
  and assumed conversions                     $276      990,629     $.28
                                            ===============================

- FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS-The fair value of cash and cash equivalents approximates carrying value.

INVESTMENT SECURITIES-Fair values are based on quoted market prices.

LOANS-The fair value for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


FHLB STOCK-Fair value of FHLB stock is based on the price at which it may be resold to the FHLB.

INTEREST RECEIVABLE/PAYABLE-The fair values of interest receivable/payable approximate carrying values.

DEPOSITS-The fair values of noninterest-bearing and interest-bearing demand accounts are equal to the amount payable on demand at the balance sheet date. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

FHLB ADVANCES-The fair value of advances is estimated using a discounted cash flow calculation, based on current rates for similar debt.

The estimated fair values of the Company's financial instruments are as follows:


                                                1997             1996
                                          ---------------------------------
                                          CARRYING  FAIR    CARRYING  FAIR
DECEMBER 31                                VALUE    VALUE    VALUE    VALUE
---------------------------------------------------------------------------
ASSETS
  Cash and cash equivalents               $11,231  $11,231   $7,035  $7,035
  Investment securities available
    for sale                                2,771    2,771    2,386   2,386
  Investment securities held to maturity    1,709    1,734    2,541   2,498
  Loans, net                               79,152   80,403   64,464  65,305
  Stock in FHLB                               778      778      778     778
  Interest receivable                         700      700      526     526

LIABILITIES
  Deposits                                 87,695   87,806   70,552  70,633
  FHLB advances                             2,930    2,908    2,379   2,351
  Interest payable                            251      251      187     187

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


- CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:

                           CONDENSED BALANCE SHEET

DECEMBER 31                                        1997            1996
--------------------------------------------------------------------------
ASSETS
  Cash on deposit                                 $   88          $   64
  Investment in subsidiary                         7,324           6,665
  Other assets                                       139             161
                                                  ----------------------
  Total assets                                    $7,551          $6,890
                                                  ======================

LIABILITIES-other liabilities                     $    1          $    4

STOCKHOLDERS' EQUITY                               7,550           6,886
                                                  ----------------------

     Total liabilities and stockholders' equity   $7,551          $6,890
                                                  ======================


                        CONDENSED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31                           1997     1996    1995
--------------------------------------------------------------------------
Income
  Dividends from subsidiary                      $165             $  30
  Other interest income and dividends               1     $  1        1
                                                 ----------------------
     Total income                                 166        1       31
                                                 ----------------------
Expenses
  Salaries and employee benefits                   44       20       19
  Professional fees                                46       55       20
  Other expenses                                   18       12       22
                                                 ----------------------
     Total expenses                               108       87       61
                                                 ----------------------

Income (loss) before income tax benefit
  and equity in undistributed income of
  subsidiary                                       58      (86)     (30)
  Income tax benefit                              (42)     (34)     (24)
                                                 ----------------------
Income (loss) before equity in
  undistributed income of subsidiary              100      (52)      (6)
  Equity in undistributed income of subsidiary    638      393      282
                                                 ----------------------

NET INCOME                                       $738     $341     $276
                                                 ======================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


                      CONDENSED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31                           1997     1996    1995
--------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net income                                     $738     $341    $276
  Adjustments to reconcile net income to
    net cash provided (used) by operating
    activities                                   (620)    (421)   (296)
                                                ----------------------
        Net cash provided (used) by
          operating activities                    118      (80)    (20)
                                                ----------------------

FINANCING ACTIVITIES
  Cash dividends                                  (94)
  Cash dividends in lieu of issuing
    fractional shares                                               (1)
  Stock options exercised                                  113
                                                ----------------------
        Net cash provided (used) by
          financing activities                    (94)     113      (1)
                                                ----------------------

NET CHANGE IN CASH ON DEPOSIT                      24       33     (21)

CASH ON DEPOSIT AT BEGINNING OF YEAR               64       31      52
                                                ----------------------

CASH ON DEPOSIT AT END OF YEAR                   $ 88     $ 64    $ 31
                                                ======================

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheet
                                  (Unaudited)

                                                                      September 30,        December 31,
                                                                          1998                 1997
                                                                   --------------------------------------
ASSETS
     Cash and due from banks                                        $    1,512,237      $       933,574
     Short-term interest-bearing deposits                                5,517,480           10,297,654
                                                                   --------------------------------------
         Cash and cash equivalents                                       7,029,717           11,231,228
     Investment securities
         Available for sale                                              5,590,355            2,771,058
         Held to maturity                                                1,032,736            1,708,679
                                                                   --------------------------------------
              Total investment securities                                6,623,091            4,479,737
     Loans                                                              88,205,903           80,000,575
         Allowance for loan losses                                        (982,834)            (848,085)
                                                                   --------------------------------------
              Net Loans                                                 87,223,069           79,152,490
     Premises and equipment                                              2,744,381            1,944,779
     Federal Home Loan Bank of Indianapolis stock, at cost                 777,800              777,800
     Foreclosed real estate                                                 90,000               78,636
     Interest receivable                                                   861,440              700,079
     Other assets                                                          514,760              374,965
                                                                   --------------------------------------

         Total assets                                                $ 105,864,258         $ 98,739,714
                                                                   ======================================

LIABILITIES
     Deposits
         Noninterest-bearing                                        $    7,207,106       $    7,623,814
         Interest-bearing                                               86,289,057           80,071,501
                                                                   --------------------------------------
              Total deposits                                            93,496,163           87,695,315
     Federal Home Loan Bank of Indianapolis advances                     2,833,613            2,929,789
     Other borrowings                                                      798,966
     Interest payable                                                      265,815              250,617
     Other liabilities                                                     231,783              313,987
                                                                   --------------------------------------
         Total liabilities                                              97,626,340           91,189,708
                                                                   --------------------------------------

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
     Preferred stock, no-par value
         Authorized and unissued - 1,000,000 shares
     Common stock, no-par value
         Authorized - 4,000,000 shares
         Issued and outstanding - 1,005,268 and 989,848 shares           6,841,027            6,722,251
     Retained earnings and contributed capital                           1,362,991              794,796
     Accumulated other comprehensive income                                 33,900               32,959
                                                                   --------------------------------------
         Total stockholders' equity                                      8,237,918            7,550,006
                                                                   --------------------------------------

         Total liabilities and stockholders' equity                  $ 105,864,258        $  98,739,714
                                                                   ======================================

See notes to consolidated condensed financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                   Consolidated Condensed Statement of Income
                                  (Unaudited)

                                                                 Three Months Ended                   Nine Months Ended
                                                                    September 30,                       September 30,
                                                         ---------------------------------------------------------------------
                                                               1998              1997              1998              1997
                                                         ---------------------------------------------------------------------
Interest Income:
     Loans, including fees                                 $ 1,951,845       $ 1,777,802        $ 5,632,415      $ 4,959,194
     Investment securities
         Taxable                                                60,951            47,297            193,559          132,474
         Tax exempt                                             55,776            25,928             92,821           84,378
     Interest-bearing time deposits                             66,678            52,515            280,140          173,625
     Dividends                                                  15,743            16,174             47,925           47,645
                                                         ---------------------------------------------------------------------
         Total interest income                               2,150,993         1,919,716          6,246,860        5,397,316
                                                         ---------------------------------------------------------------------

Interest Expense:
     Deposits                                                1,095,113           963,204          3,223,139        2,687,556
     FHLB advances                                              43,943            20,189            131,238           92,232
     Other borrowings                                           12,363                               12,363
                                                         ---------------------------------------------------------------------
         Total interest expense                              1,151,419           983,393          3,366,740        2,779,788
                                                         ---------------------------------------------------------------------

Net Interest Income                                            999,574           936,323          2,880,120        2,617,528
     Provision for loan losses                                 (75,000)          (69,000)          (204,000)        (180,000)
                                                         ---------------------------------------------------------------------
Net Interest Income After Provision for Loan Losses            924,574           867,323          2,676,120        2,437,528
                                                         ---------------------------------------------------------------------

Other Income
     Trust fees                                                  2,407             6,715             31,060           24,491
     Service charges on deposit accounts                        76,679            56,984            225,635          168,730
     Other operating income                                      4,789            23,906             24,865           34,263
                                                         ---------------------------------------------------------------------
         Total other income                                     83,875            87,605            281,560          227,484
                                                         ---------------------------------------------------------------------

Other Expenses
     Salaries and employee benefits                            365,774           307,468          1,017,706          894,002
     Premises and equipment                                     80,030            79,911            235,489          220,361
     Advertising                                                30,360            36,290             93,597           96,807
     Data processing fees                                       78,284            79,822            207,155          191,493
     Deposit insurance expense                                  13,349            11,475             39,226           33,002
     Printing and office supplies                               23,379            23,276             79,579           58,842
     Legal and professional fees                                32,461            17,492             96,395           97,536
     Telephone expense                                          17,844            18,003             51,404           52,334
     Other operating expense                                   110,764            71,780            305,379          226,747
                                                         ---------------------------------------------------------------------
         Total other expenses                                  752,245           645,517          2,125,930        1,871,124
                                                         ---------------------------------------------------------------------

Income Before Income Tax                                       256,204           309,411            831,750          793,888
     Income tax expense                                         75,695           104,185            263,555          266,156
                                                         ---------------------------------------------------------------------

Net Income                                                  $  180,509      $    205,226         $  568,195       $  527,732
                                                         =====================================================================

Basic earnings per share                                    $      .18      $        .21         $      .57       $      .53

Diluted earnings per share                                         .18               .20                .57              .53

See notes to consolidated condensed financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
            Consolidated Condensed Statement of Comprehensive Income
                                  (Unaudited)

                                                                  Three Months Ended                Nine Months Ended
                                                                    September 30,                     September 30,
                                                           -------------------------------------------------------------------
                                                                1998             1997             1998             1997
                                                           -------------------------------------------------------------------
Net Income                                                    $   180,509    $   205,226        $   568,195      $  527,732
Other comprehensive income, net of tax
      Holding gains on securities available for sale,
      net of tax of $5,209, $10,841, $617, and $17,330              7,943         16,529                941          26,422
                                                           -------------------------------------------------------------------
 Comprehensive income                                         $   188,452    $   221,755        $   569,136      $  554,154
                                                           ===================================================================

See notes to consolidated condensed financial statements.

                FIRST COMMUNITY BANCSHARES, INC AND SUBSIDIARIES
      Consolidated Condensed Statement of Changes in Stockholders' Equity
                  For the Nine Months Ended September 30, 1998
                                  (Unaudited)

                                                                          Retained
                                             Common Stock                 Earnings            Accumulated
                                   ---------------------------------         and                 Other
                                        Shares                           Contributed         Comprehensive
                                     Outstanding         Amount            Capital              Income             Total
                                   ------------------------------------------------------------------------------------------
BALANCES, JANUARY 1, 1998              989,848         $6,722,251        $   794,796          $  32,959          $7,550,006

    Net income for the period                                                568,195                                568,195
    Holding gains on securities
       available for sale                                                                           941                 941
    Exercise of stock options           15,420             85,427                                                    85,427
    Tax benefit of stock options
       exercised                                           33,349                                                    33,349
                                   ------------------------------------------------------------------------------------------

BALANCES, SEPTEMBER 30, 1998         1,005,268         $6,841,027        $ 1,362,991          $  33,900          $8,237,918
                                   ==========================================================================================

See notes to consolidated condensed financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                 Consolidated Condensed Statement of Cash Flows
                                  (Unaudited)

                                                                                        Nine Months Ended
                                                                                           September 30,
                                                                              -------------------------------------
                                                                                    1998                1997
                                                                              -------------------------------------
Operating Activities:
     Net income                                                               $     568,195        $     527,732
     Adjustments to reconcile net income to net cash provided (used) by operating activities:
         Provision for loan losses                                                  204,000              180,000
         Depreciation and amortization                                              110,758              101,396
         Investment securities amortization                                          10,021                3,913
         Net change in:
              Interest receivable                                                  (161,361)             (98,104)
              Interest payable                                                       15,198               33,505
              Other assets                                                         (140,414)              (1,519)
              Other liabilities                                                     (48,855)             242,267
                                                                              -------------------------------------
                  Net cash provided by operating activities                         557,542              989,190
                                                                              -------------------------------------

Investing Activities:
     Proceeds from maturities of securities available for sale                      420,000              615,000
     Proceeds from paydowns and maturities of securities held to maturity           675,000              583,248
     Purchases of securities available for sale                                  (3,246,815)            (500,000)
     Net changes in loans                                                        (8,356,826)         (11,777,435)
     Proceeds from sale of foreclosed real estate                                    70,883              123,167
     Purchases of property and equipment                                           (910,360)            (257,913)
                                                                              -------------------------------------
         Net cash used by investing activities                                  (11,348,118)         (11,213,933)
                                                                              -------------------------------------

Financing Activities:
     Net change in:
         Noninterest-bearing, NOW and savings deposits                            2,306,367            1,273,526
         Certificates of Deposit                                                  3,494,481            9,327,993
     Repayment of FHLB advances                                                     (96,176)          (1,108,144)
     Proceeds from other borrowings                                                 800,000
     Repayment of other borrowings                                                   (1,034)
     Stock options exercised                                                         85,427
     Cash dividends                                                                                      (94,282)
                                                                              -------------------------------------
         Net cash provided by financing activities                                6,589,065            9,399,093
                                                                              -------------------------------------

Net Decrease in Cash and Cash equivalents                                        (4,201,511)            (825,650)

Cash and Cash equivalents, Beginning of period                                   11,231,228            7,034,571
                                                                              -------------------------------------

Cash and Cash equivalents, End of period                                       $  7,029,717        $   6,208,921
                                                                              =====================================

Supplemental cash flow disclosures:
     Interest paid                                                             $  3,351,542        $   2,746,283
     Income taxes paid                                                               81,470              139,904

See notes to consolidated condensed financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
              Notes to Consolidated Condensed Financial Statements
                               September 30, 1998
                                  (Unaudited)

Note 1: Basis of Presentation
-----------------------------

The consolidated financial statements include the accounts of First Community Bancshares, Inc. (the "Company") and its wholly owned subsidiaries, First Community Bank & Trust, a state chartered bank (the "Bank") and First Community Real Estate Management, Inc. ("FCREMI"). FCREMI was incorporated on May 26, 1998 to hold and manage the real estate used by the Company and the Bank and commenced operation in July 1998. A summary of significant accounting policies is set forth in Note 1 of Notes to Financial Statements included in the December 31, 1997, Annual Report to Shareholders. All significant intercompany accounts and transactions have been eliminated in consolidation.

The interim consolidated financial statements have been prepared in accordance with instructions to Form 10-Q, and therefore do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

The interim consolidated financial statements at September 30, 1998, and for the nine months ended September 30, 1998 and 1997, have not been audited by independent accountants, but reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for such periods.


Note 2: Earnings Per Share
--------------------------

                                                 Three Months Ended                           Three Months Ended
                                                 September 30, 1998                           September 30, 1997
                                                 ------------------                           ------------------
                                                     Weighted                                      Weighted
                                                      Average        Per Share                     Average        Per Share
                                      Income          Shares           Amount      Income           Shares          Amount
                                    ----------       ---------      -----------  ----------       ----------     -----------
Basic earnings per share
      Income available to
       common shareholders           $ 180,509         991,524         $ .18      $ 205,226       989,848           $ .21
                                                                     ========                                   ==========

Effect of dilutive stock options                        13,365                                     13,803
                                    -------------------------------              ----------------------------
Diluted earnings per share
      Income available to common
       shareholders and assumed
       conversions                   $ 180,509       1,004,889         $ .18       $205,226     1,003,651           $ .20
                                    =========================================    =========================================

                                                 Nine Months Ended                            Nine Months Ended
                                                 September 30, 1998                           September 30, 1997
                                                 ------------------                           ------------------
                                                     Weighted                                      Weighted
                                                      Average        Per Share                     Average        Per Share
                                      Income          Shares           Amount      Income           Shares          Amount
                                    ----------       ---------      -----------  ----------       ----------     -----------
Basic earnings per share
      Income available to
       common shareholders           $ 568,195         990,413         $ .57       $ 527,732      989,848           $ .53
                                                                     ========                                   ==========

Effect of dilutive stock options                        13,910                                     13,803
                                    -------------------------------              ----------------------------
Diluted earnings per share
      Income available to common
       shareholders and assumed
       conversions                   $ 568,195       1,004,323         $ .57       $ 527,732    1,003,651           $ .53
                                    =========================================    =========================================


Note 3: Changes in Methods of Accounting
----------------------------------------

During 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 130, Reporting Comprehensive Income, establishing standards for the reporting of comprehensive income and its components in financial statements. Statement No. 130 is applicable to all entities that provide a full set of financial statements. Enterprises that have no items of other comprehensive income in any period presented are excluded from the scope of this Statement.

Statement No. 130 is effective for interim and annual periods beginning after December 15, 1997. The Company has adopted Statement No. 130 during the first fiscal quarter of 1998. See the Consolidated Condensed Statement of Comprehensive Income on page 6.

Note 4: Debt, Rights and Warrants Offerings
-------------------------------------------

On July 15, 1998 the Board of Directors approved the issuance and sale of the following securities:

     -        Rights to shareholders to purchase one (1) share for every ten
              (10) shares owned as of October 29, 1998, the record date, subject to a minimum offer and purchase of one hundred (100) shares of common stock, at a purchase price of $11.00 per share. The rights will be exercisable for a ninety (90) day period expiring on January 29, 1999 following their issuance and subject to the minimum purchase requirement, will be freely transferable;

     -        Warrants to shareholders to purchase one (1) share for every ten
              (10) shares owned on October 29, 1998, the record date, subject to a minimum offer and purchase of one hundred (100) shares of Common Stock, with an exercise price of $11.00 per share. The warrants will be exercisable for a ninety (90) day period commencing on September 15, 1999 and expiring on December 13, 1999 and subject to the minimum purchase requirement, will be freely transferable; and

     - The offer and sale of up to $1 million in aggregate principal amount of unsecured convertible notes. The notes will be due December 31, 2008, bear interest at the rate of 7% per annum payable quarterly commencing December 31, 1998, and, at the option of the holder, will be convertible to common stock of the Company at a conversion rate of

              $12.10 per share. The notes will be sold in denominations of $10,000 and, subject to a minimum purchase requirement of one (1) note, may initially be offered to existing shareholders.

The Company commenced such offers on October 30, 1998.

                                                                         ANNEX A
Warrant No. _______



                         COMMON SHARE PURCHASE WARRANT
                         -----------------------------

                        FIRST COMMUNITY BANCSHARES, INC.
                        --------------------------------

                    Warrant to Purchase _____ Common Shares



                    This is to certify that, for value received
________________________, or his/its registered assigns (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant ("Warrant"), from First Community Bancshares, Inc., an Indiana corporation (the "Company"), at any time on or after September 15, 1999 and prior to 5:00 p.m., Indianapolis, Indiana time, on the Expiration Date, at the Exercise Price, up to _____ shares (subject to adjustment as provided herein) of the Company ("Warrant Stock").

                    1.  CERTAIN DEFINITIONS.  As used in this Warrant:
                    (a) "Common Shares" shall mean shares of common stock of the Company and also includes shares of any capital stock of the Company hereafter authorized which are not limited to a fixed sum or percentage in respect of the rights of the holder thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

                    (b) "Exercise Price" shall mean the exercise price calculated according to Sections 3 and 4 of this Warrant.

                    (c) "Expiration Date" means December 13, 1999.

                    2.    EXERCISE OF WARRANT; RESTRICTIONS.
                    (a) This Warrant may be exercised, in whole or in part, from time to time, but subject to the restrictions and conditions specified herein, by presentation and surrender of this Warrant to the Company at its principal office (or such other office as the Company may designate by notice in writing to the Holder at the Holder's address appearing on the books of the Company), with the Subscription Form annexed hereto completed for purchase of the designated number of shares of Common Shares and duly executed and accompanied by payment of the Exercise Price due in connection with such exercise. Upon receipt by the Company of this Warrant, in proper form for exercise, and upon payment of the Exercise Price, the Holder shall, on the exercise date specified on the Subscription Form, be deemed to be the Holder of record of the Common Shares issuable upon such exercise, notwithstanding that certificates representing such Common Shares shall not then be actually issued and delivered to the Holder. As soon as is practicable after any exercise of this Warrant and payment of the sum payable upon such exercise, and, in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder thereof, a certificate or certificates for the number of fully paid and nonassessable Common Shares or other securities or property to which such Holder shall be entitled upon such exercise.

                    (b) The Exercise Price may be paid in cash or by certified or cashiers check.

                    (c) Upon any partial exercise of this Warrant the Company, at its expense, will forthwith issue to Holder a new Warrant of like tenor calling in the aggregate for the number of Common Shares for which this Warrant shall not have been exercised.

                    3. EXERCISE PRICE. Subject to adjustment in accordance with
Section 4 of this Warrant, the Exercise Price shall be $11.00 per Common Share. After each adjustment of the Exercise Price pursuant to Section 4 hereof, the number of Common Shares issuable upon exercise of this or any subsequent issued Warrant shall be the number derived by multiplying the number of Common Shares purchasable immediately prior to such adjustment, by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

                    4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and number of Common Shares purchasable hereunder shall be subject to adjustment from time to time upon the happening of certain events as follows:

                    (a) RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. In case of any reclassification or change of outstanding securities issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value or a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change other than a change in par value, or from par value to no par value, or from no par value to par value, or a subdivision or combination of outstanding securities issuable upon exercise of the Warrant), or in the case of the sale or transfer of all or substantially all of the Company's assets to any other corporation, the Company, or such successor corporation, as the case may be, shall, without payment of any additional consideration therefor, issue a new Warrant upon surrender of this Warrant, providing that the Holder thereof shall have the right to receive for each Common Share which the Holder hereof would have received upon exercise of this Warrant the kind and amount of shares, other securities, money and property receivable upon such reclassification, change, consolidation, merger, sale or transfer by a holder of one Common Share in connection with such events. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subsection (a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

                    (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company, while this Warrant is outstanding, shall (i) subdivide its outstanding shares of Common Shares into a greater number of shares, (ii) combine its outstanding Common Shares into a smaller number of Common Shares, (iii) issue Common Shares as a stock dividend to Common Shareholders, (iv) issue any security into which Common Shares may hereafter be converted or (v) issue any equity security having voting, dividend, liquidation or other rights substantially equivalent to the Common Shares, the Exercise Price in effect prior to such action shall be adjusted so that the Holder of this Warrant thereafter shall upon the exercise hereof be entitled to receive the number of Common Shares of capital stock of the Company which the Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto. An adjustment made pursuant to subsection (b) shall become effective immediately after the record date in the case of any issuance of any Common Shares as a dividend or distribution and shall become effective immediately after the effective date, in the case of a subdivision, combination or reclassification.

                    (c) NOTICE OF ADJUSTMENT. Whenever an adjustment occurs pursuant to this Section 4, the Company shall make a certificate signed, on behalf of the Company, by an officer setting forth, in reasonable detail, the event requiring the adjustment, the nature of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which any determination hereunder was made), and the number of securities purchasable under the Warrant, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to the Holder of this Warrant.

                    5. NOTICE OF STOCK DIVIDENDS, SUBSCRIPTIONS,
RECAPITALIZATIONS, RECLASSIFICATIONS, RECONSOLIDATIONS, MERGER, ETC. If the Company shall pay any stock dividend or make any distribution other than a cash dividend to the Holders of its Common Shares, or shall offer for subscription to the holders of its Common Shares after the date hereof any additional Common Shares or any stock of any class of the Company or any other securities, and in the case of any capital reorganization, recapitalization, reclassification of the capital stock of the Company or a consolidation or merger of the Company with another corporation, or the final distribution, liquidation or winding up of the Company, or a sale of all or substantially all of its assets (whether voluntary or involuntary), then in any one or more of such cases, the Company shall mail to the Holder of this Warrant at the address of such Holder in the records of the Company, at least twenty (20) days prior notice of the date on which the books of the Company shall close (or record shall be taken) or such stock dividend, distribution or subscription rights, such reorganization, recapitalization, reclassification, consolidation, merger, dissolution, liquidation, winding up or sale shall take place, as the case may be. Such notice shall also specify the date on which shareholders of record shall be entitled to participate in such dividend, distribution or subscription rights or to exchange their shares for other securities or property pursuant to such reorganization, recapitalization, reclassification, consolidation or merger, and to receive their respective distributive shares in the event of such dissolution, liquidation, winding up or sale, as the case may be. Such notice shall also set forth the statement of the effect of such action (to the extent then known) on the Exercise Price and the kind and amount of shares of the capital stock and property receivable upon exercise of this Warrant.

                    6. RESERVATION OF SHARES; STOCK FULLY PAID. The Company covenants and agrees that at all times there shall be authorized and reserved for issuance upon exercise of this Warrant such number of Common Shares as shall be required for issuance upon exercise of this Warrant, and that all shares which may be issued upon exercise hereof will, upon issuance, be fully paid and nonassessable.

                    7. TRANSFER OF WARRANT. The Company has appointed First Community Bank & Trust Company as registrar and transfer agent ("Registrar") for Warrants issued by the Company. Ownership of this Warrant may only be transferred by notation on the books of the Registrar of the name of the new owner after delivery to the Registrar at its principal office of a valid assignment in the form attached hereto.

                    8. ADDRESSES FOR NOTICE. All notices and communications provided for herein shall be in writing and, except as otherwise specifically provided herein, shall be deemed given when hand delivered or sent by registered or certified mail, return receipt requested, or sent by overnight delivery service addressed as follows: (a) if the Company, to the Secretary of the Company at ______________________, __________________, Indiana; or (b) if to the
Holder, to the Holder's last known address as specified in writing to the Company, from time to time.

                    9. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Indiana.

                    10. AUTHORIZATION. This Warrant shall not be valid for any purpose until it shall have been countersigned by the Registrar.

                    Dated as of ______________________, 1998.


                                    FIRST COMMUNITY BANCSHARES, INC.


                                    By:
                                       --------------------------------------
                                    Title: President

Attest:
-------


-------------------------------
Secretary

Countersigned First Community Bank & Trust Company as Registrar and Transfer Agent


By:
   -------------------------------
     Authorized Signature

                                  SUBSCRIPTION
                                  ------------


                    The undersigned, ____________________________, pursuant to the provisions of the Common Share Purchase Warrant dated ________________, 19___, attached hereto, hereby elects to purchase Common Shares of ___________, and herewith makes payment of the Exercise Price for such Common Shares in the aggregate amount of $______________.


                                             ---------------------------------
                                             Printed:
                                                     -------------------------

Dated:

---------------------------

                                   ASSIGNMENT


                    The undersigned, __________________________, hereby sells, assigns and transfers to the persons indicated below all of the rights of the undersigned under the Common Share Purchase Warrant No. dated __________, 19___, a copy of which is attached hereto, with respect to that portion of Common Stock purchasable under the Warrant as indicated below:

   Name of Assignee               Address                  Number of Shares of
   ----------------               -------                Warrant Stock Assigned
                                                         ----------------------






                                           ------------------------------------
                                           Signature


                                           ------------------------------------
                                           Witness


Dated:
       --------------------------

                                                                         ANNEX B

                             SUBSCRIPTION AGREEMENT
                             ----------------------

                   To Subscribe for and Purchase Common Stock
                                       of
                        First Community Bancshares, Inc.
                 Being Made Pursuant to the Amended Prospectus
                             Dated December 4, 1998

                 THE OPPORTUNITY TO SUBSCRIBE FOR AND PURCHASE
                            COMMON STOCK PURSUANT TO
                              THE RIGHTS OFFERING
                WILL EXPIRE AT 5:00 P.M., INDIANAPOLIS, INDIANA
                   TIME, ON JANUARY 29, 1999 UNLESS EXTENDED.

                DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY.

                        FIRST COMMUNITY BANCSHARES, INC.
                        P.O. BOX 767
                        298 ST. RD. 135N
                        GREENWOOD, INDIANA  46142-0767

                THE INSTRUCTIONS ACCOMPANYING THIS SUBSCRIPTION AGREEMENT (THIS "SUBSCRIPTION AGREEMENT") SHOULD BE READ CAREFULLY BEFORE THIS SUBSCRIPTION AGREEMENT IS COMPLETED.

                First Community Bancshares (the "Company") is offering, pursuant to and subject to the terms and conditions described in the Amended Prospectus of the Company dated December 4, 1998 (together with any amendments or supplements thereto, the "Prospectus ") and this Subscription Agreement, to holders of shares of common stock, no par value, of the Company ("Common Stock") of record as of the close of business on October 29, 1998 (the "Record Date") and their registered assigns ("Eligible Holders") the opportunity to subscribe for and purchase one (1) share of Common Stock for each ten (10) shares of Common Stock held of record by them on the Record Date, subject to a minimum offer of 100 shares of Common Stock, at a purchase price of $11.00 per share (the "Subscription Price"). Such offering is referred to herein as the "Rights Offering". Eligible Holders will also receive a Warrant as described in the Prospectus to purchase one (1) additional share for each ten (10) shares held of record on the record date subject to a minimum offer of 100 shares of Common Stock.

                The number of shares of Common Stock that the Eligible Holder(s) owned on the Record Date (if it is not already indicated below), the number of shares of Common Stock that the Eligible Holder(s) wish(es) to subscribe for and purchase pursuant to the Rights Offering and the aggregate Subscription Price for such Common Stock should be indicated in the appropriate boxes below. See Instructions.

                  Number of             Aggregate
Number of        Shares Being        Number of Shares         Subscription Price
Shares           Offered for         of Common Stock          for Common Stock
Now Owned        Subscription        Subscribed For*          Subscribed For*
---------        ------------        ---------------          ---------------
_________          ________            ________    X $11.00   =  __________


*If the number of shares of Common Stock subscribed for has not been indicated, or if the Subscription Price payment delivered to the Company is not sufficient to purchase the number of shares of Common Stock indicated as subscribed for, the Eligible Holder will be deemed to have exercised the Rights with respect to the maximum number of shares of Common Stock which may be purchased for the Subscription Price delivered to the Company and, to the extent that the Subscription Price payment delivered exceeds the Subscription Price multiplied by the maximum number of shares of Common Stock which may be purchased by the Eligible Holder, the Company as soon as practicable after the expiration date of the Rights Offering, will return to such Eligible Holder the excess paid by such Eligible Holder, without interest or deduction, provided, however, that no less than 100 shares of Common Stock may be purchased by any Eligible Holder.

Please indicate form of payment made (see Instruction 2):

____ Check or bank draft
____ Postal, telegraphic or express money order
____ Wire transfer funds


                   NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.


First Community Bancshares, Inc.:

                The undersigned hereby irrevocably subscribes for the number of shares of Common Stock indicated above at a purchase price of $11.00 per share, on the terms and conditions set forth in the Prospectus, the receipt of which is hereby acknowledged, and in this Subscription Agreement.

                Please issue a share certificate evidencing such Common Stock in the name(s) of the undersigned and mail the share certificate to the address of the undersigned Eligible Holder appearing below.

                                PLEASE SIGN HERE
                           (See Instructions 4 and 5)

X_____________________________       ________

X_____________________________       ________
Signature(s) of Eligible Holder(s)      Date

Address: ________________________

         ________________________

         ________________________
            (Include Zip Code)

Telephone Number:  (  )__________

                If signed by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth the following information.

Name(s):  ________________________________

          ________________________________
               (Please Type or Print)

Capacity: ________________________________

Address:  ________________________________
                 (Include Zip Code)

                          CONDITIONAL SUBSCRIPTION FOR
                               ADDITIONAL SHARES

                If not all the shares of Common Stock offered in the Rights Offering are purchased by the Eligible Holders initially entitled thereto, then the undersigned Eligible Holder hereby agrees to purchase up to an additional shares of Common Stock if the Company elects, in its discretion, to reoffer such shares to participating Eligible Holders. Upon notification from the Company that I have been allotted some or all of such additional shares, I will immediately forward payment therefor to the Company. See Instruction 8.

___________________________________________             Date_________________

___________________________________________             Date_________________
Signature of Eligible Holder

NOTE: THE FOLLOWING MUST BE COMPLETED AND SIGNED IF THE ELIGIBLE HOLDER IS A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE SHAREHOLDER THAT HELD COMMON STOCK FOR MORE THAN ONE BENEFICIAL SHAREHOLDER ON THE RECORD DATE. SEE INSTRUCTION 5.

                       NOMINEE SHAREHOLDER CERTIFICATION

                The undersigned is a broker, dealer, commercial bank, trust company or other nominee which held Common Stock of record on the Record Date for the account of more than one beneficial owner. The undersigned hereby certifies to the Company, that (i) the undersigned has subscribed for, on behalf of beneficial owners of Common Stock (which may include the undersigned), the total number of shares of Common Stock specified below pursuant to the Rights Offering, (ii) the undersigned held on the Record Date the aggregate number of shares of Common Stock specified below for each beneficial owner (indicated below by number without identifying any such beneficial owner) on whose behalf it has subscribed for Common Stock and (iii) the undersigned has subscribed for the aggregate number of shares of Common Stock specified below on behalf of each such beneficial owner.

                     [ATTACH ADDITIONAL LISTS AS NECESSARY]

BENEFICIAL        AGGREGATE NUMBER                   AGGREGATE NUMBER
OWNER NUMBER      OF SHARES OF COMMON                OF SHARES OF COMMON STOCK
                  STOCK HELD ON BEHALF OF SUCH       SUBSCRIBED FOR ON BEHALF OF
                  BENEFICIAL OWNER AS OF THE         SUCH BENEFICIAL OWNER
                  RECORD DATE
1

2

3

4

5

6

7

8

9

10
                  TOTAL                              TOTAL

PLEASE SIGN AND DATE HERE:

___________________________________________        Dated:____________________
Name of Nominee Shareholder

By: _______________________________________
Name: _____________________________________
Title: ____________________________________

                          INSTRUCTIONS FOR SUBSCRIPTION
                          -----------------------------

                1. GENERAL. For the Rights to be validly exercised, a properly completed and duly executed Subscription Agreement (or facsimile thereof), the Rights Certificate being exercised and payment in full of the Subscription Price for each share of Common Stock subscribed for must be RECEIVED by the Company prior to the Expiration Date (as defined in the Prospectus). Once an Eligible Holder has exercised the Rights, such exercise may not be revoked.

                2. METHOD OF PAYMENT OF SUBSCRIPTION PRICE. Payment of the Subscription Price must be by (i) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to First Community Bank & Trust Company, as Rights Agent, or (ii) wire transfer of funds to the account maintained by the Company for such purpose at First Community Bank & Trust Company, Account No._______, ABA No._________________ (reference should be made to the Company, and the name of the Eligible Holder making such payment should be indicated).

                The Subscription Price will be deemed to have been received by the Company only upon (i) clearance of any uncertified check, (ii) receipt by the Company of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order, or (iii) receipt of good funds in the Company's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, Eligible Holders who wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by 5:00 P.M., Indianapolis, Indiana time, on such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

                3. METHOD OF DELIVERY. An executed Subscription Agreement, together with the Rights Certificate being exercised and payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Rights, should be delivered by mail or otherwise to the Company at its office in Greenwood, Indiana appearing on the cover page of the Subscription Agreement.

                The method of delivery of the Subscription Agreement, Rights Certificate and payment of the Subscription Price to the Company will be at the election and risk of the Eligible Holder, but if sent by mail it is recommended that the Subscription Agreement, Rights Certificate and such payment be sent by registered mail, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Rights Agent and clearance of payment prior to 5:00 P.M., Indianapolis, Indiana time, on the Expiration Date. Because uncertified personal checks may take at least five business days to clear, Eligible Holders are urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds.

                4. SIGNATURE(S). Each of the signatures on the Subscription Agreement must be that of an Eligible Holder. If any Common Stock was held of record on the Record Date by two or more persons, all such persons must sign the Subscription Agreement. If any Common Stock was held of record by a person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person to so act must be submitted with the Subscription Agreement.

                5. COMMON STOCK HELD BY NOMINEES. Only holders of record of Common Stock on the Record Date and their registered assigns may exercise the Rights. Therefore, Eligible Holders, such as brokers, dealers, commercial banks, and trust companies, that on the Record Date held Common Stock for the account of others, should notify the respective beneficial owners of such Common Stock as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Rights. Beneficial owners of Common Stock held through such a nominee holder on the Record Date should contact the Eligible Holder and request the Eligible Holder to effect transactions in accordance with the beneficial owner's instructions. If the beneficial owner so instructs, the Eligible Holder should complete a Subscription Agreement and submit it, together with the proper payment, to the Rights Agent.

                6. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued. The maximum number of shares of Common Stock for which an Eligible Holder may subscribe will be equal to one share for each ten (10) shares owned of record on the Record Date, rounded down to the nearest whole number, subject to a minimum offer and purchase requirement of 100 shares of Common Stock. Each broker, dealer, commercial bank, trust company or other nominee holder that held Common Stock on the Record Date for more than one beneficial owner must certify to the Company and the Rights Agent (i) the total number of shares of Common Stock subscribed for by such nominee on behalf of beneficial owners pursuant to the Rights, (ii) the aggregate number of shares of Common Stock being subscribed for by it on behalf of each such beneficial owner.

                7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance or additional copies of these Instructions or Subscription Agreements should be directed to the Company at its address set forth above or by telephone at (317) 882-5277.

                8. ADDITIONAL SHARES. If not all the offered Shares of Common Stock are initially subscribed for by Eligible Holders, then the Company, at its discretion, may offer the unsold Shares to Eligible Holders who initially purchased Shares in the Rights Offering. Each Eligible Holder who desires to purchase more Shares than his/her initial allotment must indicate the maximum number of additional Shares he/she is willing to acquire in the space provided in the Subscription Agreement and sign his/her name in the space indicated.

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                    FIRST COMMUNITY
                    BANCSHARES, INC.

                         [LOGO]




                     --------------

                   AMENDED PROSPECTUS

                     --------------







                   December 4, 1998







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